As filed with the Securities and Exchange Commission on July___, 2004
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                     Videolocity
            Nevada               International, Inc.            87-0429154
----------------------------     -------------------        -------------------
(State or Other Jurisdiction     (Name of Registrant        (I.R.S. Employer
      of Incorporation             in Our Charter)          Identification No.)
       or Organization)
                                      4899
                          (Primary Standard Industrial
                           Classification Code Number)
                                                        Robert E. Holt
          1762A Prospector Avenue                   1762A Prospector Avenue
           Park City, Utah 84060                     Park City, Utah 84060
              (435) 615-8338                             (435) 615-8338
-------------------------------------------   ----------------------------------
(Address and telephone  number of Principal   Name, address and telephone number
 Executive Offices and Principal Place of             of agent for service)
                 Business)
                                   Copies to:
                             Harris C. Siskind, Esq.
                           Kirkpatrick & Lockhart LLP
                      201 S. Biscayne Boulevard, Suite 2000
                              Miami, Florida 33131
                            Telephone: (305)539-3300
                            Telecopier: (305)358-7095

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
============================================================================================================================
                                                                                           Proposed Maximum
                                                                          Proposed Maximum    Aggregate        Amount Of
            Title Of Each Class Of                    Amount To Be         Offering Price      Offering      Registration
         Securities To Be Registered                   Registered          Per Share (1)      Price (1)           Fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 per share            19,314,099 shares (2)       $0.81      $15,644,420.19      $1,982.15
----------------------------------------------------------------------------------------------------------------------------
TOTAL                                               19,314,099 shares (2)       $0.81      $15,644,420.19      $1,982.15
============================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the average of the closing bid and asked prices as of July 6, 2004.
(2) Of these shares, 18,000,000 are being registered under the Standby Equity Distribution Agreement and 1,012,988 are being registered under the convertible compensation debentures, 290,000 shares of common stock received as a fee under a now terminated equity line of credit agreement and 11,111 are being registered as a placement agent fee.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                                     Subject to completion, dated July 9, 2004

                         VIDEOLOCITY INTERNATIONAL, INC.
                        19,314,099 shares of Common Stock

         This prospectus relates to the sale of up to 19,314,099 shares of Videolocity International, Inc.'s ("Videolocity") common stock by certain persons who are stockholders of Videolocity including Cornell Capital Partners, L.P. ("Cornell Capital Partners"). Please refer to "Selling Stockholders" beginning on page 11. Videolocity is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. Videolocity will, however, receive proceeds from the sale of common stock under the Standby Equity Distribution Agreement ("Standby Equity Distribution
Agreement"), which was entered into between Videolocity and Cornell Capital Partners, and no other stockholders. All costs associated with this registration will be borne by Videolocity. Videolocity has agreed to allow Cornell Capital Partners to retain 5% of the proceeds raised under the Standby Equity Distribution Agreement that is more fully described below.

         The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. On July 6, 2004, the last reported sale price of our common stock was $0.80 per share. Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "VCTY." These prices will fluctuate based on the demand for the shares of common stock.

         The selling stockholders consists of Cornell Capital Partners, who intends to sell up to 19,302,988 shares of common stock, 18,000,000 of which are under the Standby Equity Distribution Agreement, 1,012,988 are under $390,000 of convertible compensation debentures, which Cornell Capital Partners received as a fee under the Standby Equity Distribution Agreement and 290,000 received as a fee under a now terminated equity line of credit agreement and Newbridge Securities Corporation, who intends to sell up to 11,111 shares of common stock. Upon issuance, the 18,000,000 shares of common stock under the Standby Equity Distribution Agreement would equal 54.34% of Videolocity's then-outstanding common stock.

         Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Standby Equity Distribution Agreement. Cornell Capital Partners will pay Videolocity 98% of, or a 2% discount to, the lowest closing bid price of the common stock during the five consecutive trading day period immediately following the notice date. In addition, Cornell Capital Partners will retain 5% of each advance under the Standby Equity Distribution Agreement. Cornell Capital Partners also received a one-time commitment fee in the form of $390,000 convertible compensation debenture on May 22, 2004. The 2% discount, the 5% retainage fee and the $390,000 in convertible compensation debentures are underwriting discounts payable to Cornell Capital Partners.

         Videolocity has engaged Newbridge Securities Corporation, an unaffiliated registered broker-dealer, to advise it in connection with the Standby Equity Distribution Agreement. Newbridge Securities Corporation was paid a fee of 11,111 shares of Videolocity's common stock on July 6, 2004, equal to approximately $10,000 based on Videolocity's stock price on May 22, 2004.

         Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state law or that an exemption from registration is available.

         These securities are speculative and involve a high degree of risk.

         Please refer to "Risk Factors" beginning on page 4.

         With the exception of Cornell Capital Partners, L.P., which is an "underwriter" within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate twenty-four months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

         The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

               The date of this prospectus is __________ __, 2004.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY............................................................1
THE OFFERING..................................................................3
RISK FACTORS..................................................................6
FORWARD-LOOKING STATEMENTS...................................................14
SELLING STOCKHOLDERS.........................................................15
USE OF PROCEEDS..............................................................18
DILUTION.....................................................................19
STANDBY EQUITY DISTRIBUTION AGREEMENT........................................20
PLAN OF DISTRIBUTION.........................................................23
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION....................25
DESCRIPTION OF BUSINESS......................................................31
MANAGEMENT...................................................................43
PRINCIPAL STOCKHOLDERS.......................................................48
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
  COMMON EQUITY AND OTHER STOCKHOLDER MATTERS................................49
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............................50
DESCRIPTION OF CAPITAL STOCK.................................................51
EXPERTS......................................................................53
LEGAL MATTERS................................................................53
HOW TO GET MORE INFORMATION..................................................53
PART II  ..................................................................II-1
EXHIBIT 5.1................................................................II-3
EXHIBIT 23.2...............................................................II-4
FINANCIAL STATEMENTS........................................................F-1

                               PROSPECTUS SUMMARY

         The following is only a summary of the information, financial statements and the notes included in this prospectus. You should read the entire prospectus carefully, including "Risk Factors" and our Financial Statements and the notes to the Financial Statements before making any investment decision.

                                   Our Company
General

         We are a development stage technology company that is committed to continued development and marketing of innovative, high quality, cost effective systems to build future ongoing revenue streams. We are currently, and intend to remain a technology company. We have developed proprietary technologies that reduce bandwidth requirements for numerous applications of digital content. We are currently using advanced proprietary technologies to transmit streaming video at speeds of 1Mbps or less. We have the technological capacity to enter into a variety of markets that include hospitality, healthcare, residential, security and corporate training with currently developed technologies.

         To date we have been focused on the acquisition and development of our proprietary technologies. Our current business strategy is to continue with development of additional technologies as well as enhancements to our current proprietary technologies to further enable their use in other markets. We also intend to actively market our first product, the Videolocity Digital Entertainment System(TM) (DES(TM)) in the hospitality, healthcare, residential, and other similar markets in both wired and wireless applications. Although we use the word international in our name, we are not currently operating outside the U.S., except for limited marketing activities in Canada, Mexico and the Caribbean. However, as we expand operations we fully intend to operate and market our products wherever prudent, including internationally. We operate our business through five subsidiaries that perform various functions strategic to their market place or core competency.

         We have started to actively market our Digital Entertainment System(TM) (DES(TM)). DES(TM) is a complete digital entertainment system using our proprietary technologies to deliver video on demand streaming at 1Mbps or less, full screen, in like DVD quality. In addition to video content viewing, DES(TM) provides high-speed Internet access, digital music on demand, games, full Web surfing and a variety of e-commerce applications as well as customer specific informational and educational content. The Videolocity DES(TM) can be deployed in closed network environments such as hotels, timeshare condominiums, hospitals, and assisted living facilities, or over wide area networks serving intelligent communities, residences and personal digital assistants (PDAs). The Videolocity DES(TM) is currently available using Wireless 802.11 WAN/LAN, Fiber, Satellite, Ethernet or DSL network architectures. We tailor the user interface and content offering specifically to each market segment and to each customer within that market segment. Our overall delivery system design, hardware components and software applications remain identical, or only slightly modified to accommodate larger user bases and/or infrastructures. This gives us the ability to customize the feature settings and tailor the local content offering to the specific audiences for each market segment.

         We are capable of providing a wireless system and also offer a parallel system over wire using fiber architectures. Our DES(TM) is available on either a Microsoft or Linux operating system in a stand-alone set top box. The flexible, highly customizable and fully scalable delivery platforms combined with advanced embedded software applications allow for full remote system upgrades and easy updates of content and/or system enhancements. Our DES(TM) permits viewers to select from an extensive library of movie titles, informational/educational content and view their selections on their television screens, lap top computers or PDAs. Content is owned by third parties, such as movie studios, and will be paid for on a revenue share basis when DES(TM) is deployed and operating commercially. All content is protected through our proprietary encryption and encoding process, which limits viewing to the person, or persons, authorized to access the movie or other content and prevents unauthorized digital reproduction or rebroadcast. We have started deploying our DES(TM) into signed contracts.

                                    About Us

         Our principal executive offices are located at 1762A Prospector Avenue, Park City, Utah 84060. Our telephone number is (435) 615-8338.

                                  THE OFFERING

         This offering relates to the sale of common stock by certain persons who are the selling stockholders consisting of Cornell Capital Partners, who intends to sell up to 19,302,988 shares of common stock, 18,000,000 of which are under the Standby Equity Distribution Agreement, and 1,012,988 are under convertible compensation debentures, received by Cornell Capital Partners as a fee under the Standby Equity Distribution Agreement and 290,000 received as a fee under a now terminated equity line of credit agreement, and Newbridge Securities Corporation, who intends to sell up to 11,111 shares of common stock.

         The commitment amount of the Standby Equity Distribution Agreement is $20 million. At an assumed price of $0.7546 per share, Videolocity would only be able to receive gross proceeds of $13,582,800 using the 18,000,000 shares being registered in this registration statement under the Standby Equity Distribution Agreement. Videolocity would be required to register 8,504,108 additional shares at this assumed price to obtain the entire $20 million available under the Standby Equity Distribution Agreement. Based on the limited number of available authorized shares of common stock, Videolocity would most likely need to obtain shareholder approval to increase the authorized shares of common stock to access additional amounts under the Standby Equity Distribution Agreement.

         Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically issue and sell to Cornell Capital Partners shares of common stock for a total purchase price of $20 million. The amount of each advance is subject to a maximum advance amount of $350,000, and we may not submit any advance within seven trading days of a prior advance. Cornell Capital Partners will pay Videolocity 98% of, or a 2% discount to, the lowest closing bid price of the common stock during the five consecutive trading day period immediately following the notice date. We also have a maximum advance amount of $1,000,000 per month. Of each advance made by Videolocity, Cornell Capital Partners shall retain 5% of each advance. In addition, Cornell Capital Partners received a one-time commitment fee in the form of $390,000 of convertible compensation debentures on May 22, 2004. Cornell Capital Partners intends to sell any shares purchased under the Standby Equity Distribution Agreement at the then prevailing market price. Among other things, this prospectus relates to the shares of common stock to be issued under the Standby Equity Distribution Agreement. There are substantial risks to investors as a result of the issuance of shares of common stock under the Standby Equity Distribution Agreement. These risks include dilution of shareholders, significant decline in Videolocity's stock price and our inability to draw sufficient funds when needed.

         There is an inverse relationship between our stock price and the number of shares to be issued under the Standby Equity Distribution Agreement. That is, as our stock price declines, we would be required to issue a greater number of shares under the Standby Equity Distribution Agreement for a given advance. This inverse relationship is demonstrated by the following table, which shows the number of shares to be issued under the Standby Equity Distribution Agreement at a recent price of $0.7546 per share and 25%, 50% and 75% discounts to the recent price.

     Purchase Price:                                          $0.7546          $0.5660          $0.3773           $0.1887
     No. of Shares(1):                                     18,000,000       18,000,000       18,000,000        18,000,000
     Total Outstanding (2):                                33,123,863       33,123,863       33,123,863        33,123,863
     Percent Outstanding (3):                                  54.34%           54.34%           54.34%            54.34%
     Net Cash to Videolocity:(4)                          $12,818,660       $9,593,600       $6,366,830        $3,141,770

(1) Represents the number of shares of common stock to be issued to Cornell Capital Partners, L.P. under the Standby Equity Distribution Agreement at the prices set forth in the table, assuming sufficient authorized shares are available.

(2) Represents the total number of shares of common stock outstanding after the issuance of the shares to Cornell Capital Partners, L.P. under the Standby Equity Distribution Agreement, not including shares issued under the convertible compensation debentures.
(3) Represents the shares of common stock to be issued as a percentage of the total number shares outstanding.
(4) Net cash equals the gross proceeds minus the 5% retainage and $85,000 in offering expenses.

         We have engaged Newbridge Securities Corporation, a registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. Newbridge Securities Corporation was paid a fee of 11,111 shares of Videolocity's common stock on May 22, 2004, equal to approximately $10,000 based on Videolocity's stock price on May 22, 2004. Newbridge Securities Corporation is not participating as an underwriter in this offering.

Common Stock Offered                                            19,314,099 shares by selling stockholders

Offering Price                                                  Market price

Common Stock Outstanding Before the Offering1                   15,123,863 shares as of July 6, 2004

Use of  Proceeds                                                We will not receive any  proceeds of the shares  offered
                                                                by the  selling  stockholders.  Any  proceeds we receive
                                                                from the sale of common  stock under the Standby  Equity
                                                                Distribution  Agreement will be used for general working
                                                                capital purposes. See "Use of Proceeds."

Risk Factors                                                    The  securities  offered hereby involve a high degree of
                                                                risk  and  immediate  substantial  dilution.  See  "Risk
                                                                Factors" and "Dilution."

Over-the-Counter Bulletin Board Symbol                          VCTY

---------------
1 Excludes $390,000 of debentures convertible into 506,494 shares of common stock (assuming a conversion price equal to 100% of $0.77), up to 18,000,000 shares of common stock to be issued under the Standby Equity Distribution Agreement, 11,012,000 options, 125,661 in employee stock plan shares and promissory notes convertible into 2,101,587 shares of common stock .

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION
                                          For the Six Months Ended        For the Year Ended
                                                 April 30,                     October 31,
                                         --------------------------    --------------------------
                                            2004           2003           2003            2002
                                         -----------    -----------    -----------    -----------
Statement of Operation Data:
Revenues                                 $      --      $      --      $      --      $      --
Total operating expenses                     625,696        892,462      1,533,335      2,538,775
Operating loss                              (625,696)      (892,462)    (1,533,335)    (2,538,775)
Legal settlement                             (97,400)          --             --             --
Interest and beneficial conversion          (197,111)      (231,618)      (456,155)      (547,263)
Expense for stock options on guarantee       (69,120)          --             --             --
                                         -----------    -----------    -----------    -----------
Minority interest                               --             --             --             (172)
                                         -----------    -----------    -----------    -----------
Net loss                                 $  (989,327)   $(1,124,080)   $(1,989,490)   $(3,086,210)
                                         -----------    -----------    -----------    -----------
Loss per share                           $     (0.13)   $     (0.19)   $     (0.33)   $     (0.61)
                                         -----------    -----------    -----------    -----------

                                                                As of April 30,    As of October 31,
Balance Sheet Data:                                                  2004                2003
                                                                 -----------          -----------
Cash                                                             $   240,811          $    10,385
Accounts receivable, net of allowance for bad debt of $590,000        10,000               10,000
Other assets                                                         184,511              104,219
                                                                 -----------          -----------
Total current assets                                                 435,322              124,604
                                                                 -----------          -----------
Property and equipment, at cost, net                                 658,221               64,795
Other assets                                                          23,836                 --
                                                                 -----------          -----------
Total current liabilities                                          2,690,682            3,680,227
Long-term obligations less current portion                           697,201                 --
Minority interest                                                      4,866                4,866
Common stock                                                          15,013                6,347
Paid-in capital                                                    6,284,045            4,083,060
Accumulated deficit during the development stage                  (8,574,428)          (7,585,101)
                                                                 -----------          -----------
Total stockholders' deficit                                       (2,275,370)          (3,495,694)
                                                                 -----------          -----------

                                  RISK FACTORS

         We are subject to various risks that may materially harm our business, financial condition and results of operations. You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our common stock. If any of these risks or uncertainties actually occurs, our business, financial condition or operating results could be materially harmed. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.

                          Risks Related To Our Business

Risks Relating To Our Business

         Our Extremely Limited Operating History Makes It Difficult To Evaluate Our Business And Prospects
         -----------------------------------------------------------------------
         Since commencing operations we have focused primarily on development of our tchnologies and our DES(TM). We have conducted only minimal sales and marketing activities since we commenced operations. As a result of our short operating history, we have only limited financial data and business information with which to evaluate our business strategies, past performance and an investment in our common stock.

         We Have A History Of Losses And Anticipate Future Losses
         -----------------------------------------------------------------------
         We have not achieved any revenues to date and we may not achieve or subsequently maintain profitability if anticipated revenues occur more slowly than we expect, or not at all. As of October 31, 2002, our accumulated deficit was approximately $5,596,000 and as of October 31, 2003 our accumulated deficit was approximately $7,585,000. As of April 30, 2004, our accumulated deficit was $8,574,428. We expect to continue to incur significant expenses in connection with:
         *    funding for research and development;

         *    costs of our sales and marketing efforts; and

         *    increased general and administrative expenses.

         Accordingly, we will need to generate significant revenues to achieve and sustain profitability. If we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis. Any of these factors could cause our stock price to decline.

         If Our Technology And Developed Systems Are Not Accepted By The Market, Our Anticipated Revenues Will Decline
         -----------------------------------------------------------------------
         Our technology and DES(TM) system are ready for deployment in the marketplace. Market acceptance of our technology is critical to our future success. Factors that may affect the market acceptance of our technology include:
         *    market acceptance of our DES(TM) and related technology;

         * the features, performance, and cost of installation and use of our technology;

         *    availability of competing products and technologies;

         * the success and development of our marketing and distribution channels; and

         *    the quality of our customer service and support of our technology.

         Failure of our existing or future technology to achieve and maintain meaningful levels of market acceptance would materially adversely affect our business, financial condition and results of operations and market penetration.

         Our Operating Results Are Likely To Fluctuate Significantly And Cause Our Stock Price To Be Volatile Which Could Cause The Value Of Your Investment In Our Company To Decline
         -----------------------------------------------------------------------
         Our quarterly and annual operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which are outside of our control. If our operating results do not meet the expectations of securities analysts, the trading price of our common stock could significantly decline which may cause the value of your investment in our company to decline. Some of the factors that could affect our quarterly or annual operating results or impact the market price of our common stock include:

         * our ability to develop, market and support our technology and any technological advancements;

         * the timing and amount of, or cancellation or rescheduling of, orders for our technology, particularly large orders for key installations;

         * our ability to retain key management, sales and marketing and engineering personnel;

         * our ability to obtain sufficient supplies of sole or limited source components for our technology (DES(TM));

         * a decrease in the average rental prices of our content viewed on our DES(TM);

         *    changes in costs of components; and

         * the mix of technologies that we sell and the mix of distribution channels through which they are marketed.

         Due to these and other factors, quarterly and annual revenues, expenses and results of operations could vary significantly in the future, and period-to-period comparisons should not be relied upon as indications of future performance.

         If We Lose Key Personnel, We May Be Unable To Successfully Operate Our Business
         -----------------------------------------------------------------------
         We depend on the continued contributions of our executive officers and other technical personnel to work effectively as a team, to execute our business strategy and to manage our personnel. The loss of key personnel or their failure to work effectively could have a material adverse effect on our business, financial condition and results of operations.

         If We Are Unable To Attract And Retain Additional Qualified Personnel, Our Future Business May Suffer
         -----------------------------------------------------------------------
         Our business strategy will require us to attract and retain additional qualified technical and marketing personnel. We may experience difficulty in recruiting qualified personnel, which is an intensely competitive and time consuming process. We may not be able to attract and retain the necessary personnel to accomplish our business objectives as our business develops and grows. Accordingly, we may experience constraints that will adversely affect our ability to satisfy future customer demand in a timely fashion or to support our customers and operations. This could cause an adverse effect on our business, financial condition and results of operations.

         Our Limited Ability To Protect Our Intellectual Property May Prevent Us From Retaining Our Competitive Advantage
         -----------------------------------------------------------------------
         Our future success and our ability to compete are dependent, in part, upon our proprietary technology. Taken as a whole, we believe our intellectual property rights are significant and any failure to adequately protect our proprietary rights could result in our competitors offering similar products, potentially resulting in loss of a competitive advantage and decreased revenues. In addition, the laws of many foreign countries do not protect our intellectual property to the same extent as the laws of the United States. Also, it may be possible for unauthorized third parties to copy or reverse engineer aspects of our products, develop similar technology independently or otherwise obtain and use information that we regard as proprietary. Furthermore, policing the unauthorized use of our products is difficult. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets or patents that we may obtain, or to determine the validity and scope of the proprietary rights of others. Such litigation could result in substantial costs and diversion of resources and could have a material adverse effect on our future operating results.

         Intellectual Property Claims Against Us Can Be Costly And Restrict Our Business
         -----------------------------------------------------------------------
         The digital video industry is characterized by the existence of a large number of patents and frequent litigation based on allegations of patent infringement. As the number of entrants in our market increases and the functionality of our products is enhanced and overlaps with the products of other companies, we may become subject to claims of infringement or misappropriation of the intellectual property rights of others. Any claims asserting that our products infringe or may infringe proprietary rights of third parties, if determined adversely to us, could have a material adverse effect on our business, financial condition or results of operations. Any claims, with or without merit, could be time-consuming, result in costly litigation, divert the efforts of our technical and management personnel, cause product shipment delays or require us to enter into royalty or licensing agreements, any of which could have a material adverse effect upon our operating results. Legal action claiming patent infringement may be commenced against us. We cannot assure you that we would prevail in such litigation given the complex technical issues and inherent uncertainties in patent litigation. In the event a claim against us was successful, and we could not obtain a license to the relevant technology on acceptable terms or license a substitute technology or redesign to avoid infringement, this could have a material adverse effect on our business, financial condition and results of operations.

         Additional Required Capital May Not Be Available
         -----------------------------------------------------------------------
         To date, we have financed our operations through cash from the sale of our stock and by borrowing money. If we do not generate necessary cash from debt or equity funding and revenues from operations to finance our future business, we will need to continue to raise additional funds through public or private financing opportunities. Selling additional stock could dilute the equity interests of our stockholders. If we borrow more money, we will have to pay interest and may also have to agree to restrictions that limit our operating flexibility. We may not be able to obtain funds needed to finance our operations at all or may be able to obtain them only on very unattractive terms.

         Because We Are A New Business And Significantly Smaller Than The Majority Of Our National Competitors, We May Lack The Financial Resources Required To Capture An Increased Market Share
         -----------------------------------------------------------------------
         The market for our DES(TM) technologies and products is highly competitive and rapidly changing. We are significantly smaller than the majority of our competitors and we face such competition on a local, regional and international basis. If we compete with them for the same geographical markets, their financial strength could prevent us from capturing those markets. New technologies we are developing will bring us into further competition with various companies. Additional new competitors may also enter the market and competition may intensify. Although we believe our technology and products are better than those offered by our competitors, they may be able to narrow or eliminate the differences.



Risks Relating To Our Industry

         We operate in a very competitive business environment, which could adversely affect our ability to attract and retain customers
         -----------------------------------------------------------------------
         Competition in our industry is very active and includes virtually all aspects of the entertainment industry. Many of our competitors have greater financial, technical and network resources than we do. Entertainment market participants include:

         *    other  interactive   television   service   providers,   including
              international providers;

         *    cable  television   companies  and  direct   broadcast   satellite
              companies;

         * Internet service providers and high-speed portals and companies offering web sites that provide on-demand movies;

         *    television networks and programmers;

         *    companies offering web sites that provide on-demand movies;

         * rental companies that provide videocassettes and DVDs that can be viewed in properly equipped hotel rooms or on other portable viewing devices; and

         * hotels that offer in-room laptops with Internet access or other types of Internet access systems.

         A number of competitors could use their existing infrastructure to provide in-room entertainment services to the lodging industry. In addition, with respect to hotel properties already receiving in-room entertainment or high-speed Internet services, the incumbent provider may have certain informational and installation cost advantages as compared to outside competitors.

         We could be adversely impacted by conditions affecting the lodging industry's performance.
         -----------------------------------------------------------------------
         The results for our first marketable product (DES) is closely connected to the performance of the hotel industry, in which occupancy rates may fluctuate as a result of various factors. Reduction in hotel occupancy resulting from business, economic, or other events could adversely impact our business, financial condition and results of operations.

Risks Relating To Ownership Of Our Common Stock

         The Price Of Our Common Stock Is Extremely Volatile And Investors May Not Be Able To Sell Their Shares At Or Above Their Purchase Price, Or At All
         -----------------------------------------------------------------------
         Our stock is presently traded on the Over-the-Counter Bulletin Board, although there is no assurance that a viable market will continue. The price of our common stock in the public market is highly volatile and may fluctuate substantially because of:

         *    actual or anticipated fluctuations in our operating results;

         *    changes in or failure to meet market expectations;

         * conditions and trends in the digital video and other technology industries; and

         *    fluctuations   in  stock  market  price  and  volume,   which  are
              particularly common among securities of technology companies, particularly new start-up companies.


         Our Principal Stockholders And Affiliates Own A Significant Percentage Of Our Company And May Be Able To Exercise Significant Influence Over Our Company, Which Could Have A Material And Adverse Effect On The Market Price Of Our Common Stock
         -----------------------------------------------------------------------
         As of July 6, 2004, certain principal stockholders control approximately 38.26% of our outstanding common stock. As a result, these stockholders may be able to control all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, and will continue to have significant influence over our affairs. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale and might affect the market price of our common stock.

         The Market Price Of Our Common Stock May Drop Significantly When The Restrictions On Resale By Our Existing Security Holders Lapse
         -----------------------------------------------------------------------
         As of July 6, 2004, we had 15,123,863 shares of common stock outstanding. Approximately 11,078,902 shares of our total outstanding common stock are currently subject to restrictions against resale under United States securities laws. As these restrictions on resale end, the market price of our common stock could drop significantly if holders of these shares sell them or are perceived by the market as intending to sell them. These sales also may make it difficult for us to sell equity securities in the future at a time and price that we deem appropriate.

         We Have Been The Subject Of A Going Concern Opinion From Our Independent Auditors, Which Means That We May Not Be Able To Continue Operations Unless We Obtain Additional Funding
         -----------------------------------------------------------------------
         Our independent auditors have added a "going concern" statement to their audit report for the year ended October 31, 2003, which states that we will need additional working capital to be successful and to service our current debt for the coming year and, therefore, our continuation as a going concern is dependent upon obtaining the additional working capital necessary to accomplish our objectives. Our inability to obtain adequate financing will result in the need to curtail business operations and you could lose your entire investment. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

         We Have A Working Capital Deficit, Which Means That Our Current Assets On April 30, 2004 Were Not Sufficient To Satisfy Our Current Liabilities On That Date
         -----------------------------------------------------------------------
         We had a working capital deficit of $2,255,360 at April 30, 2004, which means that our current liabilities exceeded our current assets on April 30, 2004 by that amount. Current assets are assets that are expected to be converted into cash within one year and, therefore, may be used to pay current liabilities as they become due. Our working capital deficit means that our current assets on April 30, 2004 were not sufficient to satisfy all of our current liabilities on that date.


                         Risks Related To This Offering

Future Sales By Our Stockholders May Adversely Affect Our Stock Price And Our Ability To Raise Funds In New Stock Offerings
--------------------------------------------------------------------------------
         Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 15,123,863 shares of common stock outstanding as of July 6, 2004, 4,044,961 shares are, or will be, freely tradable without restriction, unless held by our "affiliates." The remaining 11,078,902 shares of common stock which will be held by existing stockholders, including the officers and directors, are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144. In addition, we have issued compensation debentures convertible into 506,494 shares of common stock (assuming a conversion price equal to 100% of $0.77).

Existing Shareholders Will Experience Significant Dilution From Our Sale Of Shares Under The Standby Equity Distribution Agreement
--------------------------------------------------------------------------------
         The sale of shares pursuant to the Standby Equity Distribution Agreement will have a dilutive impact on our stockholders. For example, if the offering occurred on April 30, 2004 at an assumed offering price of $0.7546 per share (98% of a recent closing bid price of $0.77 per share), the new stockholders would experience an immediate dilution in the net tangible book value of $0.4352 per share. Dilution per share at prices of $0.5660, $0.3773 and $0.1887 per share would be $0.3442, $0.2533 and $0.1623, respectively.

         As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price, the more shares of common stock we will have to issue under the Standby Equity Distribution Agreement to draw down the full amount. If our stock price is lower, then our existing stockholders would experience greater dilution.

Under The Standby Equity Distribution Agreement Cornell Capital Partners Will Pay Less Than The Then-Prevailing Market Price Of Our Common Stock
--------------------------------------------------------------------------------
         The common stock to be issued under the Standby Equity Distribution Agreement will be issued at a 2% discount to the lowest closing bid price for the five days immediately following the notice date of an advance. In addition, Cornell Capital Partners will retain 5% from each advance. Based on this discount, Cornell Capital Partners will have an incentive to sell immediately to realize the gain on the 2% discount. These discounted sales could cause the price of our common stock to decline, based on increased selling of Videolocity's common stock.

The Selling Stockholders Intend To Sell Their Shares Of Common Stock In The Market, Which Sales May Cause Our Stock Price To Decline
--------------------------------------------------------------------------------
         The selling stockholders intend to sell in the public market 19,314,099 shares of common stock being registered in this offering. That means that up to 19,314,099 shares may be sold pursuant to this registration statement. Such sales may cause our stock price to decline. The officers and directors of Videolocity and those shareholders who are significant shareholders as defined by the SEC will continue to be subject to the provisions of various insider trading and rule 144 regulations.

The Sale Of Our Stock Under Our Standby Equity Distribution Agreement Could Encourage Short Sales By Third Parties, Which Could Contribute To The Future Decline Of Our Stock Price
--------------------------------------------------------------------------------
         In many circumstances the provision of an Standby Equity Distribution Agreement for companies that are traded on the Over-the-Counter has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market's ability to take up the increased stock or if Videolocity has not performed in such a manner to show that the equity funds raised will be used to grow Videolocity. Such an event could place further downward pressure on the price of common stock. Under the terms of our Standby Equity Distribution Agreement, Videolocity may request numerous draw downs pursuant to the terms of the Standby Equity Distribution Agreement. Even if Videolocity uses the Standby Equity Distribution Agreement to grow its revenues and profits or invest in assets which are materially beneficial to Videolocity the opportunity exists for short sellers and others to contribute to the future decline of Videolocity's stock price. If there are significant short sales of stock, the price decline that would result from this activity will cause the share price to decline more so which in turn may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock the price will decline.

         It is not possible to predict those circumstances whereby short sales could materialize or to what the share price could drop. In some companies that have been subjected to short sales the stock price has dropped to near zero. This could happen to Videolocity's stock price.

The Price You Pay In This Offering Will Fluctuate And May Be Higher Or Lower Than The Prices Paid By Other People Participating In This Offering
--------------------------------------------------------------------------------
         The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

We May Not Be Able To Access Sufficient Funds Under The Standby Equity Distribution Agreement When Needed
--------------------------------------------------------------------------------
         We are dependent on external financing to fund our operations. Our financing needs are expected to be partially provided from the Standby Equity Distribution Agreement. No assurances can be given that such financing will be available in sufficient amounts or at all when needed, in part, because we are limited to a maximum draw down of $350,000 during any seven trading day period and $1,000,000 per month. In addition, the number of shares being registered may not be sufficient to draw all funds available to us under the Standby Equity Distribution Agreement. Based on the assumed offering price of $0.7546 and the 18,000,000 shares we are registering, we would not be able to draw the entire $20 million available under the Standby Equity Distribution Agreement. At this assumed price, we will be able to draw $12,818,660 with the 18,000,000 shares being registered. Videolocity would be required to register 8,504,108 additional shares at this assumed price to obtain the entire $20 million available under the Standby Equity Distribution Agreement. Based on the limited number of available authorized shares of common stock, Videolocity would most likely need to obtain shareholder approval to increase the authorized shares of common stock to access additional amounts under the Standby Equity Distribution Agreement.

We May Not Be Able To Draw Down Under The Standby Equity Distribution Agreement If The Investor Holds More Than 9.9% Of Our Common Stock
--------------------------------------------------------------------------------
         In the event Cornell Capital holds more than 9.9% of the then-outstanding common stock of Videolocity, we will be unable to draw down on the Standby Equity Distribution Agreement. Currently, Cornell Capital has beneficial ownership of 5.10% of our common stock and therefore we would be able to draw down on the Standby Equity Distribution Agreement so long as Cornell Capital's beneficial ownership remains below 9.9%. If Cornell Capital Partner's beneficial ownership increases to 9.9%, we would be unable to draw down on the Standby Equity Distribution Agreement. Because Cornell Capital Partners is not limited by a percentage ownership limitation with respect to converting the convertible debentures, a possibility exists that Cornell Capital Partners may own more than 9.9% of Videolocity's outstanding common stock at a time when we would otherwise plan to make an advance under the Standby Equity Distribution Agreement. In that event, if we are unable to obtain additional external funding or generate revenue from the sale of our products, we could be forced to curtail or cease our operations.

Our Common Stock Is Deemed To Be "Penny Stock," Which May Make It More Difficult For Investors To Sell Their Shares Due To Suitability Requirements
--------------------------------------------------------------------------------
         Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stocks:

         o    With a price of less than $5.00 per share;

         o    That are not traded on a "recognized" national exchange;

         o Whose prices are not quoted on the Nasdaq automated quotation system

         o Nasdaq stocks that trade below $5.00 per share are deemed a "penny stock" for purposes of Section 15(b)(6) of the Exchange Act

         o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

         Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

                           FORWARD-LOOKING STATEMENTS

         Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

         This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                              SELLING STOCKHOLDERS

         The following table presents information regarding the selling stockholders. The selling shareholders are the entities who have assisted in or provided financing to Videolocity. A description of each selling shareholder's relationship to Videolocity and how each selling shareholder acquired the shares to be sold in this offering is detailed in the information immediately following this table.

                                                                            Percentage
                                                                                of
                                           Percentage                       Outstanding
                                               of         Shares to be     Shares to Be                       Percentage
                                          Outstanding       Acquired         Acquired                          of Shares
                             Shares          Shares         under the        under the                        Beneficially
                          Beneficially    Beneficially       Standby          Standby                            Owned
                             Owned           Owned           Equity           Equity         Shares to be        After
                             Before          Before       Distribution     Distribution      Sold in the       Offering
  Selling Stockholder       Offering      Offering (1)      Agreement        Agreement         Offering           (1)
-----------------------   ------------    ------------    ------------     -------------     ------------     ------------

                               Shares Acquired in Financing Transactions with Videolocity
                               ----------------------------------------------------------
Cornell Capital
  Partners, L.P.            796,494(2)         5.10%       18,000,000           54.34%      19,302,988(3)            0%

                                                   Consultants and Others
Newbridge Securities
  Corporation                  11,111               *           --                  0%          11,111               0%
-----------------------   ------------    ------------    ------------     -------------    ------------     ------------
Total                         807,605          5.17%       18,000,000           54.34%      19,314,099               0%
                          ============    ============    ============     =============    ============     ============

-----------------------------------------
*        Less than 1%.
(1) Applicable percentage of ownership is based on 15,123,863 shares of common stock outstanding as of July 6, 2004, together with securities exercisable or convertible into shares of common stock within 60 days of July 6, 2004, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of July 6, 2004 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.
(2) Consists of shares of common stock underlying conversion of $390,000 of compensation debentures at a conversion price of 100% of $0.77 per share and 290,000 shares of common stock received as a fee from the now terminated equity line of credit agreement.
(3) Includes the shares acquired by Cornell Capital Partners under the Standby Equity Distribution Agreement, and a good faith estimate of the number of shares needed as a result of conversion of a total of $390,000 of the convertible compensation debentures.

         The following information contains a description of each selling shareholder's relationship to Videolocity and how each selling shareholder acquired the shares to be sold in this offering is detailed below. None of the selling stockholders have held a position or office, or had any other material relationship, with Videolocity, except as follows:

Shares Acquired In Financing Transactions With Videolocity

         Cornell Capital Partners, L.P. Cornell Capital Partners, L.P. is the investor under the Standby Equity Distribution Agreement and a holder of compensation debentures. All investment decisions of, and control of, Cornell Capital Partners are held by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of and controls Yorkville Advisors. Cornell Capital Partners acquired all shares being registered in this offering in financing transactions with Videolocity. Those transactions are explained below:

         o Standby Equity Distribution Agreement. On May 22, 2004, we finalized an Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $20.0 million. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay Videolocity 98% of, or a 2% discount to, the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. Further, Cornell Capital Partners will retain 5% of each advance under the Standby Equity Distribution Agreement.
              In connection with the Standby Equity Distribution Agreement, Cornell Capital Partners received a one-time commitment fee in the form of $390,000 of convertible compensation debentures as described below. We are registering 18,000,000 shares in this offering which may be issued under the Standby Equity Distribution Agreement. At an assumed price of $0.7546 per share, Videolocity would be able to receive gross proceeds of $13,582,800 using the entire 18,000,000 shares being registered in this prospectus. We are also registering 290,000 shares of common stock received by Cornell Capital Partners as a fee under a now terminated equity line of credit agreement.

         o Convertible Compensation Debenture. Videolocity has outstanding convertible compensation debentures, which were issued in the original principal amount of $390,000. These debentures accrue interest at a rate of 5% per year and mature three years from the issuance date. The debentures are convertible at the holder's option any time up to maturity at a conversion price equal to the lower (i) of two-hundred fifty percent of the closing bid price on the date of the debentures, or (ii) the lowest closing bid price of the common stock for the three trading days immediately preceding the conversion date. At maturity, Videolocity has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price equal to the lower of (i) two-hundred fifty percent of the closing bid price on the date of the debentures, or (ii) the lowest closing bid price of the common stock for the three trading days immediately preceding the conversion date. We are registering 1,012,988 shares of common stock in this prospectus under the convertible compensation debenture.

         There are certain risks related to sales by Cornell Capital Partners, including:

         o The outstanding shares will be issued based on discount to the market rate. As a result, the lower the stock price around the time Cornell is issued shares, the greater chance that Cornell gets more shares. This could result in substantial dilution to the interests of other holders of common stock.

         o To the extent Cornell sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow Cornell to sell greater amounts of common stock, the sales of which would further depress the stock price.

         o The significant downward pressure on the price of the common stock as Cornell sells material amounts of common stocks could encourage short sales by Cornell or others. This could place further downward pressure on the price of the common stock.

         Newbridge Securities Corporation is an unaffiliated registered broker-dealer that has been retained by us. Guy Amico, Newbridge Securities Corporation's President, makes the investment decisions on behalf of and controls Newbridge Securities Corporation. For its services in connection with the Standby Equity Distribution Agreement between Videolocity and Cornell Partners, Newbridge Securities Corporation received a fee of 11,111 shares of common stock, on May 22, 2004, equal to approximately $10,000 based on Videolocity's stock price on May 22, 2004. These shares are being registered in this offering.

                                 USE OF PROCEEDS

         This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we will receive the proceeds from the sale of shares of common stock to Cornell Capital Partners under the Standby Equity Distribution Agreement. The purchase price of the shares purchased under the Standby Equity Distribution Agreement will be equal to 98% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board for the five days immediately following the notice date. Videolocity will pay Cornell Capital 5% of each advance as an additional fee.

         Pursuant to the Standby Equity Distribution Agreement, Videolocity cannot draw more than $350,000 every seven trading days, more than $1,000,000 per month, or more than $20 million over twenty-four months.

         For illustrative purposes only, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Standby Equity Distribution Agreement. The table assumes estimated offering expenses of $85,000, plus 5% retainage payable to Cornell Capital Partners under the Standby Equity Distribution Agreement. The figures below are estimates only, and may be changed due to various factors, including the timing of the receipt of the proceeds.

Gross proceeds                                                     $1,000,000              $5,000,000           $13,582,800

Net proceeds                                                         $865,000              $4,665,000           $12,818,660


No. of shares issued under the Standby Equity
Distribution Agreement at an assumed price of $0.7546               1,325,205               6,262,027            18,000,000

USE OF PROCEEDS:                                                       AMOUNT                  AMOUNT                AMOUNT
------------------------------------------------------ ----------------------   ---------------------   --------------------
General Working Capital                                        $      865,000         $     4,665,000       $    12,818,660

Total                                                          $      865,000         $     4,665,000       $    12,818,660
                                                       ======================   =====================   ===================

         The Standby Equity Distribution Agreement limits Videolocity's use of proceeds to general working capital and prohibits the use of proceeds to pay any judgment or liability incurred by any officer, director or employee of Videolocity, except under certain limited circumstances.

                                    DILUTION

         The net tangible book value of Videolocity as of April 30, 2004 was a deficit of $2,270,504 or $(0.1511) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of Videolocity (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to Videolocity, our net tangible book value will be unaffected by this offering. Our net tangible book value and our net tangible book value per share, however, will be impacted by the common stock to be issued under the Standby Equity Distribution Agreement. The amount of dilution will depend on the offering price and number of shares to be issued under the Standby Equity Distribution Agreement. The following example shows the dilution to new investors at an offering price of $0.7546 per share which is in the range of the recent share price.

         If we assume that Videolocity had issued 18,000,000 shares of common stock under the Standby Equity Distribution Agreement at an assumed offering price of $0.7546 per share (i.e., the number of shares registered in this offering under the Standby Equity Distribution Agreement), less retention fees of $679,140 and offering expenses of $85,000, our net tangible book value as of April 30, 2004 would have been $10,548,156 or $0.3194 per share. Note that at an offering price of $0.7546 per share, Videolocity would receive gross proceeds of $13,582,800, or $6,417,200 less than the entire amount available under the Standby Equity Distribution Agreement. At an assumed offering price of $0.7546, Cornell Capital Partners would receive a discount of $360,000 on the purchase of 18,000,000 shares of common stock. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.4705 per share and an immediate dilution to new stockholders of $0.4352 per share. The following table illustrates the per share dilution:

Assumed public offering price per share                                           $0.7546
Net tangible book value per share before this offering         $(0.1511)
Increase attributable to new investors                           $0.4705
                                                               ---------
Net tangible book value per share after this offering                             $0.3194
                                                                                  -------
Dilution per share to new stockholders                                            $0.4352
                                                                                  =======

         The offering price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:

                                                       DILUTION
       ASSUMED           NO. OF SHARES TO BE           PER SHARE
   OFFERING PRICE               ISSUED             TO NEW INVESTORS
      $0.7546                18,000,000(1)              $0.4352
      $0.5660                 18,000,000                $0.3442
      $0.3773                 18,000,000                $0.2533
      $0.1887                 18,000,000                $0.1623

--------------------------------------------------------------------------------
(1) This represents the maximum number of shares of common stock that are being registered under the Standby Equity Distribution Agreement at this time.

                      STANDBY EQUITY DISTRIBUTION AGREEMENT


Summary

         On May 22, 2004, we finalized a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $20.0 million. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay 98% of, or a 2% discount to, the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. The number of shares purchased by Cornell Capital Partners for each advance is determined by dividing the amount of each advance by the purchase price for the shares of common stock. Further, Cornell Capital Partners will retain 5% of each advance under the Standby Equity Distribution Agreement. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. In addition, we engaged Newbridge Securities Corporation, a registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. For its services, Newbridge Securities Corporation received 11,111 shares of our common stock, equal to approximately $10,000 based on Videolocity's stock price on May 22, 2004, when the shares were issued. The effectiveness of the sale of the shares under the Standby Equity Distribution Agreement is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission and obtaining all necessary permits or qualifying for exemptions under applicable state law. The costs associated with this registration will be borne by us. There are no other significant closing conditions to draws under the equity line.

Standby Equity Distribution Agreement Explained

         Pursuant to the Standby Equity Distribution Agreement, we may periodically sell shares of common stock to Cornell Capital Partners to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every seven trading days. A closing will be held six trading days after such written notice at which time we will deliver shares of common stock and Cornell Capital Partners will pay the advance amount. There are no closing conditions imposed on Videolocity for any of the draws other than that we have filed our periodic and other reports with the Securities and Exchange Commission, delivered the stock for an advance, the trading of Videolocity common stock has not been suspended, and we have given written notice and associated correspondence to Cornell Capital Partners. We are limited however, on our ability to request advances under the Standby Equity Distribution Agreement based on the number of shares we have registered on this registration statement. For example, at an assumed offering price of $0.7546, we would not be able to draw the entire gross proceeds of $20,000,000 available under the Standby Equity Distribution Agreement with the 18,000,000 shares we are registering. Videolocity would be required to register 8,504,108 additional shares at this assumed price to obtain the entire $20 million available under the Standby Equity Distribution Agreement. Based on the limited number of available authorized shares of common stock, Videolocity would most likely need to obtain shareholder approval to increase the authorized shares of common stock to access additional amounts under the Standby Equity Distribution Agreement. In order to access all funds available to us under the Standby Equity Distribution Agreement with the 18,000,000 shares being registered in this offering, the average price of shares issued under the Standby Equity Distribution Agreement would need to be $1.11.

         We may request advances under the Standby Equity Distribution Agreement once the underlying shares are registered with the Securities and Exchange
Commission. Thereafter, we may continue to request advances until Cornell Capital Partners has advanced $20.0 million or 24 months after the effective date of the this registration statement, whichever occurs first.

         The amount of each advance is subject to a maximum amount of $350,000, and we may not submit an advance within seven trading days of a prior advance. There is also a monthly draw limit of $1,000,000. The amount available under the Standby Equity Distribution Agreement is not dependent on the price or volume of our common stock. Our ability to request advances is conditioned upon us registering the shares of common stock with the SEC. In addition, we may not request advances if the shares to be issued in connection with such advances would result in Cornell Capital Partners owning more than 9.9% of our outstanding common stock. Based on a recent average stock price of $0.77 Cornell Capital Partners' beneficial ownership of Videolocity common stock is 5.10% and therefore we would be permitted to make draws on the Standby Equity Distribution Agreement so long as Cornell Capital Partners' beneficial ownership of our common stock remains lower than 9.9%. Cornell Capital Partners is not limited by a percentage ownership limitation with respect to converting the compensation debentures and, therefore, a possibility exists that Cornell Capital Partners may own more than 9.9% of Videolocity's outstanding common stock at a time when we would otherwise plan to make an advance under the Standby Equity Distribution Agreement.

         We do not have any agreements with Cornell Capital Partners regarding the distribution of such stock, although Cornell Capital Partners has indicated that it intends to promptly sell any stock received under the Standby Equity Distribution Agreement.

         We cannot predict the actual number of shares of common stock that will be issued pursuant to the Standby Equity Distribution Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Assuming we issued the number of shares of common stock being registered in the accompanying registration statement at a recent price of $0.7546 per share, we would issue 18,000,000 shares of common stock to Cornell Capital Partners for gross proceeds of $13,582,800. These shares would represent 54.34% of our outstanding common stock upon issuance. We will need to register additional shares of common stock in order to fully utilize the $20.0 million available under the Standby Equity Distribution Agreement if the average price at which we sell shares under the Standby Equity Distribution Agreement is equal to $0.7546 per share.

         There is an inverse relationship between our stock price and the number of shares to be issued under the Standby Equity Distribution Agreement. That is, as our stock price declines, we would be required to issue a greater number of shares under the Standby Equity Distribution Agreement for a given advance. This inverse relationship is demonstrated by the following table, which shows the number of shares to be issued under the Standby Equity Distribution Agreement at a recent price of $0.7546 per share and 25%, 50% and 75% discounts to the recent price.

     Purchase Price:                          $0.7546          $0.5660          $0.3773           $0.1887
     No. of Shares(1):                     18,000,000       18,000,000       18,000,000        18,000,000
     Total Outstanding (2):                33,123,863       33,123,863       33,123,863        33,123,863
     Percent Outstanding (3):                  54.34%           54.34%           54.34%            54.34%
     Net Cash to Videolocity:(4)          $12,818,660       $9,593,600       $6,366,830        $3,141,770

(1) Represents the number of shares of common stock to be issued to Cornell Capital Partners, L.P. under the Standby Equity Distribution Agreement at the prices set forth in the table, assuming sufficient authorized shares are available.
(2) Represents the total number of shares of common stock outstanding after the issuance of the shares to Cornell Capital Partners, L.P. under the Standby Equity Distribution Agreement, not including shares issued under the convertible compensation debentures.
(3) Represents the shares of common stock to be issued as a percentage of the total number shares outstanding.
(4) Net cash equals the gross proceeds minus the 5% retainage and $85,000 in offering expenses.

         Proceeds used under the Standby Equity Distribution Agreement will be used in the manner set forth in the "Use of Proceeds" section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to draw. Cornell Capital Partners has the ability to permanently terminate its obligation to purchase shares of common stock from Videolocity under the Standby Equity Distribution Agreement if there shall occur any stop order or suspension of the effectiveness of this registration statement for an aggregate of fifty (50) trading days other than due to acts by Cornell Capital Partners or if Videolocity fails materially to comply with certain terms of the Standby Equity Distribution Agreement, which remain uncured for thirty (30) days after notice from Cornell Capital Partners.

         All fees and expenses under the Standby Equity Distribution Agreement will be borne by Videolocity. We expect to incur expenses of approximately $85,000 in connection with this registration, consisting primarily of professional fees. In connection with the Standby Equity Distribution Agreement, Cornell Capital Partners received a one-time commitment fee in the form of $390,000 of convertible compensation debentures. In addition, we issued 11,111 shares of common stock to Newbridge Securities Corporation, an unaffiliated registered broker-deal, on May 22, 2004, as compensation for its services as a placement agent for this transaction, equal to approximately $10,000 based on Videolocity's stock price on May 22, 2004.

                              PLAN OF DISTRIBUTION

         The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved).

         Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Standby Equity Distribution Agreement. Cornell Capital Partners will pay us 98% of, or a 2% discount to, the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the five days immediately following the advance date. In addition, Cornell Capital Partners will retain 5% of the proceeds received by us under the Standby Equity Distribution Agreement, and received $390,000 of convertible compensation debentures on May 22, 2004. The 2% discount, the 5% retainage and the $390,000 of convertible debentures are underwriting discounts. In addition, we engaged Newbridge Securities Corporation, an unaffiliated registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. Newbridge Securities Corporation has entered into a placement agent agreement with Videolocity pursuant to which Newbridge Securities Corporation has reviewed the terms of the Standby Equity Distribution Agreement and has advised Videolocity concerning these terms. Newbridge Securities Corporation, to our knowledge, will not be participating in the distribution of shares that may be issued under the Standby Equity Distribution Agreement. For its services in regard to the Standby Equity Distribution Agreement, Newbridge Securities Corporation received 11,111 shares of our common stock, on May 22, 2004, equal to approximately $10,000 based on Videolocity's stock price on May 22, 2004.

         Cornell Capital Partners was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price.
Prospective investors should take these factors into consideration before purchasing our common stock.

         Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

         We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, Videolocity expects the selling stockholders to pay these expenses. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $85,000. For its services, Newbridge Securities Corporation received 11,111 shares of our common stock on May 22, 2004. The offering expenses consist of: a SEC registration fee of $1,982.15, printing expenses of $2,500, accounting fees of $15,000, legal fees of $50,000 and miscellaneous expenses of $15,517.85. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Standby Equity Distribution Agreement.

         The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Accordingly, except as noted below, the selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. Cornell Capital Partners can cover any short positions only with shares received from us under the Standby Equity Distribution Agreement. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION


Overview

         We are an engineering and marketing company involved in the deployment of the DES(TM) and the further development of other digital information and entertainment systems and uses of our technology. DES(TM) delivers video-on-demand in near DVD quality, including movies and other videos, medical information and educational material to individuals, residents, hotel guests, and patients and attendants in the healthcare industry. We are a development stage company and have not recognized revenues from operations. To date, our activities have been limited to developing the DES(TM) and other technologies. We are presently commencing the initial marketing of DES(TM) into various marketplaces in North America and the Caribbean such as hospitality (hotels and resorts) and healthcare (hospitals, long-term care facilities and retirement centers) industries. We are, and intend to remain, a technology company.


Plan of Operation

         We intend to use our existing capital, together with proceeds from prospective future financings, to continue marketing and deployment of our DES(TM) and to fund development of new technologies and enhancements of existing proprietary technologies. Management estimates that minimum expenses during the next twelve months will be approximately $2.6 million, consisting of $1.45 million in payroll, payroll taxes, employee health insurance and other related employee costs including the hiring of additional personnel, $160,000 for office rent, utilities, and related costs, and $310,000 for marketing and related expenses, and $330,000 for general and administrative expenses including legal and accounting fees. Research and development expenses are estimated to be a minimum of approximately $350,000 during the next twelve months. We will also incur substantial additional costs in connection with the manufacture and deployment of DES(TM). Management further estimates that such costs will be a minimum of $10 million, but we are optimistic that we will be able to cover most of those costs from future long-term lease financing.

         Currently, we do not intend to sell any hardware or software. Our business plan is to manufacture or purchase hardware and software and deploy our DES(TM) at no initial cost to the customer. It is anticipated that we will finance the system equipment and realize the majority of the revenue stream created by the end users. We do not presently anticipate any significant purchase or sale of plant or equipment. Additionally, we do not anticipate the addition of large numbers of employees because our business model calls for outsourcing any and all functions that would be directly related to the number of deployments.

         We anticipate generating future revenues from the delivery of video and other content as well as high-speed Internet access to the end users of our DES(TM). Management believes that we will begin to realize revenues during our third quarter of 2004 from our first installations started during the second quarter of 2004, from contracts currently in place and contracts currently being negotiated with hotel and healthcare properties.

         We will charge a fee for each movie or other item of content viewed through our system and/or high-speed Internet access and we will remit a portion of each fee to the studio or other content provider. Although we have not finalized our structure for content fees, the following is an estimate of content fees that we will charge end users:

           Internet access         $ 6.95 to $ 11.95 each 12 or 24 hour period
           Video on demand         $ 5.95 to $ 12.95 per viewing
           Games                   $ 2.95 to $ 6.95 each 1 to 4 hour period

         All prices are subject to change and may vary depending upon property location, usage volume and response to competition.

         During the next twelve months, we plan to seek additional debt funding in the form of credit lines and capital leases for up to approximately $15 million. This would permit us to cover our minimum expenses described above and accelerate deployment of our DES(TM). As of the date hereof, we have not formalized any new funding except for a Standby Equity Distribution Agreement with Cornell Capital, L.P. We can not give any assurance that we will be able to secure such additional funding on favorable terms to us, or otherwise.

         During May we entered into a new Standby Equity Distribution Agreement with Cornell Capital Partners, LP, a New Jersey-based domestic investment fund. We anticipate that this agreement will provide us with adequate working capital for at least the next 24 months. Under the equity distribution agreement, Videolocity has the right, but not the obligation, to require Cornell Capital to purchase shares of Videolocity common stock up to a maximum amount of $20 million over a 24-month period. There is no minimum draw down although we may draw up to four draws per month at a maximum $350,000 per draw and a maximum of $1 million per month. The draw-downs are subject to an effective registration statement with the United States Securities and Exchange Commission covering the resale of the shares. The 24-month term commences on the effective date of the registration statement. The purchase price of the shares will be 98% of the lowest closing bid price of our common stock during the five consecutive trading days immediately following receipt of notice of our intent to make a draw.

         Without drawing against the Standby Equity Distribution Agreement and based on current costs of operation, contract commitments, and availability of credit, management estimates that our current assets will be sufficient to fund our cost of operation for approximately the next two months and that we must obtain additional financing during that time in order to continue operations.


Results Of Operations

         To date, we have not realized revenues from our operations. For the three months ended April 30, 2004, total expenses increased approximately $190,000 or approximately 45% as compared to the three months ended April 30, 2003. This is attributed primarily to an increase in non operating expenses including a $97,400 charge for a legal settlement, a $69,120 charge for the issuance of options to non-employees in a capital lease transaction, an increase of approximately $80,000 to interest expense including the recording of stock issuances for extensions of notes payable and interest from a new capital lease. These increases were offset by approximately $57,000 in decreases to operational expenses including approximately $35,000 of professional fees and consultants. For the year ended October 31, 2003, total expenses decreased approximately 36 % as compared to the year ended October 31, 2002. This is attributed primarily to the approximately 40% decrease in operating expenses during 2003. Salaries, payroll taxes and employee benefits decreased approximately 18% as management has been able to reduce the number of employees on our payroll until such time as we begin deployments of our DES(TM). Management has also concentrated efforts to internalize certain professional fees and consultant fees resulting in a decrease of approximately 78% from 2002. Rent expense decreased by approximately 42% as Videolocity operated both administratively and operationally from one location during 2003. During 2002 Videolocity rented office space at a separate location.

         Management anticipates that as we scale up the installation of the DES(TM), our expenses will increase proportionately. Our plan of operation will depend on its ability to raise substantial additional capital, of which there can be no assurance.


Liquidity And Capital Resources

         During the three months ended April 30, 2004, our total current assets increased approximately $299,000 and total assets increased approximately $922,000 from approximately $195,000 to approximately $1,117,000. The increase in current assets is primarily due to our receiving operating capital from a $225,000 private placement, $200,000 in new notes payable and receiving approximately $357,000 in operating capital included within a capital lease transaction less operational expenses for the quarter. The increase in the remaining assets is due to the completion of a leasing agreement during the quarter that increased property and equipment by approximately $606,000.

         During the three months ended April 30, 2004, total current liabilities decreased from approximately $3,962,000 to approximately $2,691,000. This net decrease totaling approximately $1,271,000 to our current liabilities is attributed to completing the conversion of approximately $1,370,000 of notes payable and approximately $217,000 in accrued interest into shares of our common stock. We also made payments reducing prior accruals and payables by approximately $67,000. These decreases to current liabilities offset the following increases to current assets during the quarter: we completed a capital lease transaction that resulted in an increase to current liabilities of approximately $215,000, and originated approximately $180,000 in notes payable.

         A  total  of  $180,000  in  non-interest   bearing  notes  payable  was
originated during the three months ended April 30, 2004. The total amount was borrowed from several individuals and is being used for general operational expenses. $80,000 of the new notes payable is convertible at $0.20 per share and $100,000 of the new notes payable is convertible at $0.30 per share which was the market value of our common stock on the date of origination. The notes have no set maturity date and are payable until paid in full. Interest has been imputed on all non-interest bearing notes payable from date of origination.

         During  the year  ended  October  31,  2003 our  total  current  assets decreased from approximately $193,000 at October 31, 2002 to approximately $125,000 at October 31, 2003. During this same period, cash decreased from approximately $32,000 to approximately $10,000. These changes are due primarily to the following factors, $149,000 in additional write off of accounts receivable offset by an increase in advance deposits of approximately $100,000 and decrease in cash of approximately $21,000. Total assets decreased from approximately $281,000 at October 31, 2002 to approximately $189,000 at October 31, 2003.

         Total current liabilities increased from approximately $2,157,000 on October 31, 2002 to approximately $3,680,227 at October 31, 2003. The change is attributed to an increase of notes payable from approximately $1,850,000 to approximately $2,800,000 in additional borrowings for operations. Accounts payable increased during the year ended October 31, 2003 from approximately $100,000 to approximately $208,000 which is due to the increase in operational activities as compared to the timing of additional capital coming into Videolocity. Accrued liabilities increased from approximately $81,000 to approximately $296,000 during the year due to officer's salaries that have been accrued but have not been paid due to the lack of capital during the year.

Net Operating Loss

         As of April 30, 2004, we have, together with our subsidiaries, accumulated a net operating loss carryforward of approximately $7,554,000, with an operating loss tax benefit of approximately $2,818,000. No tax benefit has been recorded in the financial statements because the tax benefit has been fully offset by a valuation reserve as the realization of the future tax benefit cannot be established. The net operating loss will expire through 2024.

         We have accumulated approximately $6,640,000 of net operating loss carryforwards as of October 31, 2003, which may be offset against taxable income and income taxes in future years. The use of these losses to reduce future income taxes will depend on the generation of sufficient taxable income prior to the expiration of the net operating loss carryforwards. The carry-forwards expire through 2023. In the event of certain changes in control, there will be an annual limitation on the amount of net operating loss carryforwards which can be used. No tax benefit has been reported in the financial statements for the year ended October 31, 2003 because the likelihood of realization of the related tax benefits cannot be established. Accordingly, the potential tax benefit of the loss carryforward is offset by a valuation allowance of the same amount.


New Accounting Pronouncements

         On August 16, 2001, the Financial Accounting Standards Board, or FASB, issued Statement of Financial Accounting Standards (SFAS) No. 143, Accounting for Asset Retirement Obligations, which is effective for fiscal years beginning after June 15, 2002. It requires that obligations associated with the retirement of a tangible long-lived asset be recorded as a liability when those obligations are incurred, with the amount of the liability initially measured at fair value. Upon initially recognizing an accrued retirement obligation, an entity must capitalize the cost by recognizing an increase in the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. Although we have not completed the process of determining the effect of this new accounting pronouncement, we currently expect that the effect of SFAS No. 143 on our financial statements, when it becomes effective, will not be significant.

         In October 2001, the FASB issued SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. Although SFAS 144 supersedes SFAS 121, it retains many of the fundamental provisions of SFAS 121. SFAS 144 also supersedes the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, Reporting-the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, for the disposal of a segment of a business. However, it retains the requirement in APB 30 to report separately discontinued operations and extends that reporting to a component of an entity that either has been disposed of, by sale, abandonment, or in a distribution to owners, or is classified as held for sale. SFAS 144 is effective for fiscal years beginning after December 15, 2001 and interim periods within those fiscal years. We believe the adoption of SFAS 144 will not have a significant effect on our financial statements.

         In April 2002, the FASB issued Statement No. 145, Rescission of FASB Statements No. 4, 44, and 62, Amendment of FASB Statement No. 13, and Technical Corrections (SFAS 145). SFAS 145 will require gains and losses on extinguishments of debt to be classified as income or loss from continuing operations rather than as extraordinary items as previously required under Statement of Financial Accounting Standards No. 4 (SFAS 4). Extraordinary treatment will be required for certain extinguishments as provided in APB Opinion No. 30. SFAS 145 also amends Statement of Financial Accounting Standards No. 13 to require certain modifications to capital leases be treated as a sale-leaseback and modifies the accounting for sub-leases when the original lessee remains a secondary obligor (or guarantor). SFAS 145 is effective for financial statements issued after May 15, 2002, and with respect to the impact of the reporting requirements of changes made to SFAS 4 for fiscal years beginning after May 15, 2002. The adoption of the applicable provisions of SFAS 145 did not have an effect on our financial statements.

         In June 2002, the FASB issued Statement No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS 146 nullifies Emerging Issues Task Force Issue No. 94-3 "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS 146 applies to costs associated with an exit activity that does not involve an entity newly acquired in a business combination or with a disposal activity covered by SFAS 144. SFAS 146 is effective for exit or disposal activities that are initiated after December 31, 2002, with earlier application encouraged. We are currently reviewing SFAS 146 and intend to implement it in January 2004.

         In October 2002, the FASB issued SFAS No. 147, Acquisitions of Certain Financial Institutions-An Amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9. SFAS No. 147 is an industry specific standard and is not applicable to us; therefore, it will not have an impact on our results of operations or financial position.

         In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure. SFAS No. 148 amends SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition to SFAS No. 123's fair value method of accounting for stock-based employee compensation. SFAS No. 148 also amends the disclosure provisions in SFAS No. 123 and Accounting Principles Board Opinion No. 28, Interim Financial Reporting, to require disclosure in the summary of significant accounting policies of the effects of an entity's accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. We adopted the interim financial reporting for interim periods beginning after December 15, 2002. The adoption of SFAS No. 148 did not have a material impact on our results of operations or financial position.

         In January 2003, the FASB issued Interpretation No. 46 ("FIN 46"), Consolidation of Variable Interest Entities, which addresses the consolidation of business enterprises (variable interest entities), to which the usual condition of consolidation, a controlling financial interest, does not apply. FIN 46 requires an entity to assess its business relationships to determine if they are variable interest entities. As defined in FIN 46, variable interests are contractual, ownership or other interests in an entity that change with changes in the entity's net asset value. Variable interests in an entity may arise from financial instruments, service contracts, guarantees, leases or other arrangements with the variable interest entity. An entity that will absorb a majority of the variable interest entity's expected losses or expected residual returns, as defined in FIN 46, is considered the primary beneficiary of the variable interest entity. The primary beneficiary must include the variable interest entity's assets, liabilities and results of operations in its financial statements. FIN 46 is immediately effective for all variable interest entities created after January 31, 2003. For variable interest entities created prior to this date, the provisions of FIN 46 were originally required to be applied no later than our first quarter of Fiscal 2004. On October 8, 2003, the FASB issued FASB Staff Position (FSP) FIN 46-6, Effective Date of FASB Interpretation No. 46, Consolidation of Variable Interest Entities. The FSP provides a limited deferral (until the end of our second quarter of 2004) of the effective date of FIN 46 for certain interests of a public entity in a variable interest entity or a potential variable interest entity. We will continue to evaluate FIN 46, but due to the complex nature of the analysis required by FIN 46, we have not determined the impact on our results of operations or financial position.

         In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. In particular, this Statement clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative and when a derivative contains a financing component that warrants special reporting in the statement of cash flows. We adopted this standard for contracts entered into or modified after June 30, 2003. The adoption of SFAS No. 149 did not have a material impact on our results of operations or financial position.

         In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. This Statement requires certain financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity to be classified as liabilities. We adopted this standard for financial instruments entered into or modified after May 31, 2003. The adoption of SFAS No. 150 did not have a material impact on our results of operations or financial position.

         In December 2003, the FASB issued a revised FASB Interpretation No. 46, "Consolidation of Variable Interest Entities"(FIN 46R), which clarifies how a business enterprise should evaluate whether it has a controlling interest in an entity through means other than voting rights and accordingly should consolidate the entity. FIN46R replaces FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" which was issued in January 2003. The application of the requirements of FIN 46R did not have any impact on the Company's financial position or result of operations as the Company does not have any variable interests in variable interest entities.

                             DESCRIPTION OF BUSINESS

Organization

General

         We are a development stage technology company that is committed to continued development and marketing of innovative, high, quality, cost effective systems to build future ongoing revenue streams. We are currently, and intend to remain a technology company. We have developed proprietary technologies that reduce bandwidth requirements for numerous applications of digital content. We are currently using advanced proprietary technologies to transmit streaming video at speeds of 1Mbps or less. We have the technological capacity to enter into a variety of markets that include hospitality, healthcare, residential, security and corporate training with currently developed technologies.

         To date we have been focused on the acquisition and development of our proprietary technologies. Our current business strategy is to continue with development of additional technologies as well as enhancements to our current proprietary technologies to further enable their use in other markets. We also intend to actively market our first product, the Videolocity Digital Entertainment System(TM) (DES(TM)) in the hospitality, healthcare, residential, and other similar markets in both wired and wireless applications. Although we use the word international in our name, we are not currently operating outside the U.S., except for limited marketing activities in Canada, Mexico and the Caribbean. However, as we expand operations we fully intend to operate and market our products wherever prudent, including internationally. We operate our business through five subsidiaries that perform various functions strategic to their market place or core competency.

         We have started to actively market our Digital Entertainment System(TM) (DES(TM)). DES(TM) is a complete digital entertainment system using our proprietary technologies to deliver video on demand streaming at 1Mbps or less, full screen, in like DVD quality. In addition to video content viewing, DES(TM) provides high-speed Internet access, digital music on demand, games, full Web surfing and a variety of e-commerce applications as well as customer specific informational and educational content. The Videolocity DES(TM) can be deployed in closed network environments such as hotels, timeshare condominiums, hospitals, and assisted living facilities, or over wide area networks serving intelligent communities, residences and personal digital assistants (PDAs). The Videolocity DES(TM) is currently available using Wireless 802.11 WAN/LAN, Fiber, Satellite, Ethernet or DSL network architectures. We tailor the user interface and content offering specifically to each market segment and to each customer within that market segment. Our overall delivery system design, hardware components and software applications remain identical, or only slightly modified to accommodate larger user bases and/or infrastructures. This gives us the ability to customize the feature settings and tailor the local content offering to the specific audiences for each market segment.

         We are capable of providing a wireless system and also offer a parallel system over wire using fiber architectures. Our DES(TM) is available on either a Microsoft or Linux operating system in a stand-alone set top box. The flexible, highly customizable and fully scalable delivery platforms combined with advanced embedded software applications allow for full remote system upgrades and easy updates of content and/or system enhancements. Our DES(TM) permits viewers to select from an extensive library of movie titles, informational/educational content and view their selections on their television screens, lap top computers or PDAs. Content is owned by third parties, such as movie studios, and will be paid for on a revenue share basis when DES(TM) is deployed and operating commercially. All content is protected through our proprietary encryption and encoding process, which limits viewing to the person, or persons, authorized to access the movie or other content and prevents unauthorized digital reproduction or rebroadcast. We have started deploying our DES(TM) into signed contracts.

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

Business Developments

         During 2001, we developed a Digital Entertainment SystemTM that delivers true video-on-demand streaming at 1Mbps or less achieving near DVD quality over Ethernet, DSL, or Wireless WAN and LAN network architectures.

         DES(TM) is a total system for the delivery of specific digital content, including video, application specific information and educational material to individuals, residents, hotel guests, and also patients and attendants in the healthcare industry. We offer streaming video-on-demand technologies that permit viewers to select from an extensive library of movie titles and informational/educational content. Users can view their selections on their television screens, on-demand.

         DES(TM) is designed to play videos in quality equivalent to DVD, in real-time, full-screen, and full-motion. All content is protected through our proprietary encryption and encoding process to limit viewing to the person or persons paying for the movie or other content. Our security protocol also prevents the unauthorized digital reproduction or rebroadcast of the ordered movies and/or other content. Movies and content are streamed through a proprietary, multi-functional DES(TM). Additionally, the system provides digital music-on-demand, Internet games, high-speed Internet access and many other e-commerce applications.

         DES(TM) is ready for immediate deployment, although we need to obtain capital, either long-term debt or equity, to continue the implementation of our overall business plan. As of the date hereof, we have no assurance that we will be able to obtain the capital necessary to continue operations, enabling us to continue the execution of our business plan.

Patents

         Videolocity Technologies, Inc., our wholly owned subsidiary, holds five
(5) Provisional Patent Applications and one Utility Patent Application encompassing and protecting our proprietary technology that we developed during 2001 and 2002.

         o Videolocity's Digital Entertainment Solution Application No. 60/297,79 Filed: June 14, 2001 - Assignment Date: August 24, 2001 Utility Patent Application No. 10/172, 175 Utility Patent Filed:
              June 13, 2002 - Assignment Date: June 13, 2002

         o Videolocity's Video Encoding & Compression Process Application No. 60/336,703 Filed: December 7, 2001 - Assignment Date: January 12, 2002

         o    Videolocity's  Graphical User Interface Application No. 60/336,701
              Filed: December 7, 2001 - Assignment Date: January 12, 2002

         o    Videolocity's  Embedded  Software Image Application No. 60/336,702
              Filed: December 7, 2001 - Assignment Date: January 12, 2002

         o    Videolocity's   Proprietary   PCI  Video  Card   Application   No.
              60/338,773 Filed: December 4, 2001 - Assignment Date: January 12, 2002

         o    Videolocity's  Linux  Solution  Application  filed No.  60/370,663
              Filed: April 8, 2002 - Assignment Date: May 24,2002

         Please Note: A provisional application for patent is a U.S. national application for patent that allows for filing without a formal patent claim, oath or declaration, or any information disclosure statement. It provides the

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

means to establish an early effective filing date and allows the term "patent pending" to be applied. A provisional application lasts for 12 months from the filing date and cannot be extended. In order to benefit from the earlier filing date, we must file a corresponding non-provisional application for patent during the 12- month period.

Strategic Partnerships/Suppliers

         To date, we have engineered all components of our DES(TM). We have also arranged for all sourcing and outsourcing of components including coding of software, manufacturing of component equipment, assembly, testing and shipping. All supplies are available and ready for shipment for US based installation. Our selected manufacturers and assemblers are ready to produce, assemble, test and ship all products. We do not anticipate significant delays or back orders. Our selected manufacturers have shipped the equipment necessary to install our first two properties under contract and we are currently installing the equipment into our first property and are making the arrangements to begin installing our second property.

Marketing

         Our initial marketing effort is focused on hotels, hospitals, long-term care homes, retirement centers as well as universities, resorts, multi-dwelling units/timeshares and planned residential communities in the U.S. We are using existing channels to pursue the hospitality and healthcare markets. We also intend to pursue strategic alliances and partnerships with network and content providers to further our efforts and impact residential applications.

         The sales and distribution will focus on the following primary channels:

         *    Traditional distribution channels for target markets

         *    Strategic alliances and partnerships

         *    Trade shows and conferences

         *    Leverage existing contacts of management team and investors

         *    Website and hyperlinks to trade sites

         *    Advertising in trade publications

         *    Direct mailing campaign and telemarketing efforts

         Our sales and channel support is headquartered in Park City, Utah with additional regional support organizations planned throughout the country.

         To date we have marketed our products to the hospitality and healthcare industries as well as some telecommunications companies and cable TV companies. Marketing efforts have been limited to North America and the Caribbean. Our marketing includes live demonstrations on site and presentations at conference and trade show exhibits. We have budgeted approximately $310,000 for marketing expenses including personnel, which will provide for our marketing efforts for the next year.

Competition/Industry Overview

         We believe that the market for our products represents a combination of several large existing and rapidly expanding target areas. Broadband delivery into hotels, resorts, retirement homes, universities, hospitals, extended stay facilities and residential communities enables us to deliver content to many diverse market segments. For example, according to USA Today, there is approximately an $8.2 billion per year existing market in video rentals that can be served through alliances with existing video distribution channels. There is also a strong potential for strategic alliances and partnerships with network and content providers such as telecommunications companies, cable companies, and Internet/Broadband based content providers.

         With such a large and dynamic market Videolocity does not require significant market penetration in any specific market segment in order to become a successful enterprise. Because of the incremental scalability of the Videolocity business model, relatively small percentages in any number of the potential market categories result in a profitable scenario. These multiple markets also help mitigate risk from competition or technological changes that could potentially affect any single market segment.

         While competition for high-end large-scale hospitality properties is significant for both video-on-demand systems and in-room broadband access, we believe the mid-range and lower-range properties are significantly underserved with either service. Properties in this segment ranging from 75 to 300 rooms represent more than 56% of the total rooms in the U.S. according to the American Hotel & Motel Association.

         Because our cost for deployment is far less on a per location basis than other existing technologies, we believe we are ideally suited for the mid-range and low-range markets. Present competition mainly comes from cable TV or satellite pay-per-view services that currently lack the ability to provide true video-on-demand, broadband access or easily navigated Internet access. Competition in the hospitality sector comes mainly from LodgeNet, On-Command and Hospitality Networks. According to published information from their respective websites, On-Command currently has more than 1,000,000 hotel rooms worldwide. Both companies are deploying systems that use high bandwidth formats while Videolocity uses a more efficient format. The Videolocity DES(TM) is more efficient as it uses a higher compression algorithm that requires less bandwidth and storage space to provide the same or greater quality. This type of system is readily available for purchase and represents the main technology of the competition to our DES(TM). Comparable cost for these systems typically starts at approximately $150,000 to $200,000, not including set-top-boxes. The equivalent for our system would be approximately $35,000-45,000. Our pricing advantage is based on using commercially available servers using our software-based technologies versus having to deploy expensive proprietary hardware based server systems. Additionally, our higher compression ratios reduce storage requirements with the higher compression algorithm.

         We will mainly use existing companies/channels that are presently specifically serving our target market segments with related products. We market our products to the hospitality industry through our subsidiary Hospitality Concierge.

         There currently exists little competition for video-on-demand in the healthcare industry. We intend to market our products to the healthcare industry through our subsidiary Healthcare Concierge.

         The home entertainment industry is extremely competitive and is dominated by several large companies with worldwide name brand recognition and substantial financial resources. In attracting subscribers to our video-on-demand system, we will be competing with

         *    traditional  video  rental  chains  such  as  Blockbuster   Video,
              Hollywood Video, and Movie Gallery;

         *    providers  of  video   entertainment   over  cable  and  satellite
              networks, such as DirectTV, Dish Network, and AT&T ;

         * video stores, supermarkets, mass merchandisers, club stores, and other retail outlets that sell video cassettes;

         * providers of web-based video such as Net Flix, Movie Beam, CinemaNow, and Movie Link

         * movie theaters, live theater, sporting events, and other similar businesses that compete for the general public's entertainment dollar.

         In addition, numerous companies including Blockbuster Video, Microsoft WebTV, EchoStar, and TIVO, all of which have substantially greater resources and name recognition than us, have announced their intent to deliver state of the art video-on-demand systems in the near future or are currently doing so.
Several major movie studios have also announced their intention to or have started to test market systems for the delivery of movies directly to consumers. This could impede our ability to obtain content for use with its video-on-demand systems and could provide significant additional competition from large, established companies with a high degree of name recognition in the entertainment industry. There can be no assurance that other companies will not develop technologies superior to ours, or that new technology will not emerge that renders our technology obsolete.

Backlog

         To date, Videolocity has secured three contracts to install our DES(TM) with several other properties reviewing contracts. On October 18, 2002 we signed an agreement with Western States Lodging which will encompass three hotels and approximately 255 rooms. On November 13, 2002 we signed an agreement with Hotel Park City that includes 54 suites. On December 9, 2002 we signed an agreement with Hotel San Remo Casino & Resort in Las Vegas, Nevada that will total approximately 713 rooms. The terms of each of the contracts are similar including five-year terms, installation of our DES(TM), providing content including Internet, and maintenance during the term of the contract.

         The equipment necessary to deploy our DES(TM) into the Hotel Park City and the Hotel San Remo Casino & Resort has been received by the Company. To date, we have installed high-speed Internet access into the 54 suites at the Hotel Park City and have begun completing installation at the Hotel San Remo.We anticipate beginning to install DES(TM) into individual rooms at the Hotel Park City during the third quarter of our 2004 fiscal year with both systems becoming operational during our third quarter of 2004.

Regulation

         We are not required to obtain any government approval as a condition to marketing our video-on-demand systems. However, such systems are required to operate in compliance with applicable regulations of the Federal Communications Commission and the set-top boxes used in connection with such systems may require approval from Underwriters' Laboratories. We intend to operate in the unlicensed spectrum and will not need FCC licensing to deploy our DES(TM). To date, all our hardware components have been FCC approved for intended use. We will also be subject to various federal, state and local laws that govern the conduct of our business, including state and local advertising, consumer protection, credit protection, licensing, and other labor and employment regulations. 35

Research And Development

         We have devoted the majority of our resources to developing advanced technology on a new operating system (Linux OS), conducting beta testing and engineering supporting our wireless delivery platforms, and deploying infrastructures. For the past two years, we have spent substantial resources to facilitate the engineering and technical development of our DES(TM) and beta testing it, both wired and wireless, at our facilities in Park City, Utah.

Historical Information

         We originally organized as a Nevada corporation on November 5, 1985 as Pine View Technologies, Inc. In 1987, we completed a public offering of 3,965,610 shares of common stock at an offering price of $0.033 per share, from which we realized net proceeds of approximately $103,000. On December 4, 2000, Videolocity International, Inc. (formerly Pine View Technologies, Inc.) acquired Videolocity, Inc., a Nevada corporation, pursuant to an Agreement and Plan of Reorganization dated as of November 15, 2000. In connection with the transaction, we issued 3,028,076 shares of our common stock to the shareholders of Videolocity, Inc. We also sold 610,000 shares of our common stock for $500,000 pursuant to a private placement that was conducted subject to the completion of the acquisition and was closed immediately following the transaction. As a result of the acquisition, we had a total of 4,278,686 shares of common stock issued and outstanding, of which 640,610 shares, or approximately 15%, were held by our shareholders prior to the merger, 3,028,076 shares, or approximately 71%, were held by former shareholders of Videolocity, Inc., and 610,000 shares, or approximately 14%, were held by purchasers in the private placement. At the closing of the acquisition, the former management of Videolocity (formerly Pine View Technologies, Inc.) resigned and the persons nominated by Videolocity, Inc. were elected as the new directors of Videolocity International, Inc. The transaction was recorded as a recapitalization with Videolocity International, Inc. being the legal survivor and Videolocity Inc. being the accounting survivor. Videolocity, Inc., the accounting survivor, was organized under the name Moviesonline, Inc on May 26, 2000 for the purpose of developing and marketing systems for the delivery of video and other content to end users on demand. Prior to our acquisition, Videolocity Inc. conducted research in the video-on-demand industry, developed a business plan, assembled an experienced management team, acquired rights to proprietary technology.

         On December 1, 2000, we completed a reverse stock split of our issued and outstanding shares on a 0.61 share for one share basis. On March 1, 2002 Videolocity completed a reverse common stock split of one share for ten outstanding shares. All financial information in this report has been completed showing after stock split shares from inception. In connection with the reorganization, we adopted Videolocity Inc.'s stock incentive plan and reserved 1,000,000 shares of its common stock for issuance in connection with awards made under the plan to key employees and consultants. We also amended and restated our articles of incorporation to make the following changes:

         * change our corporate name from Pine View Technologies, Inc. to Videolocity International, Inc.;

         * increase our authorized capitalization to 125,000,000 shares of common stock, par value $0.001, and 10,000,000 shares of preferred stock, par value $0.001;

         * limit the liability of our directors and officers to the maximum extent permitted by Nevada law; and

         *    other miscellaneous items.

         We also adopted an omnibus stock option and stock award plan pertaining to 500,000 shares of our common stock. The reorganization and related proposals were approved by the written consent of shareholders holding a majority of our issued and outstanding shares of common stock.

         On July 1, 2002 we amended our articles of incorporation decreasing our authorized capitalization to 50,000,000 shares of common stock, par value $0.001, and 1,000,000 shares of preferred stock, par value $0.001.

Significant Events

         Contracts

         To date, Videolocity has secured three contracts to install our DES(TM) with several other properties reviewing contracts. On October 18, 2002 we signed an agreement with Western States Lodging which will encompass three hotels and approximately 255 rooms. On November 13, 2002 we signed an agreement with Hotel Park City that includes 54 suites. On December 9, 2002 we signed an agreement with Hotel San Remo Casino & Resort that will total approximately 713 rooms. We have begun the installation at the Hotel San Remo and to date, we have installed high-speed Internet access into the 54 suites at the Hotel Park City.

         UCC-1 And Secured Notes

         On April 30, 2002 the Company filed a UCC-1 financing statement, with the state of Nevada, on six Provisional Patent applications held in the name of Videolocity Technologies, Inc. in favor of certain promissory note holders totaling $1,500,000 including $235,000 to current Board of Director members Larry McNeill ($135,000) and Bennie L. Williams ($100,000). During the three months ended April 30, 2004, the Company converted a total of $535,000 of notes payable under the UCC-1 into common stock of the Company including the note payable to Mr. McNeill ($135,000). As of April 30, 2004 there remains a total of $965,000 of notes payable under the UCC-1. The notes payable under the UCC-1 have maturities as follows: $20,000 matured during October 2002, $435,000 matured during November 2002, $30,000 matured during January 2003 and $480,000 matured during August 2003.

         On February 6th, 2003 Videolocity received a formal notice of default from ISOZ, LC regarding the $215,000 secured note payable to ISOZ, LC.

         Other Notes

         At April 30, 2004 the Company has notes payable totaling $1,629,800,including the $965,000 under the UCC-1 noted above,due to various individuals and companies including $125,000 to current related parties including Board of Directors and Management. Of the total, $1,264,800 is written at 8 percent simple interest and $365,000 has no stated interest rate. Interest has been imputed from the date of issuance on all non-interest bearing notes payable. Of the total notes payable $592,800 is convertible at the option of the debt holder in the following amounts: $177,800 is convertible at $1.00 per share, $85,000 is convertible at $0.30 per share, $80,000 is convertible at $0.25 per share, $65,000 is convertible at $0.22 per share, $125,000 is convertible at $0.20 per share, $60,000 is convertible at $0.15 per share. The notes payable have maturities as follows: $20,000 matured during October 2002, $435,000 matured during November 2002, $30,000 matured during January 2003,
$729,800 matured during August 2003, $25,000 matured during November 2003, $290,000 is callable on demand when the Company has secured between $2 million and $5 million in new debt or equity funding and $100,000 has no set maturity and is payable until paid in full

         The  Company   originated   approximately   $200,000   in   convertible
non-interest bearing notes payable during the six months ended April 30, 2004. Of the total, $80,000 is convertible at $0.25 and $120,000 is convertible at $0.30 which was the fair market value at the dates of origination. During the quarter ended April 30, 2004 the Company converted $1,370,000 of existing notes payable to common stock.

         Videolocity originated approximately $950,000 in non-interest bearing notes payable during the year ended October 31, 2003 with $750,000 of the total being convertible at the option of the debt holder. The conversion amount was less than the market price of the stock on the date of issuance for $400,000 of the notes payable and was convertible from the date of issuance which results in a beneficial conversion feature. The beneficial conversion feature was recorded as an additional non-cash charge to interest expense and was recognized in the period when the debt became convertible. For the year ended October 31, 2003 the beneficial conversion feature resulted in an increase of interest expense of $120,000. The $950,000 was borrowed from the following individuals/entities:
$600,000 of the $950,000 total was borrowed from Kirsten Bringhurst-Cysewski with $250,000 due upon demand when we have received a minimum of $5 million in debt or equity funding, $75,000 is payable on demand after December 2003, $175,000 is payable on demand after June 5, 2004, and $100,000 has no maturity date and is payable until paid in full. The $600,000 in notes payable have the following additional terms: 1) granted an option to purchase 302,000 shares of Videolocity common stock at $0.20 per share which expires when all amounts owed are paid in full and 2) $500,000 is convertible at $0.20 per share until paid in full and $100,000 is convertible at $0.25 per share until paid in full and 3)
3.0 % of all future net revenues, in lieu of payment to sales agent, of all Hospitality, Healthcare, Convention, Education, Assisted Living and Timeshare properties contracted by Videolocity within the States of Nevada, Idaho, Montana, and Washington. $100,000 of the $950,000 total was received from WAJ Enterprises, LLC, which was due during June 2003, $95,000 of the $950,000 total was received from the D.W. Doc Weiner Revocable Trust, $25,000 of which was due during November 2003 and $70,000 of which is due on demand when we have received a minimum of five million in debt or equity funding. The $95,000 in notes payable have the following additional terms: $50,000 is convertible at $0.22 per share, $25,000 is convertible at $0.20 per share and $20,000 is convertible at $0.15 per share. $85,000 of the $950,000 total was received from Andrew Zimmerman, of which $50,000 was due during August 2003 or within five days of one million in new funding, and $35,000 is due on demand when we have received a minimum of five million in debt or equity funding. The $85,000 in notes payable have the following additional terms: 1)1.0 % of the net revenues of the first 5,000 time share units installed. $50,000 of the $950,000 total was received from Kevin M. Kelly with an option to purchase 40,000 shares at $0.15 until paid and was due during November 2003, and $20,000 of the $950,000 total was received from Colleen O'Callaghan Miele which is due on demand when we have received a minimum of five million in debt or equity funding and is convertible at $0.15 until paid in full.

         During the year ended October 31, 2002 we borrowed approximately $1,455,000 from 23 individuals and/or companies represented by notes payable bearing 8% simple interest. $450,000 of the total borrowed during the year was included in the UCC-1 filing noted above.

         Of the total borrowed during 2002, $562,800 was convertible into stock at the option of the debt holder as follows: $412,800 was convertible at $1.00 per share and $150,000 was convertible at $0.20 per share. The conversion amount was less than the market price of the stock on the date of issuance and was convertible from the date of issuance which resulted in a beneficial conversion feature. The beneficial conversion feature was recorded as an additional noncash charge to interest expense and was recognized in the period when the debt became convertible. For the year ended October 31, 2002 the beneficial conversion feature resulted in an increase to interest expense of $303,900. During 2002, approximately $355,000 of the original amounts that were convertible at $1.00 per share were converted to common stock and $55,000 of the original amount was converted into 55,000 shares of Healthcare Concierge stock leaving a total of approximately $207,800 that remains convertible.

         5th Digit Technologies, LLC. Acquisition

         On December 21, 2000 we acquired 5th Digit Technologies, LLC in exchange for 950,000 shares of Series "A" Preferred stock, with a one year put of $5.00 per share. At the time of the acquisition, we believed we were acquiring three (3) Provisional Patent Applications representing exclusive proprietary technologies that were ready to deploy. However, subsequently we learned that 5th Digit did not own the Provisional Patent Applications. As a result, we filed a lawsuit alleging fraud and misrepresentation. Three of the individuals originally comprising 5th Digit ownership, settled with us in an exchange of their Series "A" Preferred shares for common shares of Videolocity.

         On April 11, 2002 the Third Judicial District Court, Salt Lake County, signed a Default Judgment against the holder of the outstanding 350,000 preferred shares ordering cancellation of the shares. It was further determined that any and all redemption or other rights vested in and related to the shares be voided. The 350,000 preferred shares were cancelled on April 12, 2002.

         Subsequently the decision of the Third Judicial District Court was set aside. On March 15, 2004, we signed a settlement agreement which includes the issuance of 80,000 shares of common stock and payments totaling $70,000 payable as follows: $10,000 at execution of the agreement and $5,000 per month beginning May 1, 2004 and continuing until paid in full.

         Merit Studios, Inc. License Agreements

         On October 27, 2000 Videolocity, Inc. acquired an exclusive license from Merit Studios, Inc. who represented their "Wormhole" technology to be a video "packing" (compression) technology. On March 6, 2001 the License acquired from Merit Studios was transferred by mutual agreement to our subsidiary Healthcare Concierge, Inc. The License Agreement guaranteed a completed "Wormhole" video technology on or before April 30, 2001.

         On May 29, 2001 Healthcare Concierge, Inc. acquired a second "Wormhole" license from Merit Studios for the "packing" of all data. We paid Merit Studios and/or expended a total of approximately $600,000 intending to commercialize the promised technology. This promised deployable "Wormhole" technology was never demonstrated or received by Healthcare Concierge, Inc. After many months of delay and the inability to prove the marketability of the Merit "Wormhole" technology; Merit Studios agreed to repurchase the two "Wormhole" licenses through the payment of $600,000 on or before March 1, 2002. Upon full payment and receipt of the $600,000 by Videolocity, we agreed to return any and all rights under the two "Wormhole" License Agreements.

         We have had no assurance that Merit Studios would be able to fulfill the cash obligation of $600,000 under its license repurchase agreement. However, because of the original and continued representations as to the accuracy concerning the "Wormhole" capabilities and the deployment dates of the "Wormhole" technology by Merit Studios to our Company, we have aggressively pursued the collection of the total amount due under the contract. To that end we filed a lawsuit for the collection of the $600,000. The successful recovery of the $600,000 will repay those sums we expended to Merit Studios and for the "Wormhole" technology.

         During June 2003 we received notification of a summary judgment from the Third District Court of Salt Lake County. The Court ordered that judgment be entered in our favor totaling approximately $673,000 which includes the original note receivable plus accrued interest to date and some other small amounts. It was further ordered that the judgment shall be augmented in the amount of reasonable costs and attorney's fees in collecting the judgment. We are currently working with our legal counsel pursuing collection of the judgment.

         Greenwood Technology Group

         In October 2001 we entered into an agreement with The Greenwood Technology Group, Potomac, Maryland, wherein Greenwood would arrange for and/or provide capital (debt and/or equity) to us. However, no guarantees were given that any such funding would be made available at acceptable terms or at all.

         On December 2001, we entered into a letter of intent with Greenwood wherein it agreed to provide an initial bridge loan of $750,000 on or before December 31, 2001. Greenwood also committed to provide up to $1.7 million by March 1, 2002, and an additional $1.2 million prior to April 1, 2002. These additional funds were intended to retire any and all outstanding payables and outstanding notes and, together with other funding, would finance future operations.

         From December 2001 through June 2002, Greenwood provided an aggregate of $462,800 of the initial bridge loan. Under the terms of the loan, we agreed to the principal plus 8% interest on or before October 1, 2002. Greenwood did not fulfill its total commitment and we have agreed to mutually terminate the letter of intent. Of the total provided by Greenwood, approximately $230,000 has converted to Videolocity common stock and $55,000 converted to Healthcare Concierge stock. The remaining notes payable to Greenwood Technologies total $177,800 and have been extended through January 2003. To date, this note remains outstanding.

Employees

         We presently have five full-time employees and frequently outsource projects to individual consultants as well as various consulting companies to complete projects for the Company. We anticipate hiring 2-3 engineers and 1-2 administrative support staff over the next several months. We do not anticipate a need to hire additional high-level employees for the next several months. We do not anticipate that our employees will be represented by unions and consider our relationship with our employees to be good.

         During December 2004, the Board of Directors approved new employment agreements for all officers that provide for payment of a base salary, options under an executive stock incentive program, and also contains other customary provisions such as vacation, medical insurance and provisions for bonuses.

         Each of the above-described employment agreements are specific to the individual's agreement but typically include the following uniform terms:

         Term:   The term of each of the agreements is three years.

         Non-Compete: During the term of the agreements the employee agrees not to:

         *    own, manage operate or control any business that competes with us;

         * provide services to any business in the video-on-demand industry that is directly competitive with us;

         * solicit any business similar to ours from, or sell any products or services that are in direct competition with ours to, any business that within one year prior to the date of termination of employment, was a customer or client of ours or any of our subsidiaries; and

         * solicit the employment of any of our full-time executives or employees as of the date of termination of the agreement.

         Assignment of Inventions: During the terms of the employment agreements, any invention, discovery, concepts and ideas, whether or not patentable or subject to copyright protection, which the employee discovers or conceives, will become our sole property.

         Change of Control: In the event of a change of control including beneficial ownership of our company, whether by merger, acquisition, consolidation, reorganization, liquidation or otherwise, the employee will be entitled to voluntarily terminate his agreement and receive certain benefits set forth below:

         * the annual base salary through the date of termination, to the extent not theretofore paid;

         * severance amounting to one to two years' salary, depending on officer;

         * reimbursement for any monies advanced by employee through the date of termination;

         * all other payments and benefits to which the employee is entitled through the date of termination;

         *    all unvested plan units under the stock incentive plan will vest.

Indemnification Of Directors And Executive Officers And Limitation On Liability

         We have adopted certain provisions in our articles of incorporation that limit the liability of our directors and executive officers and provide for indemnification by us for our directors and officers to the fullest extent permitted by Nevada law. Such provisions substantially limit the shareholders' ability to hold directors and officers liable for monetary damages resulting from breaches of their fiduciary duties.

Description Of Property

         Our technical, marketing, and corporate offices are located at 1762 A Prospector Avenue, Park City, Utah 84060, our telephone number is (435) 615-8338 and our fax number is (435) 615-9979. Our mailing address is PO Box 1929, Sandy, Utah 84091-1929. The Park City offices consist of approximately 2800 square feet. The office space was leased under a contract at $4,000 per month that expired December 2002. We are currently renting the Park City office on a month to month basis and evaluating the need for additional space. We may relocate our office in the near future. The Salt Lake City and Park City areas have an abundance of available office space and we do not anticipate that a relocation of our office will increase our monthly costs substantially.

Legal Proceedings

         During December 2000 we issued 950,000 shares of preferred stock for the purchase of 5th Digit Technologies, LLC. During 2002, we exchanged 180,000 shares of our common stock for 600,000 shares of the preferred stock. A legal action was filed against the holder of the remaining 350,000 preferred shares outstanding, alleging misrepresentation of the technology acquired as part of the purchase of 5th Digit Technologies, LLC. On January 24, 2002 the outstanding 350,000 preferred shares were tendered for liquidation at $5.00 per share and were subsequently deposited with the court pending the outcome of the legal action. On April 11, 2002 the Third Judicial District Court, Salt Lake County, signed a Default Judgment against the holder of the outstanding 350,000 preferred shares ordering cancellation of the shares. It was further determined that any and all redemption or other rights vested in and related to the shares be voided. The 350,000 preferred shares were cancelled on April 12, 2002. Subsequently, the decision of the Third Judicial District Court was set aside. On March 15, 2004, we reached a settlement agreement which includes our issuing 80,000 shares of common stock and payments totaling $70,000 payable as follows:
$10,000 at execution of the agreement and $5,000 per month beginning May 1, 2004 and continuing until paid in full.

         In January 2002 Videolocity filed a legal action in the Third Judicial District Court of Salt Lake County, Utah against the holder of 350,000 shares of Series "A" Preferred stock, together with certain other persons, asking the court to cancel the remaining 350,000 shares outstanding from the 5th Digit Technologies, LLC acquisition. The suit alleges misrepresentation of the technology which induced the acquisition by Videolocity of 5th Digit Technologies, LLC.

         On April 11, 2002 the Third Judicial District Court, Salt Lake County, signed a Default Judgment against the holder of the outstanding 350,000 preferred shares ordering cancellation of the shares. It was further determined that any and all redemption or other rights vested in and related to the shares be voided. The 350,000 preferred shares were cancelled on April 12, 2002.

         Subsequently, the decision of the Third Judicial District Court was set aside. On March 15, 2004, we signed a settlement agreement which includes the issuance of 80,000 shares of common stock and payments totaling $70,000 payable as follows: $10,000 at execution of the agreement and $5,000 per month beginning May 1, 2004 and continuing until paid in full.

         On August 26, 2002 our subsidiary, Healthcare Concierge, Inc., filed an action in the Third District Court of Salt Lake County, Utah against Merit Studios, Inc. The action seeks $600,000 that is owed by Merit Studios to Healthcare Concierge pursuant to the reconveyance to Merit Studios of two license agreements. In June 2003, the Court issued a summary judgment in our favor for approximately $673,000, which includes the original note receivable plus accrued interest to date. The judgment will also be augmented in the amount of reasonable costs and attorney's fees related to the collection of the judgment.

         On June 2, 2003, Videolocity signed a 10% simple interest promissory note with an unrelated privately held company where the privately held company was to provide $5,000,000 in operating funds to Videolocity. The terms of the note provided that we pay a 2% fee totaling $100,000 for arranging the loan. Terms of repayment included interest on a quarterly basis and the balance of the note at the end of thirty-six months. Additionally, the privately held company would receive one seat on the board of directors until such time as the promissory note was paid in full. After weeks of delays and promises regarding funding, the privately held company signed an addendum to the original note promising funding of the note by September 19, 2003. When the funding was not met according to the addendum, the privately held company signed a second addendum promising funding of the note by November 10, 2003. After months of delays, and the privately held company not fulfilling the terms of the original agreement and/or the signed addendums Videolocity filed a multi count civil complaint against the privately held company. The privately held company filed a motion with the Court to dismiss the complaints filed by us. This motion to dismiss was denied by the Court on March 12, 2004.

                                   MANAGEMENT

Officers And Directors

         The following  table sets forth the names,  ages, and titles of each of
our  directors  and  executive   officers  and  employees  expected  to  make  a
significant contribution to Videolocity.

Name                                                 Age                  Title
----                                                 ---                  -----
Dan Driscoll                                         46                   Director
Robert E. Holt                                       39                   President / CEO / Director
Larry R. McNeill                                     62                   Director
Cortney L. Taylor                                    42                   CFO / Secretary / Treasurer
Bennie L. Williams                                   66                   Chairman of the Board / Director

         The term of office of each director is one year and until his or her successor is elected at our annual shareholders' meeting and is qualified, subject to removal by the board of directors and or shareholders.

         No director, officer, or affiliate has, within the past five years, filed any bankruptcy petition, been convicted of or been the subject of any pending criminal proceedings, or is any such person the subject or any order, judgment, or decree involving the violation of any state or federal securities laws.

         We have adopted certain provisions in our articles of incorporation that limit the liability of our officers and directors and provide for indemnification by us for our officers and directors to the fullest extent permitted by Nevada law. Such provisions substantially limit the shareholders' ability to hold officers and directors liable for monetary damages resulting from breaches of their fiduciary duties.

         On September 5, 2002, the board of directors accepted the resignation of D. T. Norman as a director and secretary/treasurer of Videolocity International Inc. for personal reasons. Also on September 5, 2002, Dr. James P. Hill resigned as vice chairman and director of Videolocity, citing time and travel constraints as his reason. The resignations of Douglas Meadows and Jerry
E. Romney, Jr. as officers and directors were accepted in late 2001 each having resigned for personal reasons. Robert E. Holt and Dan Driscoll were elected to fill the vacancies on the board of directors created by the resignations. On December 31, 2002, Martin Senn resigned as an officer and director of certain of our subsidiaries.

         Effective September 1, 2002, Cortney Taylor became our new chief financial officer. Mr. Taylor replaces Larry R. McNeill, who resigned as our CFO. Mr. McNeill remains a director.

         Presently, we do not provide monetary compensation to directors for serving on our board of directors or the boards of our subsidiaries, or for attendance at board or committee meetings. We anticipate that as we acquire adequate funding, we will consider instituting a policy to compensate our directors. In that event, we believe that any proposed compensation will be equivalent to that of companies of similar size and stature as ours. Through April 30, 2004, we have issued compensation shares totaling 325,000 under our 2002 Stock Incentive and Stock Award Plan and have issued a total of 1,900,000 options at the market value on the date of grant to our directors for past service.

         Certain biographical information of our directors and officers is set forth below.

         Dan Driscoll. Mr. Driscoll became a director in January 2002. Mr. Driscoll was a Senior VP of Business Development of the Wireless Division of CommScope, Inc. The CommScope Wireless Division was created in 1997; and Mr. Driscoll was a part of the sales and business development of that division since 1998. Mr. Driscoll has 20 years experience in sales and business development in the Wireless Telecom arena. His expertise in developing strategic partners was instrumental in Hewlett Packard's entrance in the RF/Microwave component market through its purchase of Avantek. Mr. Driscoll holds both a BSBA and BSEE from Villanova University. He also holds multiple business certificates from PCS technology to process control programs. Mr. Driscoll has been chairman of the local Parks and Recreation of his community for the past 15 years and previously played football in the CFL and NFL.

         Robert E. Holt. Mr. Holt joined Videolocity as President, CEO, and a Director in January 2002. Mr. Holt acted until January 2002 as Chief Operating Officer of Greenwood Technology Group. From December 2001 through June 2002, Greenwood provided certain funding to Videolocity. Mr. Holt is no longer affiliated with Greenwood. Prior to joining Greenwood Technology Group, Mr. Holt held a variety of positions with high-tech companies including Qualcomm Inc. from May 1997 to September 2001, where he was head of the Wireless Campus Group, overseeing product development, marketing, and technology introduction. Mr. Holt served as a Director of Qualcomm Ventures and Wireless Infrastructure Products Division. He has 10 years with the U.S. Army Signal Corps, GTE Government Systems, PrimeCo PCS and Sprint PCS where he led the development and deployment of wireless networks in over thirty countries. His expertise is around the following issues: Strategic Planning/Partnership, Competitive Intelligence, Operations and Implementation. Mr. Holt has earned a Bachelor of Science degree in electrical engineering and a master of science degree in communications. He has also earned certification in project management, PCS technologies, call processing and systems engineering.

         Larry R. McNeill. Mr. McNeill became a director in December 2000. From October 1998 to February 2004, Mr. McNeill was the Chief Financial Officer of Theatre Candy Distributing Company, Inc. of Salt Lake City, Utah. In February 1996, Mr. McNeill retired from Salt Lake City based Smith's Food & Drug Centers, Inc. after 17 years as an executive officer of that company, most recently Senior Vice President of Corporate Development. Mr. McNeill is a director of Theatre Candy Distributing Company, Inc.; American Polymer Corp.; Water and Wellness Centers LLC; and Financial Services, LLC. He is the President of the West Valley Colonels Association and past president and founder of the Cystic Fibrosis Foundation of Utah. Mr. McNeill holds a B.A. degree in Business Administration, Economics and Russian, a MBA degree in Business Management, and is pursuing his Ph.D. in Business Administration. Effective September 1, 2002, Mr. McNeill resigned as our CFO, but remained as a director. He also resigned as CFO of Videolocity, Inc., Healthcare Concierge, Inc., Hospitality Concierge, Inc. and Videolocity Technologies, Inc.

         Cortney L. Taylor. Mr. Taylor became our new Chief Financial Officer effective September 1, 2002. Mr. Taylor is a CPA, a member of the UACPA and AICPA, and has served as a member of the Utah State University, School of Accountancy Advisory Board and on the UACPA Accounting Issues Committee. From November 1994 to August 2002, he was employed in the Utah offices of Grant Thornton, LLP serving as an assurance senior manager in his last position with that firm. Mr. Taylor holds B.S. in Accounting and Masters of Accounting degrees from Utah State University.

         Bennie L. Williams. Mr. Williams was appointed Chairman and a director in June 2001. He has spent 36 years in the broadcasting industry in general management, sales management, marketing, promotion and advertising of several radio stations. Mr. Williams was Vice President of sales for Intermountain Radio Network, with 132 affiliates. From 1970 to 1987, he was Vice President of sales for Communications Investment Corporation's twelve owned and operated stations in Utah, Idaho and Montana. In addition he was general manager of KALL AM and KLCY FM until his retirement in 1988. At that time he founded his own company, a sole proprietorship named Business Idea Company of America, which was an investment portfolio management firm that also provided marketing, advertising and consulting services to select clients. Business Idea Company became inactive in the fourth quarter of 2001 and never had any business relationship with Videolocity. Mr. Williams is currently serving his sixth year as Chairman of the Board of Governors of Shriners Hospital for Children, Intermountain, in Salt Lake City.

Committees Of The Board Of Directors

         We do not currently have an audit committee and as a result our entire board of directors performs the duties of an audit committee. Our board of directors will approve in advance the scope and cost of the engagement of an auditor before the auditor renders audit and non-audit services. The board of directors is also responsible for considering specific problems and questions that arise during the course of audits, monitoring the adequacy of accounting and audit controls, and such other functions as the board of directors may deem appropriate. As a result, we do not rely on pre-approval policies and procedures.

Executive Compensation

         Presently, we do not have any retirement, pension, profit sharing, or insurance plans covering officers or directors. Also, we do not currently compensate directors for serving in their capacities as directors, but do reimburse such persons for expenses reasonably incurred by them in connection with company business.

                           Summary Compensation Table
                           --------------------------

                                                                            Other Annual      Restricted       All Other
Name and Principal Position   Year              Salary         Bonus        Compensation     Stock Award     Compensation
---------------------------   ----              ------         -----        ------------     -----------     ------------
Robert E. Holt, CEO,
  President, Director         2003             $240,000*        $ --              $ --            $ --             $ --
Robert E. Holt, CEO,
  President, Director         2002              $190,000        $ --              $ --            $ --             $ --
Martin P. Senn, Former COO
  Videolocity, Inc.           2002              $141,000        $ --              $ --            $ --             $ --

* Salary for FY 2003, $120,000 of which was paid during FY 2003 with $120,000 being accrued at October 31, 2003. As of July 6, 2004 this amount remains accrued.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year End Option/SAR Values

                                                        Number Of Securities Underlying          Value Of Unexercised
                             Shares                         Unexercised Options/SARs          In-The-Money Options/SARs
                           Acquired On      Value                  At FY-End                          At FY-End
Name And                    Exercise       Realized                   (#)                                ($)
Principal Position             (#)           ($)         Exercisable/     Unexercisable     Exercisable/     Unexercisable
------------------         -----------     ---------     ------------     -------------     ------------     -------------
Robert E. Holt                  25,000        $5,750               -/            47,500               -/          $11,900
CEO, President,
Director

         On December 31, 2002 Martin P. Senn resigned as an officer, director and employee of Videolocity International Inc. and/or any of its subsidiaries and subsequently was hired as a consultant to Videolocity, Inc. continuing through the beginning of March 2003.

Stock Incentive Plans

         The Videolocity, Inc. 2000 Stock Incentive Plan was adopted in connection with the acquisition of Videolocity, Inc. A total of 1,000,000 shares of common stock are reserved for issuance under the plan. Plan awards with respect to 980,784 shares have been made to date. . Through April 30, 2004 , plan awards that have vested and converted to stock total 906,484 shares and plan awards subject to vesting requirements total 74,300 shares. As of April 30, 2004, plan awards with respect to 19,216 shares remain available for issuance under the Plan. All awards made under the Plan are made in plan units. Each plan unit becomes convertible at the option of the participant into one share of common stock on the date the vesting requirements for the plan units have been satisfied. The shares of common stock to be issued under the plan have been registered under the Securities Act of 1933. Awards granted to date generally provide vesting schedules over three years. If a plan participant voluntarily terminates his employment or is terminated for cause, any unvested plan awards will be forfeited. If a plan participant is terminated without cause, terminates for good reason (including a change of control), dies, or becomes disabled, any unvested plan awards will vest on the date of such termination. The following officers, employees and consultants have received a total of 906,484 shares under the Videolocity Inc 2000 Stock Incentive Plan through April 30, 2004:
Robert E. Holt, Cortney L. Taylor, Mike York, Danny Osorio, Randy Moller, Jay Muse, Aaron Smith, Shane McNeill, Jerry E. Romney, Jr., Luigi A. DeAngelis,
David M. Smith, Joshua L. Hamer, Wilford T. Lee, Martin P. Senn and Steven Fogarty.

         On March 26, 2002 we adopted an omnibus stock option and stock award plan. A total of 500,000 shares of common stock are reserved for issuance under the plan. Through April 30, 2004, 497,855 shares have been approved to be awarded under the plan. The Stock Option and Stock Award Plan is to be administered either by the board of directors or by a committee to be appointed from time to time by the Board. Awards granted under the Stock Option and Stock Award Plan may be stock options, appreciation rights, or stock awards which are awarded to employees, including officers and directors, who, in the opinion of the board or the committee, have contributed, or are expected to contribute, materially to the success of the Videolocity. In addition, at the discretion of the Board or the committee, options or bonus stock may be granted to individuals who are non employees but contribute to the success of Videolocity. All of our employees, officers, directors and consultants are eligible to participate under the Stock Option and Stock Award Plan. Through October 31, 2003, we have issued a total of 142,855 to consultants and have issued compensation shares totaling 325,000 under our 2002 Stock Incentive and Stock Award Plan to our directors for past service rendered in 2000 and 2001. Those current and former directors receiving shares were:

                    Robert E. Holt                            100,000 shares
                    Dan Driscoll                              100,000 shares
                    Bennie L. Williams                         25,000 shares
                    Larry R. McNeill                           25,000 shares
                    D. T. Norman (former director)             25,000 shares
                    James P. Hill (former director)            25,000 shares
                    Lawrence Turel (former director)           25,000 shares

         On December 4, 2003, the board of directors approved a total of 30,000 shares under the plan to consultants of Videolocity. As of April 30, 2004, 2,145 shares remain available for issuance under the Plan.

         On December 4, 2003, the board of directors approved a total of 9,200,000 options to employees and Directors that vest according to various individual schedules. The options were granted at the market price on December 4, 2003.

                                                 Number of securities
                                                   to be issued upon          Weighted average
                                                exercise of outstanding      exercise price of       Number of securities
                                                 options, warrants and      outstanding options,      remaining available
Plan category                                            rights             warrants and rights       for future issuance
------------------------------------------      -----------------------     --------------------     ---------------------
                                                          (a)                       (b)                       (c)
Equity compensation plans approved by
security holders                                      104,300                   $ 0.81                      21,361
Equity compensation plans not approved by
security holders                                    9,200,000                   $ 0.13                        -0-

                             PRINCIPAL STOCKHOLDERS

         The following table provides information, to the best of our knowledge as of July 6, 2004, regarding beneficial ownership of our common stock by:

         * each person known to us to own beneficially more than 5% of our common stock;

         *    each of the named executive officers;

         *    each of our directors; and

         *    all executive officers and directors as a group.

                                                Amount and
                                                 Nature of
                                                 Beneficial        Percent of
Name and Address of Beneficial Owner              Ownership         Class (1)
------------------------------------            -----------        ----------
Principal Shareholders:
Kirsten Bringhurst Cysewski (2)                   2,015,000           13.32%
Marvin Erickson                                   1,000,000            6.61%
WAJ Enterprises LLC                               1,800,985           11.91%
Cornell Capital Partners, LP                        796,494            5.10%

Officers and Directors(3)
Dan Driscoll                                        725,122            4.58%
Robert E. Holt                                    5,020,000           24.92%
Larry McNeill                                     1,578,067            9.45%
Cortney L. Taylor                                 1,014,000            6.28%
Bennie L. Williams                                1,035,000            6.41%
All Officers and Directors as a Group
  (5 persons) as of July 6, 2004                  9,372,189           38.26%

----------------------

(1) Beneficial ownership is determined based on the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are exercisable, or exercisable within 60 days of July 6, 2004, are counted as outstanding. These shares, however, are not counted as outstanding for purposes of computing the percentage ownership of any other person. Except as may be indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite that stockholder's name.
(2)      Includes 1,925,000 shares held of record by Kirsten R Bringhurst Living
         Trust
(3) The address for each of Videolocity's officers and directors is PO Box 1929, Sandy, Utah 84091.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

         Our common stock is quoted on the Over-the-Counter Bulletin Board under the trading symbol "VCTY." Inclusion on the Over-the-Counter Bulletin Board permits price quotations for our shares to be published by such service. Prior to March 2002 our shares traded under the symbol "VIDC" and prior to December 2000, our shares traded under the symbol "PVTC."

         The following table sets forth the high and low bid quotations for our common stock for the preceding two fiscal years ended October 31, 2003 and 2002 and the first two quarters of our current fiscal year. The quotations have been adjusted to give effect to the .61-for-1 reverse stock split effected December 1, 2000 and the 1 for 10 reverse stock split effected March 1, 2002. Despite the publication of quotations during such periods, there was no significant trading volume and there existed no established trading market for our shares.

           2004                                      High Bid          Low Bid
           ----                                      ------------      ------------
           First Quarter ended January 31, 2004            $ 0.21            $ 0.09
           Second Quarter ended April 30, 2004             $ 1.18            $ 0.15

           2003                                      High Bid          Low Bid
           ----                                      ------------      ------------
           First Quarter ended January 31, 2003            $ 0.50            $ 0.12
           Second Quarter ended April 30, 2003             $ 0.45            $ 0.13
           Third Quarter ended July 31, 2003               $ 0.30            $ 0.15
           Fourth Quarter ended October 31, 2003           $ 0.51            $ 0.06

           2002                                      High Bid          Low Bid
           ----                                      ------------      ------------
           First Quarter ended January 31, 2002            $ 0.98            $ 0.70
           Second Quarter ended April 30, 2002             $ 1.74            $ 0.90
           Third Quarter ended July 31, 2002               $ 1.56            $ 0.85
           Fourth Quarter ended October 31, 2002           $ 0.90            $ 0.35

         The foregoing quotations represent inter-dealer prices without retail mark-up, mark-down, or commission, and may not represent actual transactions.

         As of July 6, 2004, there were 176 holders of record of Videolocity's common stock, including broker-dealers and clearing firms holding shares on behalf of their clients, as reported by our transfer agent. This figure does not take into account those individual shareholders whose certificates are held in the name of broker-dealers or other nominees.

         As of July 6, 2004 we had 15,123,863 shares of common stock issued and outstanding.

Dividend Policy

         We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Except as described herein, there were no material transactions, or series of similar transactions, during our last two fiscal years, nor are there any currently proposed transactions, in which we were or are to be a party, in which the amount involved exceeds $60,000, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, has an interest.

         The following persons purchased shares of our common stock in the private placement of 610,000 shares completed on December 4, 2000 immediately following the acquisition of Videolocity, Inc.: Stephen B. Cluff, a former officer and director, 12,200 shares; Kirk Schneider, a former greater than 5%
shareholder, 61,000 shares; Mark Schneider, a former greater than 5% shareholder, 54,900 shares; Noland Schneider, the father of Kirk Schneider and Mark Schneider, 122,000 shares; and Jeri Staten, the sister of Kirk Schneider and Mark Schneider, 61,000 shares. Such persons purchased the shares at a price of approximately $0.164 per share, which was the same price paid by the other purchasers in the private placement. Noland Schneider provided assistance in locating an entity (Pine View Technologies, Inc. which was renamed Videolocity International, Inc during December 2000), to be used in the acquisition of Videolocity, Inc. and assisted in negotiating the terms of the reorganization, which was recorded as a recapitalization. Mr. Schneider did not receive any compensation for such activities.

         In July 2001, two of our current  directors Larry R. McNeill and Bennie
L. Williams loaned to us $135,000 and $100,000, respectively, pursuant to certain 60-day secured notes issued by us. The notes have been extended to August 1, 2003 and, to date Mr. McNeill converted his note to common stock and Mr. Williams note has not been paid and is currently past due. During the fiscal year ended October 31, 2002 we borrowed $125,000 from Dan Driscoll and $25,000 from Robert E. Holt represented by notes payable at 8% simple interest. Dan Driscoll subsequently converted his loan to 125,000 shares of Videolocity common stock and, to date, we have not paid off Mr. Holt's note.

         As additional consideration for the loans, we issued to Mr. McNeill and Mr. Williams 67,500 shares and 50,000 shares, respectively, of Healthcare Concierge, Inc. During 2002, as consideration for extending the term of the notes, we issued to Mr. McNeill and Mr. Williams 13,500 shares and 10,000 shares, respectively, of Videolocity common stock. Also, during 2003, as consideration for extending the term of his note Mr. McNeill was issued 12,000 shares of Videolocity common stock. A former director, D.T. Norman, through ISOZ, L.C., a private entity of which she is the manager, also loaned to us in July 2001 an aggregate of $215,000 pursuant to the secured notes. During the fiscal year ended October 2002, former director D.T. Norman volunteered on behalf of ISOZ, L.C. to contribute back to Videolocity a total of 50,000 shares of common stock to offset some of the additional shares that we had issued as consideration to acquire certain loans. Ms. Norman is no longer a director of Videolocity and ISOZ is not otherwise affiliated with Videolocity. All of the aforementioned notes remain outstanding as of the date hereof.

                          DESCRIPTION OF CAPITAL STOCK

Common Stock

         Videolocity is authorized to issue 50,000,000 shares of Common Stock $0.001 par value, of which 15,123,863 shares were issued and outstanding at July 6, 2004. The securities being offered hereby are common stock, with one vote per share on all matters to be voted on by shareholders, without any right to accumulate their votes. Shareholders have no preemptive rights and have no liability for further calls or assessments on their shares. The shares of common stock are not subject to repurchase by Videolocity or conversion into any other security. All outstanding shares of common stock are, and those issued pursuant to the Standby Equity Distribution Agreement will be fully paid and non assessable.

         Shareholders are entitled to receive such dividends as may be declared by the board of directors of the Videolocity out of funds legally available therefore and, upon the liquidation, dissolution or winding up of Videolocity, are entitled to share ratably in all net assets available for distribution to such holders after satisfaction of all of our obligations, including stock preferences. It is not anticipated that we will pay any dividends in the foreseeable future since we intend to follow the policy of retaining its earnings to finance the growth of its business. Future dividend policies will depend upon the Videolocity's earnings, financial needs and other pertinent factors.

Preferred Stock

         Videolocity is authorized to issue 1,000,000 shares of Preferred Stock, $0.001 par value. The preferred stock may be issued in different series. All rights and preferences of any series of preferred stock are to be set by the board of directors upon issue.

         The issuance of preferred stock may have the effect of delaying or preventing a change in control of Videolocity. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of the common stock. As of the date of this prospectus, no shares of preferred stock will be outstanding and we currently have no plans to issue any shares of preferred stock.


Compensation Debentures

         Videolocity has outstanding convertible compensation debentures, which were issued in the original principal amount of $390,000. These debentures accrue interest at a rate of 5% per year and mature three years from the issuance date. The debentures are convertible at the holder's option any time up to maturity at a conversion price equal to the lower (i) of two-hundred fifty percent of the closing bid price on the date of the debentures, or (ii) the lowest closing bid price of the common stock for the three trading days immediately preceding the conversion date. At maturity, Videolocity has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price equal to the lower of (i) two-hundred fifty percent of the closing bid price on the date of the debentures, or (ii) the lowest closing bid price of the common stock for the three trading days immediately preceding the conversion date.

Options and Convertible Notes Payable

          Videolocity has outstanding options, which were issued for various purposes, as well as certain notes payable that are convertible into Videolocity common stock.

         Videolocity has 11,012,000 outstanding options to purchase Videolocity common stock that have been issued to employees, directors, consultants, issued for services, and issued in conjunction with borrowings/notes payable. Videolocity has elected to follow Accounting Principles Board Opinion No. 25,
"Accounting for Stock Issued to Employees" and related Interpretations in accounting for its employee stock options as allowed under FASB Statement 123, "Accounting for Stock-Based Compensation". Options issued to non-employees for services and/or other purposes are being expensed at the more readily determinable value between the service provided or the value of the option. Options issued in conjunction with borrowings/notes payable expire upon repayment of principle to the holders of the notes payable.

         Videolocity currently has $592,800 in notes payable that are convertible into common stock of the Company in the following amounts: $177,800 is convertible at $1.00 per share, $85,000 is convertible at $0.30 per share, $80,000 is convertible at $0.25 per share, $65,000 is convertible at $0.22 per share, $125,000 is convertible at $0.20 per share, $60,000 is convertible at $0.15 per share. The notes are convertible until paid in full.

         Videolocity currently has a total of 23,761 shares that remain available for issuance under stock plans. Under the plans, 74,300 plan units remain subject to vesting requirements and 30,000 plan units have been approved but to date have not been issued.

Transfer Agent

         The transfer agent for Videolocity common stock is Colonial Stock Transfer Company. Its address is 60 Exchange Place, Salt Lake City, Utah 84111, and its telephone number is (801) 355-5740.

Reports To Shareholders


         We intend to furnish our shareholders with annual reports which will describe the nature and scope of our business and operations for the prior year and will contain a copy of our audited financial statements for its most recent fiscal year.

Limitation Of Liability:  Indemnification

Indemnification Of Directors And Executive Officers And Limitation On Liability

         We have adopted certain provisions in our articles of incorporation that limit the liability of our directors and executive officers and provide for indemnification by us for our directors and officers to the fullest extent permitted by Nevada law. Such provisions substantially limit the shareholders' ability to hold directors and officers liable for monetary damages resulting from breaches of their fiduciary duties.

Anti-Takeover Effects Of Provisions Of The Articles Of Incorporation

         There are no provisions in our Articles of Incorporation or Bylaws related to preventing or restricting takeovers, mergers or acquisitions of Videolocity by another company.

                                     EXPERTS

         The audited financial statements included in this prospectus and elsewhere in the registration statement for the fiscal years ended October 31, 2003 and October 31, 2002 have been audited by Madsen & Associates, CPAs, Inc. The report of Madsen & Associates, CPAs, Inc., is included in this prospectus in reliance upon the authority of this firm as experts in accounting and auditing. The report of Madsen & Associates, CPAs, Inc., contained elsewhere in this prospectus contains an explanatory paragraph regarding its ability to continue as a going concern.


                                  LEGAL MATTERS

         The validity of the shares offered herein will be opined on for us by the Law Offices of Leonard Nielsen, Attorney-at-Law, Salt Lake City, Utah.


                           HOW TO GET MORE INFORMATION

         We have filed with the Securities and Exchange Commission in Washington, DC, a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the shares we are offering. Prior to the effective date of the registration statement we were not subject to the information requirements of the Securities Exchange Act of 1934 (the ("Exchange Act"). At the time of the effectiveness of the registration statement we will become a "reporting company" and required to file reports pursuant to the provisions of the Exchange Act. This prospectus does not contain all of the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. Reference is hereby made to the registration statement and exhibits thereto for further information with respect to Videolocity and the shares to which this prospectus relates. Copies of the registration statement and other information filed by with the Commission can be inspected and copied at the public reference facilities maintained by the Commission in Washington, DC at 450 Fifth Street, NW, Washington, DC 20549. In addition, the Commission maintains a World Wide Web site that contains reports, proxy statements and other information regarding registrants such as Videolocity which filed electronically with the Commission at the following Internet address:
(http:www.sec.gov).



                 Videolocity International Inc. and Subsidiaries
                          (A Development Stage Company)
              CONSOLIDATED CONDENSED FINANCIAL STATEMENTS AND NOTES


                                TABLE OF CONTENTS

                                                                                                                       PAGE
Unaudited Consolidated Condensed Balance Sheet (April 30, 2004)                                                         F-2
Unaudited Consolidated Condensed Statement of Operations (April 30, 2004 and April 30, 2003)                            F-3
Unaudited Consolidated Condensed Statement of Stockholders' Deficit (Six Months Ended April 30, 2004)                   F-4
Unaudited Consolidated Condensed Statement of Cash Flows (Six Months Ended April 30, 2004)                              F-6
Notes to Consolidated Financial Statements                                                                              F-7
Report of Independent Auditors dated March 16, 2004                                                                    F-17
Consolidated Balance Sheet (October 31, 2003) (Audited)                                                                F-18
Consolidated Statement of Operations (October 31, 2003 and April 30, 2003) (Audited)                                   F-19
Consolidated Statement of Stockholders' Deficit (Six Months Ended October 31, 2003) (Audited)                          F-20
Consolidated Statement of Cash Flows (Six Months Ended October 31, 2003) (Audited)                                     F-21
Notes to Consolidated Financial Statements                                                                             F-23


                 Videolocity International Inc. and Subsidiaries
                          (A Development Stage Company)
                 UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEET
                                 April 30, 2004


                                     ASSETS

CURRENT ASSETS
  Cash                                                                           $   240,811
  Accounts receivable, net of allowance for bad debts of $590,000                     10,000
  Other assets                                                                       184,511
                                                                                 -----------

    Total current assets                                                             435,322

PROPERTY AND Equipment, at cost, net                                                 658,221
OTHER ASSETS                                                                          23,836
                                                                                 -----------
                                                                                 $ 1,117,379
                                                                                 ===========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
  Accounts payable                                                               $   219,487
  Accrued liabilities                                                                422,531
  Accrued interest payable                                                           203,882
  Notes payable - related parties                                                    125,000
  Notes payable                                                                    1,504,800
  Current portion of long term obligations                                           214,982
                                                                                 -----------
    Total current liabilities                                                      2,690,682

  Long term obligations less current portion                                         697,201

MINORITY INTERESTS                                                                     4,866

COMMITMENTS AND CONTINGENCIES                                                           --

STOCKHOLDERS' DEFICIT
  Common stock, $0.001 par value; 50,000,000 shares
    authorized, 15,012,952 issued and outstanding                                $    15,013
  Preferred stock, $0.001 par value; 1,000,000 shares
    authorized none outstanding                                                         --
  Additional paid-in capital                                                       6,284,045
  Deficit accumulated during the development stage                                (8,574,428)
                                                                                 -----------
    Total stockholders' deficit                                                   (2,275,370)
                                                                                 -----------
                                                                                 $ 1,117,379
                                                                                 ===========

   The accompanying notes are an integral part of these financial statements.


                 Videolocity International Inc. and Subsidiaries
                          (A Development Stage Company)
            UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

                                                Three months ended                Six months ended              From May 26,
                                          -----------------------------      -----------------------------          2000
                                                    April 30,                          April 30,                   through
                                             2004              2003             2004              2003        April 30, 2004
                                          -----------       -----------      -----------       -----------      -----------

Revenue                                    $     --          $     --         $     --          $     --         $     --
                                          -----------       -----------      -----------       -----------      -----------
Operating expenses
  Salaries, payroll taxes, and
    employee benefits                         193,727           202,156          464,689           393,473        3,164,874
  Professional fees and consultants            28,316            63,029           33,164           124,623        1,097,284
  Technology development consulting            29,594            34,258           52,937            92,808          428,411
  Directors compensation through
    stock plan                                   --                --               --                --             95,000
  Rent                                          8,000             8,000           24,000            21,000          232,305
  Provision for bad debts                        --                --               --             149,000          590,000
  Travel and conventions                        6,108             4,586            6,943            14,991          172,952
  Depreciation and amortization                 6,323             6,484           12,647            12,647          131,351
  Utilities                                     8,216             2,203           10,659            12,811           79,936
  Gain on transfer of license
    agreements                                   --                --               --                --          (114,509)
  Write off of goodwill                          --                --               --                --            958,628
  Other                                        18,581            34,742           20,657            71,109          508,459
                                          -----------       -----------      -----------       -----------      -----------
                                              298,865           355,458          625,696           892,462        7,344,691
                                          -----------       -----------      -----------       -----------      -----------
    Operating loss                          (298,865)         (355,458)        (625,696)         (892,462)      (7,344,691)
Interest income                                 --                --               --                --               5,578
Legal Settlement                             (97,400)             --            (97,400)             --            (97,400)
Gain on sale of stock, net                      --                --               --                --             338,049
Interest and beneficial conversion
  expense                                   (141,810)          (62,216)        (197,111)         (231,618)      (1,401,978)
Expense for stock options on
  guarantee                                  (69,120)          (69,120)         (69,120)
Minority interests                              --                --               --                --             (4,866)
                                          -----------       -----------      -----------       -----------      -----------
    Loss before income taxes                (607,195)         (417,674)        (989,327)       (1,124,080)      (8,574,428)
Income taxes                                    --                --               --                --               --
                                          -----------       -----------      -----------       -----------      -----------
NET LOSS                               $    (607,195)    $    (417,674)   $    (989,327)   $   (1,124,080)  $   (8,574,428)
                                          ===========       ===========      ===========       ===========      ===========
  Loss per common share
    Basic and Diluted                         $(0.06)           $(0.07)          $(0.13)           $(0.19)

Weighted-average common and
  dilutive common equivalent shares
  outstanding
  Basic and Diluted                         9,559,225         5,935,208        7,943,015         5,921,868

        The accompanying notes are an integral part of these statements.

                 Videolocity International Inc. and Subsidiaries
                          (A Development Stage Company)
       UNAUDITED CONSOLIDATED CONDENSED STATEMENT OF STOCKHOLDERS' DEFICIT
                           For the period May 26, 2000
                      (inception) through October 31, 2000,
                 the years ended October 31, 2001, 2002 and 2003
                   and for the six months ended April 30, 2004
                                                                                                               Deficit
                                                                                                             Accumulated
                                                                                              Additional     during the
                                       Preferred Stock                 Common Stock             paid-in      Development
                                     Shares         Amount         Shares         Amount        capital         Stage
                                  -----------    -----------    -----------    -----------    -----------    -----------
Balance at May 26, 2000
  (inception)                            --      $      --             --      $      --      $      --      $      --
Issuance of common stock                 --             --          640,610            641         85,685           --
Net loss for the period                  --             --             --             --             --         (129,778)
                                  -----------    -----------    -----------    -----------    -----------    -----------
Balance at October 31, 2000              --             --          640,610            641         85,685       (129,778)
Issuance of Series A preferred
  stock                               950,000            950           --             --          949,050           --
Issuance of common stock for
  acquisition of Videolocity,
  Inc                                    --             --        3,028,076          3,028        386,092           --
  Provision for redemption
    value of preferred stock             --             --             --             --       (3,957,380)          --
  Issuance of common stock for:
  Services                               --             --           20,000             20         19,980           --
  Cash                                   --             --          610,000            610        499,390           --
  Stock incentive plans                  --             --            5,000              5          4,995           --
Bonus interest and extensions
  of debt                                --             --           15,000             15         74,985           --
Net loss for the year                    --             --             --             --             --       (2,379,623)
                                  -----------    -----------    -----------    -----------    -----------    -----------
Balance at October 31, 2001           950,000            950      4,318,686          4,319     (1,937,203)    (2,509,401)
Redemption and cancellation of
  preferred stock                    (950,000)          (950)       180,000            180      3,957,380           --
Cancellation of common stock             --             --          (50,000)           (50)            50           --
Interest expense recognized on
  beneficial conversion
  feature on notes payable               --             --             --             --          303,900           --
Issuance of common stock for:
  Bonus interest and
    extensions on debt                   --             --          148,500            149        132,493           --
  Conversion of debt                     --             --          355,000            355        354,645           --
  Services                               --             --          419,871            419        444,453           --
  Stock incentive plans                  --             --          504,539            505        453,637           --
Net loss for the year                    --             --             --             --             --       (3,086,210)
                                  -----------    -----------    -----------    -----------    -----------    -----------
Balance at October 31, 2002              --             --        5,876,596          5,877      3,709,355     (5,595,611)
Issuance of common stock for:
  Bonus interest and
    extensions on debt                   --             --          335,000            335         82,914           --
  Services                               --             --           16,000             16            944           --
  Stock incentive plans                  --             --          119,400            119        169,847           --
Interest expense recognized on
  beneficial conversion
  feature on notes payable               --             --             --             --          120,000           --
Net loss for the period                  --             --             --             --             --       (1,989,490)
                                  -----------    -----------    -----------    -----------    -----------    -----------
Balance at October 31, 2003       $      --      $      --        6,346,996    $     6,347    $ 4,083,060    $(7,585,101)

                                   (continued)


                 Videolocity International Inc. and Subsidiaries
                          (A Development Stage Company)
       UNAUDITED CONSOLIDATED CONDENSED STATEMENT OF STOCKHOLDERS' DEFICIT
        For the period May 26, 2000 (inception) through October 31, 2000, the years ended October 31, 2001,2002 and 2003
                   and for the six months ended April 30, 2004

Balance at October 31, 2003          $   --     $   --       6,346,996   $     6,347   $ 4,083,060   $(7,585,101)

Issuance of common stock for:
  Stock incentive plans                  --         --         735,200           735       104,965          --

Net loss for the period                  --         --            --            --            --        (382,132)
                                     --------   --------   -----------   -----------   -----------   -----------

Balance at January 31, 2004          $   --     $   --       7,082,196   $     7,082   $ 4,188,025   $(7,967,233)

Issuance of common stock for:
  Bonus interest and extensions on
    debt                                 --         --         611,500           612       128,089          --
  Services                               --         --         300,000           300        59,700          --
  Stock incentive plans                  --         --          10,200            10        11,440          --
  Legal settlement                       --         --          80,000            80        22,320          --
  Private placement                      --         --         500,000           500       224,500          --
  Conversion of debt                     --         --       6,429,056         6,429     1,580,851          --

Issuance of stock options for
  guarantee                              --         --            --            --          69,120          --

Net loss for the period                  --         --            --            --            --        (607,195)
                                     --------   --------   -----------   -----------   -----------   -----------
Balance at April 30, 2004            $   --     $   --      15,012,952   $    15,013   $ 6,284,045   $(8,574,428)
                                     ========   ========   ===========   ===========   ===========   ===========

         The accompanying notes are an integral part of this statement.


                 Videolocity International Inc. and Subsidiaries
                          (A Development Stage Company)
            UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

                                                                                             From May 26,
                                                                For the six months ended         2000
                                                                       April 30,              (inception)
                                                               --------------------------       Through
                                                                  2004            2003      April 30, 2004
                                                               -----------    -----------    -----------
Increase (decrease) in cash
  Cash flows from operating activities
      Net loss                                                 $  (989,327)  $ (1,124,080)  $ (8,574,428)
      Adjustments to reconcile net loss to
        net cash used in operating activities
        Minority interests                                            --             --            4,866
        Provision for bad debts                                       --          149,000        590,000
        Write off of goodwill                                         --             --          958,628
        Gain on sale of investment stock                              --             --         (338,049)
        Gain on transfer of license                                   --             --         (114,509)
        Depreciation and amortization                               12,647         12,647        131,356
        Interest expense recognized on beneficial conversion          --          120,000        423,900
        Issuance of common stock under stock plans                 117,150         19,865        746,258
        Issuance of common stock for services                       60,000           --          525,832
        Issuance of common stock for interest                      128,701         44,599        419,592
        Options issued on guarantee                                 69,120           --           69,120
        Issuance of common stock for legal settlement               22,400           --           22,400
        Changes in assets and liabilities
         Other assets                                             (104,128)        (8,952)      (208,347)
         Accounts payable and accrued liabilities                  138,086        192,534        642,018
         Accrued interest                                           44,667         86,518        421,162
                                                               -----------    -----------    -----------
           Total adjustments                                       488,643        616,211      4,294,227
                                                               -----------    -----------    -----------
           Net cash used in operating activities                  (500,684)      (507,869)    (4,280,201)
                                                               -----------    -----------    -----------
Net cash flows from investing activities -
  Investment stock and licenses, net                                  --             --          555,791
  Increase in notes receivable                                        --             --         (600,000)
  Purchase of property and equipment                                  --           (1,931)      (119,995)
                                                               -----------    -----------    -----------
           Net cash flows used in investing activities                --           (1,931)      (164,204)
                                                               -----------    -----------    -----------
Cash flows from financing activities
  Increase in notes payable                                        200,000        490,000      3,354,800
  Proceeds from lease                                              357,000           --          357,000
  Payments on lease                                                (50,890)          --          (50,890)
  Proceeds from issuance of common stock                           225,000           --        1,024,306
                                                               -----------    -----------    -----------
           Net cash provided by financing activities               731,110        490,000      4,685,216
                                                               -----------    -----------    -----------
           Net increase (decrease) in cash                         230,426        (19,800)       240,811
Cash at beginning of period                                         10,385         31,297           --
                                                               -----------    -----------    -----------
Cash at end of period                                          $   240,811    $    11,497    $   240,811
                                                               ===========    ===========    ===========
Supplemental disclosures of cash flow information
  Cash paid during the period for
    Interest                                                   $      --      $      --      $      --
    Income taxes                                                      --             --             --

Noncash investing and financing activities
  During the three months ended April 30, 2004 the Company entered into a capital lease that resulted in an increase of property and equipment totaling $606,073. Additionally, the Company converted $1,370,000 of notes payable and $217,280 of accrued interest payable into common stock.

         The accompanying notes are an integral part of these statements.

                 Videolocity International Inc. and Subsidiaries
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A - ACCOUNTING POLICIES

The information for Videolocity International Inc. (the Company) as of April 30, 2004 and for the three and six months ended April 30, 2004 and 2003 is unaudited, but includes all adjustments (consisting only of normal recurring adjustments) which in the opinion of management, are necessary to state fairly the financial information set forth therein in accordance with accounting principles generally accepted in the United States of America.

NOTE B - UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

The accompanying unaudited condensed consolidated financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America for interim financial reporting and the instructions to Form 10-QSB and Rule 10-01 of Regulation S-X. Accordingly, certain information and footnote disclosures normally included in financial statements prepared under accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such regulations. This report on Form 10-QSB for the three months and six months ended April 30, 2004 should be read in conjunction with the Company's annual report on Form 10-KSB for the fiscal year ended October 31, 2003. The results of operations for the three months and six months ended April 30, 2004 may not be indicative of the results that may be expected for the year ending October 31, 2004.

NOTE C - ORGANIZATION AND BUSINESS ACTIVITY

We are a Nevada corporation organized on November 5, 1985 under the name Pine View Technologies. On November 27, 2000 the Company's name was changed to Videolocity International, Inc. On December 4, 2000, the Company acquired
Videolocity Inc. in a transaction recorded as a recapitalization with the Company being the legal survivor and Videolocity Inc. being the accounting survivor and the operating entity. Videolocity Inc., the accounting survivor, was founded on May 26, 2000. The Company and its subsidiaries were established to develop and market systems and other products for the delivery of on demand video, high speed internet access, and other digital content to end users such as hotels, hospitals, residences, and condominiums.

At April 30, 2004, the Company was considered a development stage company as its activities had principally been related to market analysis, capital raising, development and other business planning activities and as such the Company had no revenue from its planned principal operations.

On December 1, 2000, the Company completed a reverse stock split of our issued and outstanding shares on a 0.61 share for one share basis. On March 1, 2002 the Company completed a reverse common stock split of one share for ten outstanding shares. This report has been completed showing after stock split shares from inception.

NOTE D - PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts and operations of the Company and its wholly owned subsidiaries, Videolocity Inc., Videolocity Technologies Inc., Hospitality Concierge Inc., Videolocity Direct Inc., Fifth Digit Technologies LLC and the Company's 94 percent owned subsidiary Healthcare Concierge Inc. All material intercompany accounts and transactions have been eliminated in consolidation.

                 Videolocity International Inc. and Subsidiaries
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE E - NET EARNINGS (LOSS) PER SHARE

Basic  Earnings  (Loss) Per Share (EPS) are  calculated by dividing net earnings
(loss) available to common shareholders by the weighted-average number of common shares outstanding during each period. Diluted EPS are similarly calculated, except that the weighted-average number of common shares outstanding includes common shares that may be issued subject to existing rights with dilutive potential. All common shares with dilutive potential described in Notes J, K, and L are not included in the computation of diluted loss per share for periods of net loss because to do so would be anti-dilutive.

NOTE F - INCOME TAXES

The Company has sustained net operating losses in all periods presented. There were no deferred tax assets or income tax benefits recorded in the financial statements for net deductible temporary differences or net operating loss carryforwards because the likelihood of realization of the related tax benefits cannot be established. Accordingly, a valuation allowance has been recorded to reduce the net deferred tax asset to zero. The increase in the valuation allowance was approximately $213,000 for the Quarter ended April 30, 2004 (343,000 for the six months ended April 30, 2004).

As of April 30, 2004, the Company had net operating loss carryforwards for tax reporting purposes of approximately $7,554,000 expiring through 2024.

NOTE G - NOTE RECEIVABLE

The Company has a $600,000 non-interest bearing note receivable that was due on or before February 28, 2002. The Company holds 1,000,000 shares of Merit Studios, Inc. common stock as collateral valued at $15,000 at January 31, 2004. As of April 30, 2004, the Company has recorded an allowance for bad debt totaling $590,000 against the note receivable. The Company started a legal action against Merit Studios, Inc. toward collection of the note receivable.

On May 29,  2003,  the  Company  was awarded a summary  judgment  against  Merit
Studios,  Inc.  totaling   approximately  $673,000  plus  reasonable  costs  and
attorneys fees to collect. (Note M)

NOTE H - OTHER ASSETS

At April 30, 2004, other assets consisted of the following:

                      Non trade receivables             $                20,511
                      Prepaid services and rent                          64,000
                      Promissory loan fee  (Note M)                     100,000
                                                           ---------------------
                                                        $               184,511
                                                           ---------------------

Long term other assets consists of a deposit required under a capital lease totaling $23,836.

                 Videolocity International Inc. and Subsidiaries
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE I - PROPERTY AND EQUIPMENT

At April 30, 2004, property and equipment and estimated useful lives consist of the following:

                                                     Amount       Years
                                                  -------------   -----------
Equipment                                       $       36,782    3-5
Digital Entertainment System                            83,213    5
Equipment under capital lease                          606,073    3-5
                                                  -------------
                                                       726,068
Less accumulated depreciation and amortization          67,847
                                                  -------------
                                                $      658,221
                                                  =============

NOTE J - NOTES PAYABLE

The Company originated approximately $200,000 in convertible non-interest bearing notes payable during the six months ended April 30, 2004. Of the total, $80,000 is convertible at $0.25 and $120,000 is convertible at $0.30 which was the fair market value at the dates of origination. During the quarter ended April 30, 2004 the Company converted $1,370,000 of existing notes payable to common stock.

At April 30, 2004 the Company has notes payable totaling $1,629,800 due to various individuals and companies including $125,000 to current related parties including Board of Directors and Management. Of the total, $1,264,800 is written at 8 percent simple interest and $365,000 has no stated interest rate. Interest has been imputed from the date of issuance on all non-interest bearing notes payable. Of the total notes payable $592,800 is convertible at the option of the debt holder in the following amounts: $177,800 is convertible at $1.00 per share, $85,000 is convertible at $0.30 per share, $80,000 is convertible at $0.25 per share, $65,000 is convertible at $0.22 per share, $125,000 is convertible at $0.20 per share, $60,000 is convertible at $0.15 per share. The notes payable have maturities as follows: $20,000 matured during October 2002, $435,000 matured during November 2002, $30,000 matured during January 2003,
$729,800 matured during August 2003, $25,000 matured during November 2003, $290,000 is callable on demand when the Company has secured between $2 million and $5 million in new debt or equity funding and $100,000 has no set maturity and is payable until paid in full (Note R).

The Company has outstanding options to purchase Company stock under certain of the notes originated in the following amounts: 20,000 shares at $0.50, 100,000 shares at $0.25, 302,000 shares at $0.20. All options granted in conjunction with new notes payable were granted at or above fair market value on the date the notes payable were originated.

On April 30, 2002 the Company filed a UCC-1 financing statement, with the state of Nevada, on six Provisional Patent applications held in the name of Videolocity Technologies, Inc. in favor of certain promissory note holders totaling $1,500,000 including $235,000 to current related parties. During the three months ended April 30, 2004, the Company converted a total of $535,000 of notes payable under the UCC-1 into common stock of the Company. As of April 30, 2004 there remains a total of $965,000 of notes payable under the UCC-1. The notes payable under the UCC-1 have maturities as follows: $20,000 matured during October 2002, $435,000 matured during November 2002, $30,000 matured during January 2003 and $480,000 matured during August 2003. (Note R)

                 Videolocity International Inc. and Subsidiaries
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE J - NOTES PAYABLE (CONTINUED)

On February 6th, 2003 the Company received a formal notice of default from ISOZ, LC regarding the $215,000 in notes payable to ISOZ, LC.

NOTE K - LONG TERM OBLIGATIONS

During February 2004, the Company signed a lease agreement that included approximately $606,000 in equipment and approximately $357,000 in operating capital. The lease terms require approximately $24,000 in monthly payments over a 48 month term. The lease was guaranteed by an unrelated privately held Company. The privately held Company was granted 1,000,000 options to purchase common stock at $0.20 per share that expire February 4, 2006. Additionally, if the Company's outstanding shares surpass 20,000,000 prior to February 4, 2006, the privately held Company will be granted additional options at the then current market price to purchase shares equal to 2.5 percent of the then outstanding shares of the Company. The value of the options granted for the guarantee is based on the fair value at the date of grant calculated using the Black-Scholes option-pricing model, which is more readily determinable than the value of the guarantee. Expense for the service was recognized at the time the service was rendered and the options become exercisable. Expense recognized for the period ended April 30, 2004 related to these options totaled $69,120. The equipment was recorded as equipment under capital leases.

The following is a schedule by year of future minimum payments under long term obligations, together with the present value of the net payments as of April 30, 2004:

                                        Equipment       Cash        Total
                                        ----------   ----------   ----------
2004                                    $  105,006   $   61,853   $  166,859
2005                                       180,011      106,033      286,044
2006                                       180,011      106,033      286,044
2007                                       180,011      106,033      286,044
2008                                        30,002       17,672       47,674
                                        ----------   ----------   ----------
Total minimum payments                     675,041      397,624    1,072,665
Less amount representing interest          101,104       59,378      160,482
                                        ----------   ----------   ----------
Present value of net minimum payments      573,937      338,246      912,183
Less current portion                       135,439       79,543      214,982
                                        ----------   ----------   ----------
Long-term portion                       $  438,498   $  258,703   $  697,201
                                        ==========   ==========   ==========

On October 1, 2000 the Company established a stock incentive plan to attract and retain qualified people to serve as key employees. Awards made under the plan shall be in plan units and each unit can be convertible, at the option of the participant, into one share of the Company's common stock after the vesting requirement has been satisfied. The Company reserved 1,000,000 common shares that can be issued under the plan. As of April 30, 2004, the Company has 980,784 plan units that have been awarded under the plan. Of the total awarded, 906,484 plan units have met the vesting requirement and have been converted to common stock and 74,300 plan units are subject to additional vesting requirements. During the three months ended April 30, 2004 the Company issued 10,200 shares of common stock in exchange for vested plan units resulting in compensation expense of approximately $11,450.

                 Videolocity International Inc. and Subsidiaries
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


On March 26, 2002 the Company filed an additional stock option and stock award plan, which had been approved by the shareholders of Pine View Technologies in November 2001. The purpose of the plan is to enable the Company to attract and retain qualified persons to serve as officers, directors, key employees and consultants of the Company, and to align the financial interests of these persons with those of its shareholders by providing those officers, directors, key employees and consultants with a proprietary interest in the Company's performance and progress through the award of stock options, appreciation rights or stock awards from time to time. The plan shall remain in effect for a period of five years or until amended or terminated by action of the Board. The termination of the Plan shall not affect any outstanding awards made under the Plan. The maximum number of shares of Common Stock, which may be issued pursuant to the Plan is 500,000. During the first quarter of 2004, the Board of Directors approved 30,000 shares for issuance to consultants of the Company under the plan but to date have not issued the shares. The Company has issued a total of 467,855 shares under the Plan.

Additionally, during December 2003, as an incentive and to retain current key individuals, the Board of Directors approved a total of 9,200,000 options to purchase stock outside of the plans to employees and directors that vest at various times through FY 2004. The options were issued pursuant to the Restated Articles of Incorporation approved by a majority of the stockholders on November 15, 2000. The Restated Articles of Incorporation authorizes the Board of Directors to issue, from time to time, without any vote or other action by the stockholders, of any or all shares of the Corporation of any class at any time authorized, and any securities convertible into or exchangeable for such shares, in each case to such persons and for such consideration and on such terms as the Board of Directors from time to time in its discretion lawfully may determine, provided that the consideration for the issuance of shares of stock of the corporation having par value shall not be less than such par value.

Stock-based compensation costs- SFAS No. 123, "Accounting for Stock-Based Compensation," establishes accounting and reporting standards for stock-based employee compensation plans. As permitted by SFAS No. 123, the Company accounts for such arrangements under Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, no compensation expense is recognized for stock option grants because the exercise price of the stock options equals the market price of the underlying stock on the date of grant for employees and directors.

SFAS No. 148, "Accounting for Stock-Based Compensation--Transition and Disclosure," requires disclosure in interim statements of the proforma effect on net income (loss) and earnings (loss) per share as if the Company had applied the fair value recognition provision of SFAS No. 123 to stock-based compensation. This disclosure is presented in the accompanying table.

                 Videolocity International Inc. and Subsidiaries
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                      Three months   Three months    Six months        Six months
                                          ended         ended           ended            ended
                                        April 30,     April 30,       April 30,        April 30,
                                          2004           2003           2004             2003
                                     ------------   ------------   -------------    -------------
Net earnings (loss):
As reported                          $  (607,195)   $  (417,674)   $    (989,327)   $  (1,124,080)
Proforma                             $  (942,762)   $  (417,674)   $  (1,420,055)   $  (1,124,080)

Basic earnings (loss) per share:
As reported                          $    (0.06)    $    (0.07)    $      (0.13)    $      (0.19)
Pro forma                            $    (0.10)    $    (0.07)    $      (0.18)    $      (0.19)

Diluted earnings (loss) per share:
As reported                          $    (0.06)    $    (0.07)    $      (0.13)    $      (0.19)
Pro forma                            $    (0.10)    $    (0.07)    $      (0.18)    $      (0.19)

For purposes of pro forma disclosures, the estimated fair value of the stock option is amortized to expense over the option's vesting period. The weighted-average fair value of stock options granted was $0.13 for the shares granted during the three months ended January 31, 2004. The fair value of these stock options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions:

                                           For the three months ended
                                     ---------------------------------------
                                     April 30,                     April 30,
                                       2004                          2003
                                     ----------                    ----------
Risk-free interest rate                    2.5%                          3.6%
Dividend yield                               0%                            0%
Volatility factor                          .59                           .59
Expected option term life in years         2.5                           2.1

                 Videolocity International Inc. and Subsidiaries
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes stock option activity for the six months ended April 30, 2004:

                                                                            Shares subject to            Weighted average
                                                                                 options                  exercise price
----------------------------------------------------------------------------------------------------------------------------
Outstanding at October 31, 2003                                                          94,700        $               1.04
  Granted                                                                             9,955,000        $               0.13
  Exercised                                                                           (735,200)        $               0.14
  Forfeited                                                                                 (-)        $                  -
                                                                           ---------------------        --------------------

Outstanding at January 31, 2004                                                       9,314,500        $               0.14
  Granted                                                                                     -        $                  -
  Exercised                                                                            (10,200)        $               1.12
  Forfeited                                                                                 (-)        $                  -

                                                                           ---------------------        --------------------
Outstanding at April 30, 2004                                                         9,304,300        $               0.14
                                                                           ---------------------        --------------------

Exercisable at April 30, 2004                                                         8,600,000        $               0.13
                                                                           ---------------------        --------------------

Options  outstanding  at  April  30,  2004  had  a  weighted-average   remaining
contractual life of 4.7 years and exercise prices ranging from $0.13 to $1.50 per share.

                 Videolocity International Inc. and Subsidiaries
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE M - COMMITMENTS AND CONTINGENCIES

We are engaged in various lawsuits and claims, either as plaintiff or defendant, in the normal course of business. In the opinion of management, based upon advice of counsel, the ultimate outcome of these lawsuits will not have a material impact on the Company's financial position or results of operations.

Note Receivable

On August 26, 2002 the Company's subsidiary, Healthcare Concierge Inc. filed an action in the Third District Court of Salt Lake County, Utah against Merit Studios, Inc. The action seeks $600,000 that is owed by Merit Studios to Healthcare Concierge pursuant to a promissory note executed in consideration for the reconveyance to Merit Studios of two license agreements (Note G). During June 2003 the Company received notification of a summary judgment from the Third District Court of Salt Lake County. The Court ordered that judgment be entered in the Company's favor totaling approximately $673,000 which includes the original note receivable plus accrued interest and some other small amounts. It was further ordered that the judgment shall be augmented in the amount of reasonable costs and attorney's fees in collecting the judgment

Redeemable Preferred Stock

During December 2000, the Company issued 950,000 shares of series A preferred stock for the purchase of 5th Digit Technologies, LLC. During 2002, the Company exchanged 600,000 of the outstanding series A preferred shares for 180,000 common shares of the Company. A legal action was filed against the holder of the remaining 350,000 preferred shares outstanding, alleging misrepresentation of the technology acquired as part of the purchase of 5th Digit Technologies, LLC. On January 24, 2002 the outstanding 350,000 preferred shares were tendered for liquidation at $5.00 per share and were subsequently deposited with the court pending the outcome of the legal action. On April 11, 2002 the Third Judicial District Court, Salt Lake County, signed a Default Judgment against the holder of the outstanding 350,000 preferred shares ordering cancellation of the shares. It was further determined that any and all redemption or other rights vested in and related to the shares be voided. The 350,000 preferred shares were cancelled on April 12, 2002. Subsequently, the decision of the Third Judicial District Court was set aside. On March 15, 2004, we reached a settlement agreement on the redeemable preferred stock. The settlement agreement included the Company issuing 80,000 shares of common stock and total payments of $70,000 payable as follows: $10,000 at execution of the agreement and $5,000 per month beginning May 1, 2004 and continuing until paid in full.

Promissory Loan Agreement

On June 2, 2003, the Company signed a ten percent simple interest promissory note with an unrelated privately held company where the privately held company was to provide $5,000,000 in operating funds to the Company. The terms of the note provided that the Company pay a two percent fee totaling $100,000 for arranging the loan. Terms of repayment included interest on a quarterly basis and the balance of the note at the end of thirty-six months. Additionally, the privately held company would receive one seat on the Board of Directors until such time as the promissory note was paid in full.

After weeks of delays and promises regarding funding, the privately held company signed an addendum to the original note promising funding of the note by September 19, 2003. When the funding was not met according to the addendum, the privately held company signed a second addendum promising funding of the note by

                 Videolocity International Inc. and Subsidiaries
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE M - COMMITMENTS AND CONTINGENCIES (CONTINUED)

Promissory Loan Agreement (continued)

November 10, 2003. After months of delays, and the privately held company not fulfilling the terms of the original agreement and/or the signed addendums the Company filed a multi count civil complaint against the privately held company. The $100,000 fee is included in other assets at April 30, 2004 pending outcome of the complaint. Management, based on the advice of legal counsel, believes that at a minimum the $100,000 is recoverable in its action against the privately held company. The privately held company filed a motion with the Court to dismiss the complaints filed by the Company. This motion to dismiss was denied by the Court on March 12, 2004.

NOTE N - EQUITY LINE OF CREDIT AGREEMENT

On May 28, 2002 the Company finalized an Equity Line of Credit Agreement, with Cornell Capital Partners, LP, a New Jersey-based domestic investment fund. Under the Equity Line, Videolocity had the right, but not the obligation, to require Cornell Capital to purchase shares of Videolocity common stock up to a maximum amount of $20,000,000 over a 24-month period. There was no minimum draw down although the Company could make draws, as provided below, during the term of the Equity Line.

Pursuant to terms of the Equity Line, we were required to file with the SEC a registration statement covering the shares to be acquired by Cornell Capital Partners. The 24-month term commenced on the effective date of the registration statement. The purchase price of the shares was 95% of the lowest closing bid price of the Company's common stock during the five consecutive trading days immediately following receipt of the Company's notice of its intent to make a draw. The Company could make up to four draws per month at a maximum $250,000 per draw. In addition to the shares to be issued under the Equity Line, the Company included in its registration statement an additional 300,000 shares issued to Cornell Partners and the Placement Agent in connection with the execution of the Equity Line. During May 2004, the Company signed a new agreement with Cornell Capital Partners (Note R). The Company will be discontinuing action on the prior Equity Line of Credit agreement and will file a new SB-2 to register shares under the new agreement replacing the prior Equity Line of Credit Agreement.

NOTE O - SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

Current officers and directors have made 8.0 percent loans to the Company totaling approximately $125,000. Additionally, the Company has accounts payable totaling approximately $58,000 due to a director. As of April 30, 2004, Directors and Executive Officers of the Company hold approximately 14 percent of the outstanding shares.

NOTE P - RECENT ACCOUNTING PRONOUNCEMENTS

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements

                 Videolocity International Inc. and Subsidiaries
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE Q - GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has incurred losses since its inception and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. The Company's product is ready for immediate deployment, although the Company needs to obtain capital, either long-term debt or equity to continue the implementation of its overall business plan. In this regard, management is proposing to raise necessary additional funds not provided by its planned operations through loans and/or through additional sales of its common stock. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE R - SUBSEQUENT EVENTS

Notes Payable

As of June 14, 2004 approximately $1,239,800 of notes payable are past due. Management is currently in discussions with certain note holders pursuing extensions and/or conversions.

Standby Equity Distribution Agreement

The Company entered into a new standby equity distribution agreement with Cornell Capital Partners, LP, a New Jersey-based domestic investment fund. The agreement  was  completed  in May 2004.  Pursuant  to the  terms of the  funding agreement with Cornell Capital, Videolocity has the right, but not the obligation, to require Cornell Capital to purchase shares of the company's common stock in amounts up to $1 million per month to a maximum of $20 million over the 24 months following the effective date. The equity drawdowns are entirely at Videolocity's discretion and the agreement does not require minimum drawdowns. The drawdowns are subject to an effective registration statement with the United States Securities and Exchange Commission covering the resale of the shares. The effective date of the agreement is the date that the Securities and Exchange Commission first declares a registration statement effective registering the resale of the securities. As consideration for Cornell to enter into the agreement the Company issued a $390,000, 5% convertible debenture. The principal and interest are due during May 2007. At the Company's option, the principal and interest due can be repaid or converted to common stock at a rate of 250% of the current closing bid price of the common stock as listed on a principal market as quoted by Bloomberg L.P. or 100% of the lowest closing bid price of the Company's common stock for the three trading days immediately preceding the conversion date. At the holder's option, they may convert to the Company's stock until paid in full. The Company may redeem all or a portion of the outstanding principal at a redemption price of 120% multiplied by the portion of the principal sum being redeemed plus any accrued and unpaid interest.

MADSEN & ASSOCIATES, CPA's INC.                           684 East Vine St, #3
Certified Public Accountants and Business Consultants       Murray, Utah 84107
                                                        Telephone 801-268-2632
                                                              FAX 801-262-3978

Board of Directors
Videolocity International, Inc. and Subsidiaries
Park City, Utah

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have audited the accompanying balance sheet of Videolocity International, Inc. and Subsidiaries (development stage company) at October 31, 2003 and the related statement of operations, stockholders' deficit. and cash flows for the years ended October 31, 2003 and 2002 and the period May 26, 2000 (date of inception) to October 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis. evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Videolocity International, Inc. and Subsidiaries at October 31, 2003 and the related statement of operations, for the years ended October 31, 2003 and 2002 and the period May 26, 2000 to October 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company will need additional working capital for its planned activity and to service its debt, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in the notes to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

s\ Madsen & Associates, CPA's Inc.
----------------------------------
Salt Lake City, Utah

March 16, 2004

                 Videolocity International Inc. and Subsidiaries
                          (A Development Stage Company)
                           CONSOLIDATED BALANCE SHEET

                                October 31, 2003

                                                  ASSETS

CURRENT ASSETS
  Cash                                                                        $    10,385
  Accounts receivable, net of allowance for bad debts of $590,000                  10,000
  Other assets-advance deposits                                                   104,219
                                                                              -----------
    Total current assets                                                          124,604

PROPERTY AND Equipment, at cost, net                                               64,795
                                                                              -----------

                                                                              $   189,399
                                                                              ===========

                                  LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
  Accounts payable                                                            $   207,701
  Accrued liabilities                                                             296,231
  Accrued interest payable                                                        376,495
  Notes payable - related parties                                                 260,000
  Notes payable                                                                 2,539,800
                                                                              -----------
    Total current liabilities                                                   3,680,227

MINORITY INTERESTS                                                                  4,866

COMMITMENTS AND CONTINGENCIES (Notes C, E, F, H, J, and K)                           --

STOCKHOLDERS' DEFICIT
  Common stock, $0.001 par value; 50,000,000 shares authorized,
    6,346,996 issued and outstanding                                          $     6,347
  Preferred stock, $0.001 par value; 1,000,000 shares authorized,
    none outstanding                                                                 --
  Additional paid-in capital                                                    4,083,060
  Deficit accumulated during the development stage                             (7,585,101)
                                                                              -----------
    Total stockholders' deficit                                                (3,495,694)
                                                                              -----------
                                                                              $   189,399
                                                                              ===========

         The accompanying notes are an integral part of this statement.


                 Videolocity International Inc. and Subsidiaries
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                      Cumulative
                                                                                      From May 26,
                                                                                         2000
                                                                                     (inception)
                                                         Year ended     Year ended     Through
                                                         October 31,    October 31,  October 31,
                                                            2003           2002          2003

Revenue                                                 $      --      $      --      $      --
                                                        -----------    -----------    -----------
Operating expenses
  Salaries, payroll taxes and employee benefits             887,603      1,082,169      2,700,185
  Professional fees and consultants                         151,059        699,652      1,064,120
  Directors compensation through stock incentive plan          --           95,000         95,000
  Rent                                                       45,000         78,000        208,305
  Other                                                      49,994        126,581        487,802
  Technology development consulting                         178,986        175,528        375,474
  Bad debts                                                 149,000        191,000        590,000
  Write off of goodwill                                        --             --          958,628
  Utilities                                                  22,933         22,929         69,277
  Travel and conventions                                     23,466         43,766        166,009
  Gain on transfer of license agreement                        --             --         (114,509)
  Depreciation and amortization                              25,294         24,150        118,704
                                                        -----------    -----------    -----------

    Total operating expenses                              1,533,335      2,538,775      6,718,995
                                                        -----------    -----------    -----------

Operating loss                                           (1,533,335)    (2,538,775)    (6,718,995)

Interest and beneficial conversion                         (456,155)      (547,263)    (1,204,867)

Gain on sale of investment stock, net                          --             --          338,049

Interest income                                                --             --            5,578

Minority interests                                             --             (172)        (4,866)
                                                        -----------    -----------    -----------

  Loss before income taxes                               (1,989,490)    (3,086,210)    (7,585,101)

Income taxes                                                   --             --             --
                                                        -----------    -----------    -----------

  NET LOSS                                              $(1,989,490)   $(3,086,210)   $(7,585,101)
                                                        ===========    ===========    ===========

Loss per share - basic and diluted (Note G)             $     (0.33)   $     (0.61)
                                                        ===========    ===========
Weighted-average shares outstanding -
  basic and diluted  (Note G)                             6,075,933      5,104,808
                                                        ===========    ===========

         The accompanying notes are an integral part of this statement.

                 Videolocity International Inc. and Subsidiaries
                          (A Development Stage Company)
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

        For the period May 26, 2000 (inception) through October 31, 2000, and for the years ended October 31, 2001, October 31, 2002 and October 31, 2003
                                                                                                                      Deficit
                                                                                                                    Accumulated
                                                Preferred Stock                Common Stock            Additional    during the
                                          --------------------------    --------------------------      paid-in      Development
                                             Shares       Amount           Shares         Amount        capital         Stage
                                          -----------    -----------    -----------    -----------    -----------    -----------
Balance at May 26, 2000 (inception)              --      $      --             --      $      --      $      --      $      --
Issuance of common stock                         --             --          640,610            641         85,685           --
Net loss for the period                          --             --             --             --             --         (129,778)
                                          -----------    -----------    -----------    -----------    -----------    -----------
BBalance at October 31, 2000                      --             --         640,610            641         85,685       (129,778)

Issuance of preferred stock                   950,000            950           --             --          949,050           --
Issuance of common stock for
  acquisition of Videolocity, Inc.               --             --        3,028,076          3,028        386,092           --
Provision for redemption value of
  preferred stock                                --             --             --             --       (3,957,380)          --
Issuance of common stock for:
  Services                                       --             --           20,000             20         19,980           --
  Cash                                           --             --          610,000            610        499,390           --
  Stock incentive plans                          --             --            5,000              5          4,995           --
  Bonus interest and extensions of debt          --             --           15,000             15         74,985           --
Net loss for the year                            --             --             --             --             --       (2,379,623)
                                          -----------    -----------    -----------    -----------    -----------    -----------
Balance at October 31, 2001                   950,000            950      4,318,686          4,319     (1,937,203)    (2,509,401)

Redemption and cancellation of
  preferred stock                            (950,000)          (950)       180,000            180      3,957,380           --
Cancellation of common stock                     --             --          (50,000)           (50)            50           --
Interest expense recognized on
  beneficial conversion feature on
  notes payable                                  --             --             --             --          303,900           --
Issuance of common stock for:
  Bonus interest and extensions on debt          --             --          148,500            149        132,493           --
  Conversion of debt                             --             --          355,000            355        354,645           --
  Services                                       --             --          419,871            419        444,453           --
  Stock incentive plans                          --             --          504,539            505        453,637           --
Net loss for the year                            --             --             --             --             --       (3,086,210)
                                          -----------    -----------    -----------    -----------    -----------    -----------
BBalance at October 31, 2002                      --             --        5,876,596          5,877      3,709,355     (5,595,611)

Interest expense recognized on
  beneficial conversion feature on
  notes payable                                  --             --             --             --          120,000           --
Issuance of common stock for:
  Bonus interest and extensions on debt          --             --          335,000            335         82,914           --
  Services                                       --             --           16,000             16            944           --
  Stock incentive plans                          --             --          119,400            119        169,847           --
Net loss for the year                            --             --             --             --             --       (1,989,490)
                                          -----------    -----------    -----------    -----------    -----------    -----------
Balance at October 31, 2003                      --      $      --        6,346,996    $     6,347    $ 4,083,060    $(7,585,101)
                                          ===========    ===========    ===========    ===========    ===========    ===========

         The accompanying notes are an integral part of this statement.


                Videolocity International, Inc. and Subsidiaries
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                  Cumulative
                                                                                                     From
                                                                                                 May 26, 2000
                                                                                                  (inception)
                                                                    Year ended     Year ended       Through
                                                                    October 31,    October 31,     October 31,
                                                                       2003           2002           2003
                                                                    -----------    -----------    -----------
Increase (decrease) in cash
Cash flows from operating activities
  Net loss                                                          $(1,989,490)   $(3,086,210)   $(7,585,101)
  Adjustments to reconcile net loss to net cash used in operating activities
    Provision for depreciation and amortization                          25,294         24,150        118,709
    Provision for bad debts                                             149,000        191,000        590,000
    Gain on sale of investment stock                                       --             --         (338,049)
    Gain on transfer of license                                            --             --         (114,509)
    Provision for write-off of goodwill                                    --             --          958,628
    Interest expense recognized on beneficial conversion                120,000        303,900        423,900
    Issuance of stock for interest, net                                  83,249        132,642        290,891
    Issuance of stock for services                                          960        444,402        465,832
    Issuance of stock under stock plans                                 169,966        454,142        629,108
    Minority interests                                                     --             (172)         4,866
    Changes in assets and liabilities
      Other assets                                                     (101,319)         1,832       (104,219)
      Accrued liabilities                                               214,829         81,402        296,231
      Accounts payable                                                  108,125        (43,547)       207,701
      Accrued interest                                                  250,405        111,841        376,495
                                                                    -----------    -----------    -----------

        Total adjustments                                             1,020,509      1,701,592      3,805,584
                                                                    -----------    -----------    -----------

        Net cash used in operating activities                          (968,981)    (1,384,618)    (3,779,517)
                                                                    -----------    -----------    -----------
Cash flows from investing activities
  Purchase of property and equipment                                     (1,931)       (39,296)      (119,995)
  Investment stock and Licenses, net                                       --             --          565,190
  Acquisition costs of goodwill                                            --             --           (9,399)
  Increase in notes receivable                                             --             --         (600,000)
                                                                    -----------    -----------    -----------

    Net cash used in investing activities                                (1,931)       (39,296)      (164,204)
                                                                    -----------    -----------    -----------

                                   (continued)


                Videolocity International, Inc. and Subsidiaries
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (CONTINUED)

                                                                                                  Cumulative
                                                                                                     From
                                                                                                 May 26, 2000
                                                                                                  (inception)
                                                                    Year ended      Year ended       Through
                                                                    October 31,     October 31,    October 31,
                                                                       2003            2002           2003
                                                                    -----------    -----------    -----------
Cash flow from financing activities
  Increase in notes payable                                             950,000      1,454,800      3,154,800
  Issuance of stock for cash                                               --             --          799,306
                                                                    -----------    -----------    -----------

    Net cash provided by financing activities                           950,000      1,454,800      3,954,106
                                                                    -----------    -----------    -----------

    Net increase (decrease) in cash                                     (20,912)        30,886         10,385

Cash at beginning of period                                              31,297            411           --
                                                                    -----------    -----------    -----------

Cash at end of period                                               $    10,385    $    31,297    $    10,385
                                                                    ===========    ===========    ===========

Supplemental disclosures of cash flow information
  Cash paid during the period for
    Interest                                                        $      --      $      --     $       --
    Income taxes                                                           --             --             --


Noncash investing and financing activities

During 2002, approximately $355,000 of notes payable were converted to common stock.




         The accompanying notes are an integral part of this statement.

                Videolocity International, Inc. and Subsidiaries
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                October 31, 2003

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

1. Organization and business activity. Videolocity International, Inc. (the Company) is a Nevada corporation organized on November 5, 1985 under the name Pine View Technologies. On November 27, 2000 the Company's name was changed to Videolocity International, Inc. On December 4, 2000, the Company acquired Videolocity Inc. in a transaction recorded as a recapitalization of the Company with the Company being the legal survivor and Videolocity Inc. being the accounting survivor and the operating entity. Videolocity, Inc., the accounting survivor, was founded on May 26, 2000. After the recapitalization, approximately 82 percent of the outstanding shares of the Company were held by former shareholders of Videolocity, Inc. The Company and its subsidiaries were established to develop and market systems for the delivery of video, high speed internet access, and other content to end users such as hotels, hospitals, and condominiums on demand.

At October 31, 2003 the Company was considered a development stage company as its activities had principally been related to market analysis, capital raising, development and other business planning activities and, as such, the Company has had no revenue from its planned principal operations.

On December 1, 2000, the Company completed a reverse stock split of our issued and outstanding shares on a 0.61 share for one share basis. On March 1, 2002 the Company completed a reverse common stock split of one share for ten outstanding shares. This report has been completed showing after stock split shares from inception.

2. Principles of consolidation. The consolidated financial statements include the accounts and operations of the Company and its wholly owned subsidiaries, Videolocity Inc., Videolocity Technologies Inc., Hospitality Concierge Inc., Videolocity Direct, Inc., Fifth Digit Technologies, LLC. and the Company's 94 percent owned subsidiary Healthcare Concierge, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

3. Use of estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenditures during the reporting periods. Actual results could differ from those estimates.

4. Revenue recognition. The Company will be installing the equipment needed to deliver digital entertainment, video on demand, games and informational content to selected end users such as hotels, hospitals, and condominiums. The Company plans to recognize pay-per-view revenue at the time of viewing, net of estimated denials. In addition to video and games on demand, revenue from high-speed internet access will be recognized in the period when access is provided.

Revenue from other subscriber services will be recognized in the period that services are delivered. Revenue from the licensing of digital entertainment systems will be recognized when the equipment is installed and operable and there are no future obligations.

                Videolocity International, Inc. and Subsidiaries
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                October 31, 2003

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

5. Depreciation and amortization. Property and equipment are stated at cost. Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. The straight-line method of depreciation is followed for financial reporting purposes. Accelerated methods of depreciation are used for tax purposes.

6. Cash and cash equivalents. The Company considers all highly liquid debt instruments with an original maturity of three months or less when purchased to be cash equivalents.

7. Fair value of  financial  instruments.  The carrying  value of the  Company's
cash,  accounts  receivable,   accounts  payable,  accruals  and  notes  payable
approximate their fair values due to their short-term nature.

8. Income taxes. The Company utilizes the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recorded, when it is more likely than not that such tax benefits will not be realized.

9. Research and development costs. The Company conducts research and development to develop new products or product improvements/enhancements. Research and development costs have been charged to expense as incurred.

10. Stock options. The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock options as allowed under FASB Statement 123, "Accounting for Stock-Based Compensation" (SFAS 123).

11. Concentrations. Financial instruments that potentially subject the Company to significant concentration of credit risk consists of a note receivable.

12. Loss per share. Basic earnings (loss) per share (EPS) are calculated by dividing net earnings (loss) available to common shareholders by the weighted-average number of common shares outstanding during each period. Diluted EPS are similarly calculated, except that the weighted-average number of common shares outstanding includes common shares that may be issued subject to existing rights with dilutive potential. All common shares with dilutive potential described in Notes E and H are not included in the computation of diluted loss per share for periods of net loss because to do so would be anti-dilutive.

13. Advertising costs. Advertising and marketing costs are expensed as incurred.

14. Reclassifications. Certain reclassifications have been made to the 2002 financial statements to conform with the 2003 presentation.

                Videolocity International, Inc. and Subsidiaries
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                October 31, 2003

NOTE B - GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has sustained losses of $7,585,101 from May 26, 2000 (inception) through October 31, 2003 including a loss of $1,989,490 for the year ended October 31, 2003. Current liabilities exceed current assets by $3,555,623 at October 31, 2003. The Company is a development stage enterprise and has not generated revenue from operations from May 26 (inception) through October 31, 2003, which raises substantial doubt about the Company's ability to continue as a going concern.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its current obligations on a continuing basis, to obtain financing, to acquire additional capital from investors, and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence. The Company's product is ready for immediate deployment, although the Company needs to obtain capital, either long-term debt or equity to continue the implementation of its overall business plan. The Company plans on pursuing the additional capital necessary to continue its overall business plan.

NOTE C - TRANSFER OF LICENSE AGREEMENTS AND NOTE RECEIVABLE

On October 27, 2000, the Company entered into a technology license agreement with Merit Studios, Inc. pertaining to Merit's proprietary compression technology as it applies to the compression and delivery of video and other content. On May 29, 2001, the Company, through its subsidiary Healthcare Concierge Inc., entered into an additional technology license agreement with Merit Studios, Inc., pertaining to Merit's proprietary compression technology for all aspects and applications in addition to the video application previously licensed.

On October 31, 2001 (amended on November 2, 2001), the Company, through its subsidiary Healthcare Concierge Inc., agreed to sell and reassign the two license agreements to Merit Studios Inc. The terms of the agreement included a $600,000 non-interest bearing note receivable due to Healthcare Concierge Inc. within 120 days from October 31, 2001 and the reassignment of 1,000,000 common shares of Merit Studios Inc. held by Videolocity Inc. The shares in Merit Studios Inc. will be held as security until the note receivable is paid.

The $600,000 non-interest bearing note receivable that the Company received from Merit Studios, Inc. in the reassignment of the two license agreements has been subsequently reduced by an allowance for bad debt totaling $590,000 reducing the note receivable to the value of the collateral. The Company started a legal action against Merit Studios, Inc. toward collection of the note receivable.

On May 29,  2003,  the  Company  was awarded a summary  judgment  against  Merit
Studios,  Inc.  totaling   approximately  $673,000  plus  reasonable  costs  and
attorneys fees to collect.

                Videolocity International, Inc. and Subsidiaries
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                October 31, 2003

NOTE D - PROPERTY AND EQUIPMENT

Property and equipment, at cost, and estimated useful lives are as follows:

                                                           Amount       Years
                                                           ------       -----

       Equipment                                         $   36,782       3-5
       Digital Entertainment System                          83,213         5
                                                         ----------     -----
                                                            119,995

       Less accumulated depreciation and amortization        55,200
                                                         ----------
                                                         $   64,795
                                                         ==========

The Company capitalized approximately $33,000 of purchased software during the year ended October 31, 2002 that is included in Digital Entertainment System. These costs were application development stage external direct costs to purchase internal-used software. This software is being amortized over its useful life of approximately 5 years. Costs incurred during preliminary project stages were expensed as incurred.

NOTE E - NOTES PAYABLE

At October 31, 2003, the Company has notes payable totaling $2,799,800 due to various individuals and companies including $260,000 to current related parties including Board of Directors and Management. Of the total, $1,749,800 is written at 8 percent simple interest, $100,000 is written at 12 percent simple interest and $950,000 has no stated interest rate. Of the total notes payable $1,077,800 is convertible at the option of the debt holder at the following amounts:
$177,800 is convertible at $1.00 per share, $100,000 is convertible at $0.25 per share, $65,000 is convertible at $0.22 per share, $675,000 is convertible at $0.20 and $60,000 is convertible at $0.15 per share. The notes payable have maturities or have been extended as follows: $20,000 matured during October 2002, $435,000 matured during November 2002, $30,000 matured during January 2003, $100,000 matured during July 2003, $1,264,800 matured during August 2003, $75,000 matured during November 2003, $75,000 matures during April 2004, $175,000 matures during June 2005, $375,000 is callable on demand when the Company has secured five million in new debt or equity funding and $250,000 has no set maturity and is payable until paid in full.

The Company originated approximately $950,000 in non-interest bearing notes payable during the year ended October 31, 2003 with $750,000 of the total being convertible at the option of the debt holder. The conversion amount was less than the market price of the stock on the date of issuance for $400,000 of the notes payable and was convertible from the date of issuance which results in a beneficial conversion feature. The beneficial conversion feature was recorded as an additional non-cash charge to interest expense and was recognized in the period when the debt became convertible. For the year ended October 31, 2003 the beneficial conversion feature resulted in an increase of interest expense of $120,000 ($303,900 in 2002). The Company also granted options to purchase Company stock under certain of the notes originated during 2003 in the following amounts: 20,000 shares at $0.50, 100,000 shares at $0.25, 302,000 shares at
$0.20, and 40,000 shares at $0.15. All options granted in conjunction with new notes payable were granted at or above fair market value on the date the notes payable was originated. Interest has been imputed from the date of issuance on the non-interest bearing notes payable.

                Videolocity International, Inc. and Subsidiaries
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                October 31, 2003

On April 30, 2002 the Company filed a UCC-1 financing statement, with the state of Nevada, on six Provisional Patent applications held in the name of Videolocity Technologies, Inc. in favor of certain promissory note holders totaling $1,500,000 including $235,000 to current related parties. The notes payable under the UCC-1 have maturities or have been extended under the UCC-1 as follows: $20,000 matured during

October 2002, $435,000 matured during November 2002, $30,000 matured during January 2003 and $1,015,000 matured during August 2003.

On February 6th, 2003 the Company received a formal notice of default from ISOZ, LC regarding the $215,000 in notes payable to ISOZ, LC.

NOTE F - INCOME TAXES

The Company has sustained losses in all periods presented. Consequently, there is no income tax provision or benefit for the periods presented. Reconciliation of income taxes computed at the federal statutory rate and income tax expense are as follows:

                                                                                          Cumulative from
                                                                                              May 28,
                                                                                          2000 (inception)
                                                    Year ended         Year ended             Through
                                                    October 31,        October 31,           October 31,
                                                       2003               2002                  2003
                                                    -----------        -----------          -----------
Current
  Federal income taxes at statutory rate              $  (676,427)       $(1,049,252)       $(2,578,934)
  State income taxes net of federal benefit               (61,591)           (91,811)          (250,308)
Change in valuation allowance                             696,048          1,037,737          2,688,336
Other                                                      41,970            103,326            140,906
Deferred                                                     --                 --                 --
                                                      -----------        -----------        -----------
Total                                                 $       --         $      --          $      --
                                                      ===========        ===========        ===========

                Videolocity International, Inc. and Subsidiaries
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                October 31, 2003

Deferred taxes consist of the following:

                                                 Year ended         Year ended
                                                 October 31,        October 31,
                                                    2003               2002
                                                ------------        -----------
Current deferred taxes
Allowance for doubtful accounts                 $    220,070        $   164,493
                                                ------------        -----------
    Total                                            220,070            164,493
Less valuation allowance                         (2,688,336)        (1,992,288)
                                                ------------        -----------

  Total                                          (2,468,266)        (1,827,795)
Long term deferred taxes
  Accumulated depreciation                           (8,267)            (7,054)
  Net operating losses                             2,476,533          1,834,849
                                                ------------        -----------

    Total                                       $  2,468,266        $ 1,827,795
                                                ------------        -----------
                                                          --                 --
                                                ============        ===========

There were no deferred tax assets or income tax benefits recorded in the financial statements for net deductible temporary differences or net operating loss carryforwards because the likelihood of realization of the related tax benefits cannot be established. Accordingly, a valuation allowance has been recorded to reduce the net deferred tax asset to zero. The increase in the valuation allowance was $696,048 for the year ended October 31, 2003, ($1,037,737 for the year ended October 31, 2002, $885,842 for the year ended October 31, 2001 and $2,688,336 for the period May 28, 2000 (inception) through October 31, 2003).

As of October 31, 2002, the Company had net operating loss carryforwards for tax reporting purposes of approximately $6,640,000 expiring through 2023.

NOTE G - LOSS PER SHARE

The following data show the amounts used in computing net earnings (loss) per common share, including the effect on net earnings (loss) for preferred stock dividends. For 2001, earnings (loss) applicable to common stock includes a noncash imputed dividend to the preferred shareholders. The imputed dividend equals the accretion of the redemption value on the Preferred Stock.

                Videolocity International, Inc. and Subsidiaries
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                October 31, 2003

                                                                                    May 26,
                                                                                2000 (inception)
                                                                                    Through
                                                     Year ended October 31,       October 31,
                                                      2003            2002            2003
                                                 ----------------------------    ------------

Net earnings (loss)                              $ (1,989,490)   $ (3,086,210)   $ (7,585,101)
Imputed dividends on preferred stock                     --              --        (3,957,380)
                                                 ------------    ------------    ------------

Net earnings (loss) applicable to common stock   $ (1,989,490)   $ (3,086,210)   $(11,542,481)
                                                 ============    ============    ============

The following data was used in computing loss per share:

                                                                                          May 26,
                                                                                           2000
                                                                                        (inception)
                                                          Year ended     Year ended       Through
                                                          October 31,    October 31,    October 31,
                                                            2003           2002            2003
                                                          ---------      ---------      ---------
Shares outstanding entire period                          5,876,596      4,318,686      4,278,686
Net weighted-average shares issued during period            199,337        786,122        769,242
                                                          ---------      ---------      ---------
Weighted average number of common shares
  and dilutive potential common shares
  used in diluted EPS                                     6,075,933      5,104,808      5,047,928
                                                          =========      =========      =========


Shares issued in connection with the recapitalization have been included in the calculation of loss per share as though they were outstanding from inception. All common shares with dilutive potential described in Notes E and H are not included in the computation of diluted loss per share for periods of net loss because to do so would be anti-dilutive.

Earnings (loss) per share - basic and diluted

                                                                    Year ended          Year ended       From May 26, 2000
                                                                   October 31,          October 31,           Through
                                                                       2003                2002            Oct. 31, 2003
                                                                   ------------         ------------        -----------
Earnings (loss) before imputed dividend                            $     (0.33)         $     (0.61)        $     (1.51)
Imputed dividend - (accretion)                                             --                   --                (0.78)
                                                                   ------------         ------------        -----------
Earnings (loss) per share attributable to common shareholders
  - basic and diluted                                              $     (0.33)         $     (0.61)        $     (2.29)
                                                                   ============         ============        ===========

                Videolocity International, Inc. and Subsidiaries
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                October 31, 2003

NOTE H - STOCK INCENTIVE PLANS

On October 1, 2000 the Company established a stock incentive plan to attract and retain qualified key employees. The Company reserved 1,000,000 common shares that can be issued under the plan. Awards made under the plan are issued in units with each unit being convertible into one share of common stock at the option of the holder. The plan units vest, generally, over three years as specified in each individual grant. The individual units are issued with a strike price of $0.00. Accordingly, compensation expense is incurred by the Company over the vesting periods and is calculated using the stock price on the grant date times the number of shares vesting. During 2003, the Company recognized approximately $170,000 ($37,500 during 2002) of compensation expense with the issuance of 119,400 (36,684 during 2002) shares of stock under vesting schedules. Changes in the Company's stock incentive plan units are as follows:

                                                                    Weighted-
                                                                   grant date
                                                                   fair value
                                                    Plan units    per plan unit
                                                   -----------    -------------
Outstanding at May 26 (inception)                         --        $      --
  Granted                                                 --               --
  Vested                                                  --               --
  Canceled or expired                                     --               --
                                                   -----------      -----------

Outstanding at October 31, 2000                           --               --
  Granted                                            490,833             1.13
  Vested                                             (5,000)             1.00
                                                   -----------      -----------

Outstanding at October 31, 2001                      485,833             1.14
  Granted                                            185,400             1.08
  Vested                                            (36,684)             1.35
  Canceled or expired                              (416,249)             1.01
                                                   -----------      -----------

Outstanding at October 31, 2002                      218,300             1.30
  Granted                                                 --               --
  Vested                                           (119,400)             1.45
  Canceled or expired                                (4,200)             1.40
                                                   -----------      -----------

Outstanding at October 31, 2003                       94,700             1.04
                                                   ===========

                Videolocity International, Inc. and Subsidiaries
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                October 31, 2003

The plan units vest at various dates ranging from May 2003 through November 2005. A further summary of information related to options outstanding at October 31, 2003 is as follows:

                                                                     Weighted Average               Weighted Average
Range of Exercise                          Number                  Remaining Contractual             Exercise Price
Prices                            Outstanding / Exercisable            Life (Years)             Outstanding / Exercisable
---------------------             -------------------------        ---------------------        -------------------------
       $0.70 to 1.00                         34,000 / -                        2.00                      $0.70 / -
        1.01 to 1.30                         55,000 / -                        1.25                       1.20 / -
        1.31 to 1.57                          5,700 / -                        1.50                       1.50 / -
                                            -------------               -------------                  -------------
                                             94,700 / -                        1.54                       1.04 / -

As permitted under accounting principles generally accepted in the United States of America, grants to employees under the Plan and other grants to employees of options are accounted for following APB Opinion No. 25 and related Interpretations. Had compensation cost for the Plan been determined based on the grant date fair values of awards using the Black-Scholes option pricing model, reported net earnings (loss) and earnings (loss) per common share would have been changed to the pro forma amounts shown below.

                                                                                                               Cumulative
                                                                                                                  from
                                                                                                                 May 28,
                                                                                                                  2000
                                                                                                               inception)
                                                                            Year ended        Year ended         Through
                                                                            October 31,       October 31,      October 31,
                                                                               2002              2001               2002
                                                                            -----------       -----------      -----------
Net earnings (loss):
As reported                                                                 $(1,989,490)      $(3,086,210)     $(7,585,101)
Proforma                                                                    $(1,989,490)      $(3,086,210)     $(7,585,101)

Basic earnings (loss) per share:
As reported                                                                      $(0.33)           $(0.61)          $(2.29)
Pro forma                                                                        $(0.33)           $(0.61)          $(2.29)

Diluted earnings (loss) per share:
As reported                                                                      $(0.33)           $(0.61)          $(2.29)
Pro forma                                                                        $(0.33)           $(0.61)          $(2.29)

Weighted average fair value per plan unit granted during the year                   $  -            $ 1.08

                Videolocity International, Inc. and Subsidiaries
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                October 31, 2003

On March 26, 2002 the Company filed an additional stock option and stock award plan, which had been approved by the shareholders of Pine View Technologies in November 2001 as part of the merger with Videolocity, Inc. The purpose of the plan is to enable the Company to attract and retain qualified persons to serve as officers, directors, key employees and consultants of the Company, and to align the financial interests of these persons with those of its shareholders by providing those officers, directors, key employees and consultants with a proprietary interest in the Company's performance and progress through the award of stock options, appreciation rights or stock awards from time to time.

The plan shall remain in effect for a period of five years or until amended or terminated by action of the Board. The termination of the Plan shall not affect any outstanding awards made under the Plan. The maximum number of shares of Common Stock, which may be issued pursuant to the Plan is 500,000. The Company records expense as options vest based on the fair market value of the stock at the date of individual grants. The Company issued 467,855 shares under the Plan during the year ended October 31, 2002 and recorded approximately $417,000 of expense related to the issuance. At October 31, 2003 there are no additional shares granted.

NOTE I - RELATED PARTY TRANSACTIONS

As of October 31, 2003 the Company has 8% notes payable to current directors, and officers totaling $260,000. Additionally, the Company has 8% notes payable totaling $215,000 to a private entity of which a former director is the manager. The Company also has accounts payable totaling $57,750 due to directors at October 31, 2003 ($17,500 at October 31, 2002). Additionally, the Company has included approximately $219,000 of accrued payroll due to certain officers of the Company within accrued liabilities at October 31, 2004. As of October 31, 2003 officers and directors of the Company own approximately 15% of the outstanding stock.

During the fiscal year ended October 31, 2002 the Company paid approximately $32,500 to a former director for office space ($22,500 in the fiscal year ended October 31, 2001).

A former director of the Company caused the voluntary contribution and cancellation of 50,000 shares.

                Videolocity International, Inc. and Subsidiaries
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                October 31, 2003

NOTE J - EQUITY LINE OF CREDIT AGREEMENT

On May 28, 2002 Videolocity International, Inc. finalized an Equity Line of Credit Agreement, with Cornell Capital Partners, LP, a New Jersey-based domestic investment fund. Under the Equity Line, Videolocity has the right, but not the obligation, to require Cornell Capital to purchase shares of Videolocity common stock up to a maximum amount of $20,000,000 over a 24-month period. There is no minimum draw down although Videolocity may make draws, as provided below, during the term of the Equity Line.

Pursuant to terms of the Equity Line, Videolocity is required to file with the SEC a registration statement covering the shares to be acquired by Cornell Partners. The 24-month term commences on the effective date of the registration statement. The Company is currently working toward completion of the registration. The purchase price of the shares will be 95% of the lowest closing bid price of Videolocity common stock during the five consecutive trading days immediately following receipt of the Company's notice of its intent to make a draw. Videolocity may make up to four draws per month at a maximum $250,000 per draw. In addition to the shares to be issued under the Equity Line, Videolocity will include in its registration statement an additional 300,000 shares being issued to Cornell Partners and the Placement Agent in connection with the execution of the Equity Line.

NOTE K - COMMITMENTS AND CONTINGENCIES

Redeemable Preferred Stock

During December 2000 the Company issued preferred stock for the purchase of 5th Digit Technologies, LLC. During 2002, the Company exchanged 600,000 of the outstanding preferred shares for 180,000 common shares of the Company. A legal action was filed against the holder of the remaining 350,000 preferred shares outstanding, alleging misrepresentation of the technology acquired as part of the purchase of 5th Digit Technologies, LLC. On January 24, 2002 the 350,000 then outstanding preferred shares were tendered for liquidation at $5.00 per share and were subsequently deposited with the court pending the outcome of the legal action.

On April 11, 2002 the Third Judicial District Court, Salt Lake County, signed a Default Judgment against the holder of the outstanding 350,000 preferred shares ordering cancellation of the shares. It was further adjudged and decreed that any and all redemption or other rights vested in and related to the shares be voided. The 350,000 preferred shares were cancelled on April 12, 2002. Subsequently, the decision of the Third Judicial District Court was set aside (Note L).

Promissory Loan Agreement

On June 2, 2003, the Company signed a ten percent simple interest promissory note with an unrelated privately held Company where the privately held Company was to provide $5,000,000 in operating funds to the Company. The terms of the note provided that the Company pay a two percent fee totaling $100,000 for arranging the loan. Terms of repayment included interest on a quarterly basis and the balance of the note at the end of thirty-six months. Additionally, the privately held Company would receive one seat on the Board of Directors until such time as the promissory note was paid in full.

                Videolocity International, Inc. and Subsidiaries
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                October 31, 2003

After weeks of delays and promises regarding funding, the privately held Company signed an addendum to the original note promising funding of the note by September 19, 2003. When the funding was not met according to the addendum, the privately held Company signed a second addendum promising funding of the note by November 10, 2003. After months of delays, and the privately held Company not fulfilling the terms of the original agreement and/or the signed addendums the Company filed a multi count civil complaint against the privately held company. The $100,000 fee is included in advance deposits at October 31, 2003 pending outcome of the complaint. Management, based on the advice of legal counsel, believes that at a minimum the $100,000 is recoverable in its action against the privately held company (Note L).

The Company is engaged in various other lawsuits and claims, either as plaintiff or defendant, in the normal course of business. In the opinion of management, based upon advice of counsel, the ultimate outcome of these lawsuits will not have a material impact on the Company's financial position or results of operations.

NOTE L - SUBSEQUENT EVENTS

Notes Payable

As of February 29, 2004 approximately $1,924,800 of notes payable are past due. Management is currently in discussions with the note holders pursuing extensions and/or conversions. During March 2004, $600,000 of notes payable was converted to 2,900,000 shares of common stock pursuant to the convertible terms of the notes payable.

Operating lease

During February 2004, the Company signed an operating lease agreement totaling approximately $989,000 which includes approximately $632,000 in equipment and approximately $357,000 in operating capital. The lease terms require approximately $25,000 in monthly payments over a four year term. The lease was guaranteed by an unrelated privately held Company. The privately held Company was granted 1,000,000 options to purchase common stock at $0.20 per share that expire February 4, 2006. Additionally, if the Company's outstanding shares surpass 20,000,000 prior to February 4, 2006, the privately held Company will be granted additional options at the then current market price to purchase shares equal to 2.5 percent of the then outstanding shares of the Company.

Promissory Loan Agreement (Note K)

The privately held company filed a motion with the Court to dismiss the complaints filed by the Company. This motion to dismiss was denied by the Court on March 12, 2004.

On March 15, 2004, we reached a settlement agreement on the redeemable preferred stock referred to in Note K of the consolidated financial statements. The settlement agreement includes the Company issuing 80,000 shares of common stock and payments totaling $70,000 payable as follows: $10,000 at execution of the agreement and $5,000 per month beginning May 1, 2004 and continuing until paid in full.

Stock incentive Plans

On December 4, 2003, the Board of Directors approved the issuance of 725,000 plan units to employees and consultants under the Videolocity, Inc. 2000 Stock Incentive Plan (Note H). The Board of Directors also approved the issuance of 30,000 shares to consultants under the Videolocity International, Inc. 2002 Stock option and stock award plan (Note H). Additionally, the Board of Directors approved a total of 9,200,000 options to employees and Directors that vest according to various individual employee contracts.


==================================================================================================

We have not authorized any dealer, salesperson or other person to provide any information or make any representations about Videolocity except the information or representations contained in this prospectus. You should not rely on any additional information or representations if made.

          -----------------------
This  prospectus  does not  constitute an offer to               ---------------------
sell,  or a  solicitation  of an  offer to buy any
securities:                                                            PROSPECTUS

     o   except the common  stock  offered by this               ---------------------
         prospectus;

     o in any jurisdiction in which the offer or solicitation is not authorized;

     o   in any  jurisdiction  where the dealer or
         other  salesperson  is not  qualified  to         19,314,099 Shares of Common Stock
         make the offer or solicitation;

     o   to any person to whom it is  unlawful  to
         make the offer or solicitation; or                 VIDEOLOCITY INTERNATIONAL, INC.

     o   to any person who is not a United  States
         resident    or   who   is   outside   the
         jurisdiction of the United States.

The   delivery   of   this   prospectus   or   any
accompanying sale does not imply that:

     o   there have been no changes in the affairs
         of Videolocity  Solutions  after the date                 ______________, 2004
         of this prospectus; or

     o   the   information   contained   in   this
         prospectus  is correct  after the date of
         this prospectus.

            -----------------------

Until  _________,   2004,  all  dealers  effecting
transactions in the registered securities, whether
or not participating in this distribution,  may be
required  to  deliver  a  prospectus.  This  is in
addition to the obligation of dealers to deliver a
prospectus when acting as underwriters.

=================================================================================================

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify directors and officers of Videolocity from and against certain claims arising from or related to future acts or omissions as a director or officer of Videolocity. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Videolocity pursuant to the foregoing, or otherwise, Videolocity has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.


ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. Videolocity will pay all expenses in connection with this offering.

         Securities and Exchange Commission Registration Fee     $      1,982.15
         Printing and Engraving Expenses                         $      2,500.00
         Accounting Fees and Expenses                            $     15,000.00
         Legal Fees and Expenses                                 $     50,000.00
         Miscellaneous                                           $     15,517.85

         TOTAL                                                   $     85,000.00


ITEM 26.  SALES OF UNREGISTERED SECURITIES

         During the past three years the registrant has issued the following securities without registration under the Securities Act of 1933:

         On December 4, 2000, we issued 3,028,076 shares of common stock to the 27 shareholders of Videolocity, Inc. to acquire that entity. On December 4, 2000, we also sold an aggregate of 610,000 shares of common stock to ten sophisticated investors for $500,000. The proceeds were used to further our business plan and for general corporate expenses. No underwriter was involved in the transactions and the shares were issued or sold by us directly to the shareholders and investors. In August 2001, we issued 15,000 shares of common stock as additional consideration and bonus interest on certain secured notes issued by us. Also in August 2001, we issued 20,000 shares to Millennium International LLC, a Company that provides business consulting and advisor services to various Companies, for services pursuant to a public relations agreement. The services provided by Millenium were provided in full and we no longer have an agreement with Millenium International.

         In November 2001, we issued 50,000 shares to WAJ Enterprises L.C. as additional consideration for a $300,000 loan to Videolocity. Also in November 2001, we issued 53,500 shares to five individuals including two of our Board of Directors as consideration and bonus interest for extending the due date of secured notes. In December 2001, we issued an additional 10,000 shares to Millennium International pursuant to its agreement for services. In February 2002, we issued an aggregate of 180,000 shares of our common stock to three persons in exchange for 600,000 shares of our Series A Preferred Stock, initially issued pursuant to our acquisition of 5th Digit Technologies, LLC. In March we issued 50,000 shares to Greenwood Tech pursuant to its agreement to provide assistance, introductions, and coordination for services related to our fund-raising. In June and July 2002, we issued a total of 45,000 shares of our common stock to seventeen persons/companies as consideration and bonus interest for extending the due date of the secured notes. Also, in June 2002 we issued 325,000 shares to three persons/companies pursuant to agreements for services. In August 2002 we issued 355,000 shares to two persons for conversion of notes payable.

         During November 2002, we issued 24,000 shares to eight people as consideration and bonus interest for extending the due date of notes payable. During March 2003, we issued 50,000 shares to an individual, during April 2003, we issued 83,500 shares to twelve people/companies, during May 2003, we issued 20,000 shares, and during June 2003 we issued 157,500 shares as consideration and bonus interest for origination and/or extending the due date of notes payable. During August 2003, we issued 16,000 shares to Ballard Investments LLC pursuant to an agreement to provide advertising services to Videolocity. The services were provided in full during FY 2003.

         Subsequent to October 31, 2003, we have issued 565,000 shares as consideration for and/or bonus interest under notes payable. We have also issued 2,900,000 shares upon conversion of convertible notes payable that existed at October 31, 2003.

         During the three months ended April 30, 2004, we issued an aggregate of 7,930,756 shares of common stock. Of that total, 611,500 shares were issued as consideration for and/or bonus interest under notes payable to 15 entities and/or individuals, 300,000 shares were issued as consideration for services, 80,000 shares were issued as partial payment under a legal settlement, and 500,000 shares were issued to an accredited investor in a private placement. We also issued 6,429,056 shares of stock in conversion of notes payable and related accrued interest to eight individuals/entities.

         All of the aforementioned shares were issued without registration under the Securities Act of 1933 in reliance on the exemption from such registration requirements provided by Section 4(2) of that Act. The shares were issued without general advertising or solicitation and purchasers acknowledged that they were acquiring restricted securities which had not been registered under the Securities Act. Certificates representing the shares bear the usual and customary restricted stock legend.

         Additionally, during the three months ended April 30, 2004 we issued 10,200 shares to employees under the Videolocity, Inc. 2000 Stock Incentive Plan. These shares were subject to a registration statement filed with the SEC on July 31, 2001.

         All of the aforementioned shares were issued without registration under the Securities Act of 1933 in reliance on the exemption from such registration requirements provided by Section 4(2) of that Act. The shares were issued without general advertising or solicitation and purchasers acknowledged that they were acquiring restricted securities which had not been registered under the Securities Act. Certificates representing the shares bear the usual and customary restricted stock legend.

Exhibit No.         Description of Exhibit
-----------         ----------------------

2.1(1)              Agreement  and  Plan  of   Reorganization   With  Pine  View
                    Technologies, Inc. Dated as of November 15, 2000

2.2(2)              Articles  of  Merger   Between  Pine  View  Merger  Co.  and
                    Videolocity, Inc. Dated December 1, 2000

3.1(3)              Amended and Restated Articles of Incorporation

3.2(4)              By-Laws

3.3(5)              Designation  of Rights,  Preferences  and Privileges for the
                    Series   B   Voting    Preferred    Stock   of   Videolocity
                    International, Inc.

5.1(9)              Opinion of Counsel

10.1(6)             License  Agreement  Between   Videolocity,   Inc.  (formerly
                    Moviesonline, Inc.) and Merit Studios, Inc. dated October 27, 2000

10.1(a)(4)          Amended  and  Restated  License  Agreement  [Video]  between
                    Videolocity Direct, Inc. and Merit Studios, Inc. dated effective as of October 27, 2000

10.2(4)             Services Agreement between Videolocity  International,  Inc.
                    and Sinclair-Davis Filing Trading Corp. dated as of April 26, 2001

10.3(5) Additional Technology License Agreement dated May 29, 2001, between Videolocity Direct, Inc. and Merit Studios, Inc.

10.4(6)             Equity  Line  of  Credit   Agreement  with  Cornell  Capital
                    Partners, L.P.

10.5(6) Registration Rights Agreement with Cornell Capital Partners, L.P. related to Equity Line of Credit Agreement

10.6(6) Escrow Agreement with Cornell Capital Partners, L.P., Butler Gonzalez LLP and First Union National Bank, related to Equity Line of Credit Agreement

10.7(6) Placement Agent Agreement with Westrock Advisors, Inc., related to Equity Line of Credit Agreement

10.8(6)             Employment Agreement with Robert E. Holt

10.9(6)             Employment Agreement with Martin P. Senn

10.10(6)            Lease of Prospector Square Facility and Extension

10.11(6)            UCC-1 Security Agreement

10.12(6) Amendment to Agreement of Purchase and Reassignment with Merit Studios, Inc.

10.13(6)            Employment Agreement with Cortney Taylor

10.14(6)            Settlement Agreement with 5th Digit, LLC and Istream TV

10.15(6)            Strategic    Alliance    Agreement    with   OnSat   Network
                    Communications

10.16(6)            Tech Flex Funding Dealer Marketing Agreement

10.17(6)            Value Added Reseller Agreement with Viator Networks, Inc.

10.18(6)            Specimen promissory note

10.19(8)            Standby Equity Distribution Agreement

10.20(8)            Compensation Debenture

10.21(8)            Registration Rights Agreement

10.22 (9)           Placement   agent   agreement  with   Newbridge   Securities
                    Corporation

16.1(7)             Letter regarding change in certifying accountant

23.1(10)            Consent of Leonard Neilson, Esq.

23.2(9)             Consent of Madsen & Associates, CPAs, Inc.

--------------------------------------

(1) Incorporated by reference to the Form 10-KSB for the fiscal year ended October 31, 2000.
(2) Incorporated by reference to the registration statement on Form S-18 filed with the Commission, SEC file no. 33-2310-D.
(3) Incorporated by reference to the Form 10-QSB for the period ended January 31, 2001.
(4) Incorporated by reference to the Form 10-QSB for the period ended April 30, 2001.
(5) Incorporated by reference to the Form 10-QSB for the period ended July 31, 2001.
(6) Filed as exhibit to Form 10-SB registration statement.
(7) Filed as  exhibit to Form 8-K  Current  Report  Dated  March 10,  2004.
(8) Incorporated by reference to the Form 10-QSB for the period ended April 30, 2004.
(9) Provided herewith.
(10) Incorporated by reference to Exhibit 5.1.

Item 28.  Undertakings

         The undersigned registrant hereby undertakes:

                  (1       To  file,  during  any  period  in which it offers or
sells securities, a post-effective amendment to this registration statement to:

                           (i)  Include  any  prospectus  required  by  Sections
10(a)(3) of the Securities Act of
1933 (the "Act");

                           (ii)  Reflect in the  prospectus  any facts or events
arising after the effective date of
the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii)  Include  any  additional  or changed  material
information on the plan of
distribution;

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

                  (3)      To   remove   from   registration   by   means  of  a
post-effective amendment any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on July 9, 2004, 2004.

Date:    July 9, 2004                       VIDEOLOCITY INTERNATIONAL, INC.


                                              By:      /s/ Robert E. Holt
                                                       -------------------------
                                              Name:    Robert E. Holt
                                                       -------------------------
                                              Title:   President
                                                       -------------------------


         In accordance with the Securities Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

         In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature                                      Title                                               Date
---------                                      -----                                               ----


By:      /s/ Bennie Williams                   Chairman and Director                               July 9, 2004
   ---------------------------------
         Bennie Williams


By:      /s/ Larry R. McNeill                  Director                                            July 9, 2004
   ---------------------------------
         Larry R. McNeill


By:      /s/ Robert E. Holt                    President and Director                              July 9, 2004
   ---------------------------------------     (Principal Executive Officer)
         Robert E. Holt


By:      /s/ Dan Driscoll..                                                                        July 9, 2004
   ---------------------------------
         Dan Driscoll                          Director


By:      /s/ Cortney L. Taylor                 C.F.O.                                              July 9, 2004
   ---------------------------------           (Principal Financial and Accounting Officer)
         Cortney L. Taylor